Exhibit 10.5

DEED OF LEASE

By and Between

MEPT COURTHOUSE TOWER, LLC

(“Landlord”)

and

OPOWER, INC.

(“Tenant”)

* * * * * *

Courthouse Tower

1515 N. Courthouse Road

Arlington, Virginia

DEED OF LEASE

THIS DEED OF LEASE (this “Lease”) is made as of Nov 3, 2010 (the “Effective Date”), by and between

“Landlord”	MEPT COURTHOUSE TOWER, LLC, a Delaware limited liability company

and

“Tenant”	OPOWER, INC., a Delaware corporation

TABLE OF CONTENTS

SECTION 1: DEFINITIONS	1
Access Laws	1
Additional Rent	1
Base Rent	1
Brokers	1
Building	2
Business Day	2
Claims	2
Commencement Date	2
Effective Date	2
ERISA	2
Estimated Operating Costs Allocable to the Premises	2
Events of Default	2
Force Majeure Event	2
Governmental Agency	2
Governmental Requirements	2
Green Agency Ratings	2
Hazardous Substance(s)	3
Land	3
Landlord	3
Landlord’s Agents	3
Lease Memorandum	3
Lease Security Deposit	3
Lease Term	3
Lender	3
Manager	3
Manager’s Address	3
Operating Costs	3
Operating Costs Allocable to the Premises	3
Parking Ratio	3
Permitted Use	3
Premises	3
Prepaid Rent	4
Prime Rate	4

i

Property Taxes		4
Rent Commencement Date		4
Restrictions		4
Telecommunication Facilities		4
Telecommunication Services		4
Tenant		4
Tenant Alterations		5
Tenant Improvement Allowance		5
Tenant Improvements		5
Tenant’s Agents		5
Tenant’s Pro Rata Share (Operating Costs)		5
Tender Date		5
Year		5
SECTION 2: PREMISES AND TERM		5
2.1	Lease of Premises	5
2.2	Lease Term	5
2.3	Improvements	5
2.4	Tender Date	6
2.5	Temporary Premises Prior to the Commencement Date	7
2.6	Lease Memorandum	8
2.7	Use and Conduct of Business	9
2.8	Compliance with Governmental Requirements and Rules and Regulations	9
2.9	Sustainable Building Operations	10
SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE		10
3.1	Payment of Rental	10
3.2	Base Rent	10
3.3	Lease Security Provisions	10
3.4	Additional Rent	13
3.5	Utilities	20
3.6	Holdover	21
3.7	Late Charge	22
3.8	Default Rate	22
SECTION 4: MANAGEMENT AND LEASING PROVISIONS		22
4.1	Maintenance and Repair by Landlord	22
4.2	Maintenance and Repair by Tenant	23
4.3	Common Areas/Security	23
4.4	Tenant Alterations	24
4.5	Tenant’s Work Performance	26
4.6	Surrender of Possession	27
4.7	Removal of Property	27
4.8	Access	28
4.9	Damage or Destruction	28
4.10	Condemnation	30
4.11	Parking	30
4.12	Indemnification	31

4.13	Tenant Insurance	32
4.14	Landlord’s Insurance	33
4.15	Waiver of Subrogation	33
4.16	Assignment and Subletting by Tenant	33
4.17	Assignment by Landlord	37
4.18	Estoppel Certificates and Financial Statements	37
4.19	Modification for Lender	38
4.20	Hazardous Substances	38
4.21	Access Laws	39
4.22	Quiet Enjoyment	40
4.23	Signs	40
4.24	Subordination	42
4.25	Brokers	43
4.26	Limitation on Recourse	43
4.27	Mechanic’s Liens and Tenant’s Personal Property Taxes	43
SECTION 5: DEFAULT AND REMEDIES		44
5.1	Events of Default	44
5.2	Remedies	45
5.3	Right to Perform	47
5.4	Landlord’s Default	47
5.5	Tenant’s “Self-Help” Rights	47
SECTION 6: MISCELLANEOUS PROVISIONS		49
6.1	Notices	49
6.2	Attorneys’ Fees and Expenses	49
6.3	No Accord and Satisfaction	49
6.4	Successors; Joint and Several Liability	50
6.5	Choice of Law	50
6.6	No Waiver of Remedies	50
6.7	Offer to Lease	50
6.8	Force Majeure Event	50
6.9	Severability; Captions	51
6.10	Interpretation	51
6.11	Incorporation of Prior Agreement; Amendments	51
6.12	Authority	51
6.13	Time of Essence	51
6.14	Survival of Obligations	52
6.15	Consent to Service	52
6.16	Landlord’s Authorized Agents	52
6.17	Waiver of Jury Trial	52
6.18	Option to Extend	52
6.19	Right of First Offer	54
6.20	Tenant’s Termination Option	56

LISTING OF EXHIBITS

Exhibit A	Legal Description of the Land
Exhibit B	Drawing Showing Location of the Premises
Exhibit B-1	Drawing Showing Location of the Temporary Premises
Exhibit C	Work Agreement
Exhibit D	Form of Lease Memorandum
Exhibit E	Rules and Regulations
Exhibit F	Location and Description of Exterior Building Sign
Exhibit G	Schedule of Cleaning Services
Exhibit H	Form of Letter of Credit

SECTION 1: DEFINITIONS

Access Laws: The Americans With Disabilities Act of 1990 (including the Americans with Disabilities Act Accessibility Guidelines for Building and Facilities) and all other Governmental Requirements relating to the foregoing.

Additional Rent: Defined in paragraph captioned “Additional Rent”.

Base Rent: The monthly amount of Base Rent and the portion of the Lease Term during which such monthly amount of Base Rent is payable shall be determined from the following table. For convenience and ease of reference, the annual rental rate for the computation of Base Rent and the annual Base Rent are also set forth in tabular form with the annual Base Rent equaling the monthly Base Rent installment multiplied by twelve. In the case of any conflict or inconsistency between the Monthly Base Rent installment and the other illustrative figures set forth in tabular form or in any computations utilizing such figures, the monthly Base Rent installment so specified shall be controlling and conclusive.

Applicable Portion of Lease Term		Rate Per Rentable	Annual Base		Monthly Base Rent Installment
Beginning	Ending	Sq. Ft./Annum	Rent		(annual ÷ 12)
On the Rent Commencement Date (hereinafter defined)	On the last day of the twelfth (12th) full calendar month of the Lease Term	$41.75	$1,758,843.96	*	$146,570.33
On the first day of the thirteenth (13th) full calendar month of the Lease Term	On the last day of the twenty-fourth (24th) full calendar month of the Lease Term	$43.00	$1,811,504.04		$150,958.67
On the first day of the twenty-fifth (25th) full calendar month of the Lease Term	On the last day of the thirty-sixth (36th) full calendar month of the Lease Term	$44.29	$1,865,849.16		$155,487.43
On the first day of the thirty-seventh (37th) full calendar month of the Lease Term	On the last day of the forty-eighth (48th) full calendar month of the Lease Term	$45.62	$1,921,879.32		$160,156.61
On the first day of the forty-ninth (49th) full calendar month of the Lease Term	On the last day of the sixtieth (60th) full calendar month of the Lease Term	$46.99	$1,979,594.76		$164,966.23
On the first day of the sixty-first (61st) full calendar month of the Lease Term	On the last day of the sixty-third (63rd) full calendar month of the Lease Term	$48.40	$2,038,995.24	*	$169,916.27

[* on an annualized basis]

Brokers: Tenant was represented in this transaction by Jones Lang LaSalle Brokerage, Inc., a licensed real estate broker. Landlord was represented in this transaction by LPC Commercial Services, Inc., a licensed real estate broker.

Building: The building located on the Land at 1515 N. Courthouse Road, Arlington, Virginia, commonly known as Courthouse Tower and containing approximately 246,929 rentable square feet, of which (a) approximately 232,795 rentable square feet is office space and (b) approximately 14,134 rentable square feet is retail space.

Business Day: Calendar days, except for Saturdays and Sundays and holidays when banks are closed in Arlington County, Virginia.

Claims: An individual and collective reference to any and all claims, demands, damages, injuries, losses, liens, liabilities, penalties, fines, lawsuits, actions, other proceedings and reasonable, actual and documented expenses (including reasonable attorneys’ fees and expenses incurred in connection with the proceeding whether at trial or on appeal).

Commencement Date: The earlier to occur of: (a) the date on which Tenant takes beneficial occupancy of the Premises or (b) the date which is sixty (60) days following the Tender Date (hereinafter defined).

Effective Date: The date on which this Lease has been executed and delivered by each party hereto, which date shall be set forth in the preamble hereof.

ERISA: The Employee Retirement Income Security Act of 1974, as now or hereafter amended, and the regulations promulgated under it.

Estimated Operating Costs Allocable to the Premises: Defined in paragraph 3.4.6 of this Lease (captioned “Additional Definitions”).

Events of Default: One or more of those events or states of facts defined in paragraph 5.1 of this Lease (captioned “Events of Default”).

Force Majeure Event: Defined in paragraph 6.8.

Governmental Agency: The United States of America, the state in which the Land is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency having jurisdiction over the Land and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Land.

Governmental Requirements: Any and all statutes, ordinances, codes, laws, rules, regulations (including zoning regulations), orders and directives of any Governmental Agency as now or later amended.

Green Agency Ratings: Any one or more of the following ratings (as same may be in effect or amended or supplemented from time to time): the U.S. EPA’s Energy Star® rating and/or Design to Earn Energy Star, the Green Building Initiative’s Green Globes TM for Continual Improvement of Existing Buildings (“Green GlobesTM-CIEB”), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (“LEED”) rating system, LEED EBOM (existing buildings operations and maintenance) and any applicable substitute third party or government mandated or approved rating systems.

Hazardous Substance(s): Asbestos, PCBs, petroleum or petroleum-based chemicals or substances, urea formaldehyde or any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later defined, classified, listed, designated or regulated as hazardous, toxic or radioactive by any Governmental Agency.

Land: The land upon which the Building is located in Arlington County, Virginia, as legally described in Exhibit A attached to this Lease.

Landlord: The trust named on the first page of this Lease, or its successors and assigns as provided in paragraph 4.17 of this Lease (captioned “Assignment by Landlord”).

Landlord’s Agents: The trustee of and consultants and advisors to the Landlord and employees of the foregoing.

Lease Memorandum: Defined in paragraph 2.6 of this Lease (captioned “Lease Memorandum”).

Lease Security Deposit: The letter of credit delivered by Tenant to Landlord as described in paragraph 3.3 of this Lease (captioned, “Lease Security Provisions”).

Lease Term: Commencing on the Commencement Date and ending on the last day of the sixty-third (63rd) full calendar month of the Lease Term.

Lender: Defined in paragraph 5.4 of this Lease (captioned “Landlord’s Default”).

Manager: LPC Commercial Services, Inc., or its replacement as specified by written notice from Landlord to Tenant.

Manager’s Address: 1515 N. Courthouse Road, Suite 100, Arlington, Virginia 22201, which address may be changed by written notice from Landlord to Tenant.

Operating Costs: Defined in subparagraph 3.4.6 of this Lease (captioned “Additional Definitions”).

Operating Costs Allocable to the Premises: Defined in paragraph captioned “Additional Rent”.

Parking Ratio: 1.9 non-reserved parking spaces per 1,000 rentable square feet of the Premises (for a total of 80 non-reserved parking spaces).

Permitted Use: All lawful general business office uses, so long as such use is (i) permitted by all Governmental Requirements applicable to the Building, and (ii) consistent with the uses which are typically undertaken in office buildings of a quality, size and condition comparable to the Building located in Arlington, Virginia market.

Premises: The portion of the Building located on the seventh (7th) and eighth (8th) floors of the Building which is depicted on the plan attached as Exhibit B. Landlord and Tenant agree that the Premises contains approximately 42,128 rentable square feet of space, measured in accordance with the standard BOMA Method of Measurement (ANSI-1996). The foregoing number of rental square feet shall be final, conclusive and controlling.

Prepaid Rent: $146,570.33, to be applied toward Base Rent for the first month in which full Base Rent is due.

Prime Rate: Defined in paragraph 3.8 of this Lease (captioned “Default Rate”).

Property Taxes: (a) Any form of ad valorem real or personal property tax or assessment imposed by any Governmental Agency on the Land, Building or related improvements; (b) any other form of tax or assessment, license fee, license tax, tax or excise on rent or any other levy, charge, expense or imposition made or required by any Governmental Agency on any interest of Landlord in such Land, Building, or related improvements; (c) any fee for services charged by any Governmental Agency for any services such as fire protection, street, sidewalk and road maintenance, refuse collection, school systems or other services provided or formerly provided to property owners and residents within the immediate area of the Land; (d) any governmental impositions allocable to or measured by the area of any or all of such Land, Building or related improvements or the amount of any base rent, additional rent or other sums payable under any lease for any or all of such Land, Building or related improvements; (e) any gross receipts or other excise tax allocable to, measured by or a function of any one or more of the matters referred to in clause (d); (f) any impositions by any Governmental Agency on any transaction evidenced by a lease of any or all of such Land, Building or related improvements or charge with respect to any document to which Landlord is a party creating or transferring an interest or an estate in any or all of such Land, Building or related improvements; and (g) any increase in any of the foregoing based upon construction of improvements or change of ownership of any or all of such Land, Building or related improvements. Property Taxes shall not include taxes on Landlord’s net income, gift, excise, succession inheritance taxes, estate taxes or franchise taxes. There shall be excluded from the definition of Property Taxes any taxes based on increases in assessed value of the Land or Building which is based exclusively on an increase in the physical size of the Building or the Land.

Rent Commencement Date: The date which is one hundred twenty (120) days following the Commencement Date.

Restrictions: Any covenants, conditions and restrictions applicable to the Land.

Telecommunication Facilities: Equipment, facilities, apparatus and other materials utilized for the purpose of electronic telecommunication, including cable, switches, wires, conduit and sleeves.

Telecommunication Services: Services associated with electronic telecommunications, whether in a wired or wireless mode. Basic voice telephone services are included within this definition.

Tenant: The person or entity(ies) named on the first page of this Lease.

Tenant Alterations: Defined in paragraph 4.4 of this Lease (captioned “Tenant Alterations”).

Tenant Improvement Allowance: Landlord’s contribution to the cost of Tenant Improvements (including architectural, engineering, permitting and space planning fees), which maximum shall not exceed One Million One Hundred Fifty-Eight Thousand Five Hundred Twenty Dollars ($1,158,520.00).

Tenant Improvements: Defined in the Work Agreement attached hereto as Exhibit C (the “Work Agreement”).

Tenant’s Agents: Tenant’s employees, officers, directors, members, agents and contractors.

Tenant’s Pro Rata Share (Operating Costs): Eighteen and 10/100 percent (18.10%), which shall be final, conclusive and controlling during the Lease Term for all purposes.

Tenant’s Pro Rata Share (Property Taxes): Seventeen and 06/100 percent (17.06%), which shall be final, conclusive and controlling during the Lease Term for all purposes.

Tender Date: The date on which Landlord tenders possession of the Premises to Tenant, which is anticipated to occur on July 1, 2011.

Year: A calendar year commencing January 1 and ending December 31 or that portion of the calendar year which occurs within the Lease Term.

SECTION 2: PREMISES AND TERM

2.1 Lease of Premises. Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, upon the terms and conditions set forth in this Lease.

2.2 Lease Term. The Lease Term shall be for the period stated in the definition of that term, unless earlier terminated as provided in this Lease.

2.3 Improvements.

2.3.1 Landlord shall deliver the Premises to Tenant on the Tender Date in a vacant, clean condition with all physical injury or damage to the Premises (exclusive of normal wear and tear or damage to carpeting or cosmetic elements of the Premises) repaired and all property from previous occupants removed (unless otherwise approved in advance by Tenant), without (a) any obligation on Landlord’s part to undertake any improvements or alterations therein; or (b) any representations or warranties regarding the condition thereof. Notwithstanding the foregoing, Tenant shall, at Tenant’s sole cost and expense, subject to application of the Tenant Improvement Allowance, construct in the Premises the Tenant Improvements described in the Work Agreement in accordance with the terms of the Work Agreement. In the event that Landlord and Tenant have not finally agreed upon the scope and details of the Tenant Improvements as of the date of execution of this Lease, Tenant’s submissions to Landlord of plans and specifications detailing such work shall be subject to Landlord’s written approval in accordance with the Work Agreement. The Tenant Improvements shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, except to the extent that any component of the Tenant Improvements is structural in nature or affects, or involves a change that materially affects the base Building or any of the base Building systems (including without limitation the plumbing, electric, HVAC, mechanical or life safety systems) therein, which Tenant Improvements shall be approved or rejected by Landlord in its sole discretion. The Tenant Improvements shall comply with all applicable building codes, laws and regulations (including, without limitation, Access Laws), shall not require any changes to or modifications of any of the mechanical, electrical, plumbing or other systems of the Building, and shall otherwise be constructed in strict accordance with the terms of the Work Agreement.

2.3.2 The cost of all design, architectural and engineering work, construction costs, construction supervision, contractor’s overhead and profit, licenses and permits, and all other costs and expenses incurred in connection with the Tenant Improvements shall be at Tenant’s sole cost and expense, subject to the application of the Tenant Improvement Allowance as more fully set forth in the Work Agreement. Landlord shall pay the Tenant Improvement Allowance as provided in the Work Agreement. All costs incurred in respect of the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid by Tenant as more fully set forth in the Work Agreement.

2.3.3 Tenant shall use commercially reasonable efforts to ensure that the Tenant Improvements are designed in a manner consistent with Landlord’s commercially reasonable sustainability practices and certain Green Agency Ratings (as determined by Landlord in its sole discretion exercised in good faith), including without limitation the SMACNA “IAQ Guidelines for Occupied Buildings under Construction” 1995, Chapter 3. Tenant shall use commercially reasonable efforts to obtain and maintain LEED for Commercial Interiors certification with respect to the Tenant Improvements, and Tenant shall register the Premises with the U.S. Green Building Council prior to completion of the Contract Documents (as defined in the Work Agreement).

2.4 Tender Date. Provided Tenant has delivered to Landlord evidence satisfactory to Landlord that all insurance required to be carried by Tenant and its contractor hereunder is effective, Tenant shall have access to the Premises immediately upon the occurrence of the Tender Date; provided, however, Tenant shall not be entitled to make any alterations or improvements to the Premises until the Tenant’s Plans (as defined in the Work Agreement) have been finally approved by Landlord in accordance with the terms of the Work Agreement. Except for purposes of constructing the Tenant Improvements in accordance with terms of the Work Agreement, Tenant shall not be permitted to occupy the Premises for purposes of conducting its business therein or for any other purpose, unless and until Tenant delivers to Landlord a certificate of occupancy which shall be obtained by Tenant at Tenant’s sole cost and expense. If Landlord notifies Tenant that the Premises are otherwise available for Tenant to take possession thereof, but Tenant is not permitted to take possession of the Premises because Tenant has failed to deliver to Landlord evidence reasonably satisfactory to Landlord that all insurance required hereunder to be carried by Tenant and its contractor is effective, then (a) Landlord shall be deemed to have tendered possession of the Premises to Tenant, (b) neither the Commencement Date nor the Rent Commencement Date shall be delayed as a result thereof, and (c) Tenant shall be entitled to access the Premises when such evidence of insurance has been delivered to Landlord. Between the Tender Date and the day immediately preceding the Rent

Commencement Date, all terms and provisions of this Lease shall be in full force and effect, except that Tenant shall not be obligated to pay any (i) Base Rent, or (ii) Additional Rent pursuant to paragraph 3.4, below. Notwithstanding any contrary provision contained in this Lease, in the event the Tender Date has not occurred on or before January 1, 2012 (the “Delay Termination Date”). Tenant shall have the right to terminate this Lease by delivering to Landlord, at any time between the Delay Termination Date and January 31, 2012, at least thirty (30) days prior written notice of such termination; provided, however, in the event the Tender Date occurs on or before the expiration of such thirty (30)-day period, such termination notice shall be deemed to be void and this Lease shall remain in full force and effect as though no termination notice had been delivered by Tenant. In the event the Tender Date does not occur on or before the expiration of such thirty (30)-day period, this Lease shall immediately terminate, and Landlord shall return the Prepaid Rent and the Security Deposit to Tenant. The Delay Termination Date shall be extended by one (1) day for each day that the Tender Date is delayed as a result of Force Majeure events described in paragraph 6.8 of this Lease.

2.5 Temporary Premises Prior to the Commencement Date.

2.5.1 Notwithstanding anything to the contrary contained in this Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord approximately 21,064 rentable square feet of space located on the sixth (6th) floor of the Building, as outlined on the attached hereto Exhibit B-1 (the “Temporary Premises”), for a term (the “Temporary Premises Term”) commencing on July 1, 2011 (the “Temporary Premises Commencement Date”) and expiring on the date which immediately precedes the Commencement Date (the “Temporary Premises Expiration Date”). Landlord shall deliver the Temporary Premises to Tenant on the Temporary Premises Commencement Date in its “as-is” condition without (a) any obligation on Landlord’s part to undertake or pay for any improvements or alterations therein; or (b) any representations or warranties regarding the condition thereof; provided, however, all Building systems servicing the Temporary Premises shall be in good working order on the Temporary Premises Commencement Date. In the event Landlord is unable to deliver possession of any portion of the Temporary Premises to Tenant on the Temporary Premises Commencement Date for any reason whatsoever, including without limitation the failure of an existing tenant to vacate such space, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. In such event, Landlord shall use reasonable efforts to make the Temporary Premises available to Tenant as soon as reasonably practicable after the Temporary Premises Commencement Date.

2.5.2 During the Temporary Premises Term, Tenant shall not pay any Base Rent or Additional Rent pursuant to paragraphs 3.4.1, 3.4.2 and 3.4.7, below; provided, however Tenant acknowledges and agrees that Tenant shall be responsible for all other Additional Rent payable under the Lease with respect to the Temporary Premises, including without limitation, paragraph 3.4.8, below.

2.5.3 Except as otherwise set forth in this paragraph 2.5, the lease of the Temporary Premises shall be upon all the terms, conditions, covenants and agreements provided in this Lease. Without limiting the foregoing but in furtherance thereof, the parties acknowledge that, during the Temporary Premises Term, the term “Premises” as used in this Lease shall include the Temporary Premises. Notwithstanding the foregoing, Tenant shall not (a) assign its interest in the Temporary Premises or sublet all or any portion of the Temporary Premises, or (b) make any Tenant Alterations to the Temporary Premises or any part thereof.

2.5.4 Tenant shall vacate and surrender the Temporary Premises on or before the Temporary Premises Expiration Date, and from and after such date, Tenant shall have no further rights in or to the Temporary Premises. In the event that Tenant shall not immediately surrender the Temporary Premises on or before the Temporary Premises Expiration Date: (a) Tenant shall become a tenant at sufferance and such tenancy shall be subject to all the terms and conditions of paragraph 3.6 of this Lease; and (b) Tenant shall pay to Landlord, for each month (or portion thereof that Tenant remains in the Temporary Premises: (i) monthly Base Rent in the amount of One Hundred Nine Thousand Nine Hundred Twenty-Seven and 76/100 Dollars ($109,927.76); and (ii) all Additional Rent otherwise payable under paragraph 3.4, below, provided that (A) Tenant’s Pro Rata Share (Operating Costs) with respect to the Temporary Premises shall be 9.06%; and (B) Tenant’s Pro Rata Share (Property Taxes) with respect to the Temporary Premises shall be 8.53%. Tenant shall be solely responsible for any costs and expenses associated with moving from the Temporary Premises to the Premises.

2.5.5 Tenant hereby expressly acknowledges and agrees that (a) Tenant currently sub-subleases a portion of the Temporary Premises, containing approximately 3,500 rentable square feet on the sixth (6th) floor of the Building, pursuant to that certain Sub-Sublease Agreement dated as of January 26, 2010 (the “Performance Institute Sub-sublease”), by and between The Performance Institute, Inc, as sub-sublessor (the “Performance Institute”), and Tenant, as sub-sublessee; and (b) Performance Institute subleases a portion of the Temporary Premises, containing approximately 10,800 rentable square feet on the sixth (6th) floor of the Building, pursuant to that certain Sublease Agreement dated as of June 18, 2002, as amended, by and between Sapient Corporation, as sublessor (“Sapient”), and Performance Institute, as sublessee. Tenant further acknowledges that the term of the Performance Institute Sub-sublease expires on June 29, 2011. Tenant represents and warrants to Landlord that Tenant has sought and received Performance Institute’s and Sapient’s consent to Tenant’s occupancy of the Temporary Premises through and including June 30, 2011. Tenant shall indemnify and hold harmless Landlord from and against any cost, damage, claim, liability or expense (including reasonable attorneys’ fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from any breach of the foregoing representation and warranty.

2.6 Lease Memorandum. Contemporaneously with the Commencement Date, Landlord shall prepare and submit to the Tenant a Lease Memorandum in the form of Exhibit D, completed in good faith by Landlord, and executed by Landlord. The information inserted on the Lease Memorandum shall be controlling and conclusive and shall prevail over any inconsistent provision in this Lease on (a) the mutual execution of the Lease Memorandum by Landlord and Tenant or (b) the lapse of fifteen (15) days following delivery of the Lease Memorandum to Tenant without Tenant delivering to Landlord a written objection to all or part of the information in the Lease Memorandum. If Tenant does object in good faith to any information set forth in the Lease Memorandum, it shall execute the Lease Memorandum subject to its specifically-stated, written objections. Tenant must explain the reasons for its objections in reasonable detail. That portion of the Lease Memorandum to which no objection was made shall be conclusive and controlling. Pending resolution of any dispute by agreement or a final determination by a court of competent jurisdiction in accordance with this Lease, Landlord’s information as inserted in the Lease Memorandum shall be utilized subject to any later adjustment agreed or found to be appropriate. Tenant’s refusal or failure to execute a Lease Memorandum shall neither prevent nor delay the occurrence of the Commencement Date or the Rent Commencement Date. In no event shall the Lease Memorandum be recorded.

2.7 Use and Conduct of Business.

2.7.1 The Premises are to be used only for the Permitted Uses, and for no other business or purpose without the prior consent of Landlord. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant’s intended use, provided that, to the best of Landlord’s actual knowledge, without independent inquiry or investigation, the Permitted Use is currently permitted in the Premises under Governmental Requirements applicable to the Building. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Uses. Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent.

2.7.2 No act shall be done in or about the Premises that is unlawful or that will increase the existing rate of insurance on any or all of the Land or Building. Tenant shall not commit or allow to be committed or exist: (a) any waste upon the Premises, (b) any public or private nuisance, or (c) any act or condition which disturbs the quiet enjoyment of any other tenant in the Building, violates any of Landlord’s contracts affecting any or all of the Land or Building, creates or contributes to any work stoppage, strike, picketing, labor disruption or dispute, interferes in any way with the business of Landlord or any other tenant in the Building or with the rights or privileges of any contractors, subcontractors, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors or any other persons lawfully in and upon the Land or Building, or causes any impairment or reduction of the good will or reputation of the Land or Building.

2.7.3 Tenant shall not, without the prior consent of Landlord, use any apparatus, machinery, device or equipment in or about the Premises which will cause any substantial noise or vibration or any increase in the normal consumption level of electric power. If any of Tenant’s apparatus, machinery, devices or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at its sole cost and expense, adequate insulation or take other such action, including removing such apparatus, machinery, devices or equipment, as may be reasonably necessary to eliminate the disturbance.

2.8 Compliance with Governmental Requirements and Rules and Regulations. Tenant shall comply with all Governmental Requirements and Restrictions relating to its use, occupancy and operation of the Premises and shall observe such reasonable rules and regulations as may be adopted and published by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order in the Building and for the administration and management of the Building. The current Rules and Regulations are attached to this Lease as Exhibit E.

2.9 Sustainable Building Operations.

2.9.1 The Building is or may become in the future certified under certain Green Agency Ratings or operated pursuant to Landlord’s sustainable building practices (as same may be in effect or reasonably modified by Landlord from time to time). Landlord’s sustainability practices address (without limitation) the following: whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, Indoor Air Quality, and lighting performance standards. Tenant shall use commercially reasonable efforts to ensure that Tenant’s construction and maintenance methods and procedures, material purchases, and disposal of waste are in compliance with minimum standards and specifications as outlined by any applicable Green Agency Ratings, in addition to all Governmental Requirements.

2.9.2 Tenant shall use commercially reasonable efforts to comply with Landlord’s reasonable energy standards and requirements for the Building, including without limitation those relating to the implementation or use of energy and carbon reduction measures approved by Landlord, energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid overlighting interior spaces; closing shades on the exterior windows of the Premises to avoid over heating the space; turning off lights and equipment at the end of the work day; and purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; and purchasing products certified by the U.S. EPA’s Water Sense® program.

SECTION 3: BASE RENT, ADDITIONAL RENT AND OTHER SUMS PAYABLE UNDER LEASE

3.1 Payment of Rental. Except as otherwise expressly set forth in paragraphs 3.5, 4.9 or 4.10, below, Tenant agrees to pay Base Rent, Additional Rent and any other sum due under this Lease to Landlord without demand, deduction, credit, adjustment or offset of any kind or nature, in lawful money of the United States when due under this Lease, at the offices of Manager at Manager’s Address, or to such other party or at such other place as Landlord may from time to time designate in writing.

3.2 Base Rent. On execution of this Lease, Tenant shall pay to Landlord the amount specified in the definition of Prepaid Rent for the month specified in the definition of that term. Commencing on the Rent Commencement Date and thereafter during the Lease Term, Tenant agrees to pay the monthly installments of Base Rent to Landlord, without demand and in advance, on or before the first day of each calendar month of the Lease Term. The monthly Base Rent installment for any partial month at the beginning or end of the Lease Term shall be prorated. Base Rent for any partial month at the beginning of the Lease Term shall be paid by Tenant on the Rent Commencement Date.

3.3 Lease Security Provisions.

3.3.1 As security for the full and faithful payment of all sums due under this Lease and the full and faithful performance of every covenant and condition of this Lease to be performed by Tenant, within fifteen (15) Business Days after Tenant’s execution and delivery to Landlord of this Lease, Tenant shall deliver to Landlord a letter of credit in the amount of One Million Three Hundred Nineteen Thousand One Hundred Thirty-Three and 00/100 ($1,319,133.00) in favor of Landlord as a lease security deposit (“Lease Security Deposit”). The letter of credit initially delivered pursuant to this paragraph and all substitutions, replacements and renewals of it, must be a form substantially similar to the form set forth on Exhibit H and incorporated by reference herein. Tenant’s failure to deliver the Letter of Credit to Landlord within ten (10) days after Tenant’s execution and delivery to Landlord of this Lease shall constitute an Event of Default (hereinafter defined) under this Lease. As used herein, the term “Letter of Credit” shall mean and refer to a letter of credit which conforms to, and satisfied the requirements of, this subparagraph issued by a federally-insured banking institution reasonably acceptable to Landlord, having total assets of at least Ten Billion Dollars ($10,000,000,000.00) and/or a Standard & Poor’s commercial paper rating of at least A-1. Landlord hereby approves Silicon Valley Bank as the issuer of the Letter of Credit.

3.3.2 Landlord may draw on the Letter of Credit, in whole or in part at Landlord’s election, without advance notice to Tenant at any time or from time to time on or after (a) the occurrence of any Event of Default, (b) if Tenant, or anyone in possession of the Premises through Tenant, holds over, without Landlord’s written consent, after the expiration or earlier termination of this Lease, (c) Landlord is given notice by the issuer of the Letter of Credit that it is terminating the Letter of Credit, and Tenant fails to deliver to Landlord a replacement Letter of Credit at least thirty (30) days prior to such termination date, (d) the Letter of Credit expires on a specified date by its terms and is not renewed or replaced at least thirty (30) days in advance of its expiration date, (e) the then issuer of the Letter of Credit no longer has total assets of at least Ten Billion Dollars ($10,000,000,000) and a Standard & Poor’s commercial paper rating of at least A-1 (“Minimum Bank Threshold”), and Tenant does not replace the Letter of Credit with a Letter of Credit from a bank which complies with the Minimum Bank Threshold within fifteen (15) days of receipt of written notice from Landlord, or (f) to the extent permitted by law, in the event any bankruptcy, insolvency, reorganization or any other debtor creditor proceeding is instituted by or against Tenant.

3.3.3 Upon the occurrence of an Event of Default, Landlord may apply any applicable sum drawn on the Letter of Credit to amounts owing to Landlord under this Lease in such order and priority as Landlord elects in its absolute discretion. If any of the proceeds drawn under the Letter of Credit are not applied immediately to sums owing to Landlord under this Lease, Landlord may retain any such excess proceeds as a cash Lease Security Deposit for application, at Landlord’s election, to future sums owing to Landlord under this Lease, in such order and priority as Landlord elects in its absolute discretion. If Landlord applies any of the proceeds drawn on the Letter of Credit, Tenant shall, within fifteen (15) days after Landlord’s demand, restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the original amount of the Letter of Credit, in which event Landlord shall return to Tenant any excess proceeds from the Letter of Credit, within thirty (30) days of such restoration. If Tenant does not restore the Letter of Credit to its original amount within the required time period, such non-restoration shall be considered an Event of Default.

3.3.4 Landlord’s draw and application of all or any portion of the proceeds of the Letter of Credit shall not impair any other rights or remedies provided under this Lease or under applicable law and shall not be construed as a payment of liquidated damages. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, the Letter of Credit shall be returned to Tenant or, if Landlord has drawn on the Letter of Credit, the remaining proceeds of the Letter of Credit which are in excess of sums due Landlord shall be repaid to Tenant, without interest, within thirty (30) Business Days after the expiration or termination of the Lease Term and delivery of possession of the Premises to Landlord in accordance with this Lease.

3.3.5 Upon any request by Landlord made during the Lease Term, Tenant shall at no expense to Tenant, cooperate in accomplishing any reasonable modification of the Letter of Credit requested by Landlord. If the Letter of Credit should be lost, mutilated, stolen or destroyed, Tenant shall cooperate in obtaining the issuance of a replacement at no expense to Tenant.

3.3.6 Tenant shall not assign or grant any security interest in the Letter of Credit and any attempt to do so shall be void and of no effect.

3.3.7 In the event of a sale or transfer of Landlord’s estate or interest in the Land and Building, Tenant shall have the right to transfer the Letter of Credit to the vendee or the transferee. Tenant shall pay any transfer fees charged by the issuing bank and Landlord shall thereafter be considered released by Tenant from all liability for the return of the Letter of Credit. Tenant shall look solely to the transferee for the return of the Letter of Credit and it is agreed that all of the foregoing shall apply to every transfer or assignment made of the Letter of Credit to a new transferee. Tenant shall cooperate in effecting such transfer.

3.3.8 Intentionally Deleted.

3.3.9 In the event of any rightful and permitted assignment of Tenant’s interest in this Lease, the Letter of Credit (or any other Lease Security Deposit) shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further liability to the assignor with respect to the return of the same.

3.3.10 Notwithstanding anything to the contrary set forth in this paragraph 3.3, provided that the Reduction Requirements (hereinafter defined) have been satisfied by Tenant, then on each of the following dates (each, a “Reduction Date”). Tenant may notify Landlord in writing (the “Reduction Request”) and request that the Lease Security Deposit be reduced by the amount set forth below with respect to the applicable Reduction Date:

Reduction Date	Reduction Amount	Minimum L/C Amount
Last day of the twenty-fifth (25th) full calendar month following the Rent Commencement Date	$293,140.66	$1,025,992.34
Last day of the thirty-seventh (37th) full calendar month following the Rent Commencement Date	$439,710.99	$586,281.35
Last day of the forty-ninth (49th) full calendar month following the Rent Commencement Date	$293,140.66	$293,140.69

Provided that the Reduction Requirements have been satisfied at the time Landlord receives a Reduction Request, Landlord shall instruct the bank in writing, within thirty (30) days after Landlord’s receipt of the Reduction Request, that the Letter of Credit may be reduced by the Reduction Amount, which reduction shall be effected by Tenant replacing the Letter of Credit then being held by Landlord with a new Letter of Credit (complying with the terms of this Lease) in the amount then required to be maintained with Landlord pursuant to the foregoing provisions (or amending the then existing Letter of Credit to the amount then required to be maintained with Landlord pursuant to the foregoing provisions). Notwithstanding anything to the contrary contained in this paragraph 3.3, the Letter of Credit shall never be reduced under this paragraph 3.3.10 to an amount less than the Minimum L/C Amount set forth in the chart above with respect to the applicable Reduction Date. As used in this paragraph 3.3.10, the term “Reduction Requirements” shall mean the following requirements: (i) Tenant has not assigned its interest in this Lease or sublet more than twenty-five percent (25%) of the Premises, except to a Qualified Tenant Affiliate (hereinafter), (ii) no Event of Default then exists, (iii) there is not then occurring any event or occurrence which if not cured within the applicable time period set forth in this Lease would constitute an Event of Default, (iv) Tenant has not delivered a Termination Notice (hereinafter defined) pursuant to paragraph 6.20, and (v) Tenant has delivered to Landlord current financial statements (including a statement of operations and balance sheet and statement of cash flows) certified as accurate by a certified public accountant and prepared in conformance with generally accepted accounting principles, which financial statements demonstrate that Tenant maintains Ten Million Dollars ($10,000,000.00) in cash and cash equivalents.

3.4 Additional Rent. Definitions of certain terms used in this paragraph are set forth in the last subparagraph of this paragraph entitled “Additional Rent”. Tenant agrees to pay to Landlord additional rent as computed in this paragraph (individually and collectively the “Additional Rent”):

3.4.1 Estimated Operating Costs. Commencing on the first anniversary of the Commencement Date, Tenant shall pay to Landlord as Additional Rent one-twelfth (1/12) of the amount, if any, by which the Estimated Operating Costs Allocable to the Premises exceeds the Base Amount Allocable to the Premises. This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term. Landlord shall furnish Tenant a written statement of Estimated Operating Costs Allocable to the Premises (in a form similar to that delivered by Landlord to Tenant prior to the Effective Date) in advance of the commencement of each Year. If such written statement is furnished after the commencement of the Year (or as to the first Year during the Lease Term, after the Commencement Date), within thirty (30) days of Tenant’s receipt of same, Tenant shall also make a retroactive lump-sum payment to Landlord equal to the monthly payment amount multiplied by the number of months during the Year (or as to the first Year during the Lease Term, after the Commencement Date) for which no payment was paid. Notwithstanding the foregoing, Landlord reserves the right, from time to time during each Year, to revise the Estimated Operating Costs Allocable to the Premises and upon notice to

Tenant of such revision, Tenant shall adjust its payment to Landlord under this subparagraph 3.4.1 accordingly. Notwithstanding the foregoing, in no event shall Tenant be obligated to pay for Controllable Expenses (as defined below) for any calendar year during the Lease Term to the extent that they have increased by more than six percent (6%) per annum, compounded annually on a cumulative basis during the Lease Term beginning with calendar year 2012. As used herein, “Controllable Expenses” means all categories of Operating Costs other than the following categories: (i) the costs of water, sewer, electricity, gas and other utilities serving the Building or the Land, (ii) Property Taxes (it being acknowledged by the parties that, within this Lease, “Property Taxes” are expressly excluded from the term “Operating Costs”), (iii) snow and ice removal, (iv) union labor costs, (v) cost of insurance, (vi) the removal or remediation of hazardous substances, (vii) cleaning costs, (viii) repairs and maintenance which is not undertaken pursuant to an annual service contract, (ix) Permitted Capital Expenditures, and (x) the cost of obtaining permits and other governmental approvals.

3.4.2 Actual Costs. Promptly after the close of each Year (provided that Landlord agrees to use commercially reasonable efforts to deliver same prior to April 1st of each Year), Landlord shall deliver to Tenant a written statement setting forth the Operating Costs Allocable to the Premises during the preceding Year. Landlord agrees that the written statements for the Base Year and each future Year shall contain the same general expense categories. If such Operating Costs Allocable to the Premises for any Year exceed the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1 for such Year, Tenant shall pay the amount of such excess to Landlord within thirty (30) Business Days after receipt of such statement by Tenant. If such statement shows the Operating Costs Allocable to the Premises to be less than the Estimated Operating Costs Allocable to the Premises paid by Tenant to Landlord pursuant to subparagraph 3.4.1, then the amount of such overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date of such statement or, at Tenant’s option, shall be credited towards the installment(s) of Base Rent next coming due from Tenant.

3.4.3 Determination. The determination of Operating Costs Allocable to the Premises shall be made by Landlord using generally accepted accounting principles.

3.4.4 Operating Cost Audit. Landlord shall maintain records concerning estimated and actual Operating Costs Allocable to the Premises for no less than two (2) years following the period covered by the statement or statements furnished Tenant, after which time Landlord may dispose of such records. Provided that there exists no uncured Event of Default under this Lease, Tenant may, at Tenant’s sole cost and expense, cause a Qualified Person (defined below) to inspect Landlord’s records. Such inspection, if any, shall be conducted no more than once each Year, during Normal Business Hours (hereinafter defined) within one hundred twenty (120) calendar days after receipt of Landlord’s written statement of Operating Costs Allocable to the Premises solely for the previous Year, upon first furnishing Landlord at least ten (10) Business Days prior written notice. As a condition precedent to undertaking such inspection: (a) Tenant and the Qualified Person shall execute a Confidentiality Agreement prepared by Landlord and reasonably acceptable to Tenant; and (b) Tenant shall pay all Operating Costs which Landlord claims are owing for the Year in question. Any errors disclosed by the review shall be promptly corrected by Landlord; provided, however, that if Landlord disagrees with any such claimed errors, Landlord shall have the right to cause another review to be made by an auditor of

Landlord’s choice. In the event the results of the review of records (taking into account, if applicable, the results of any additional review caused by Landlord) reveal that Tenant has overpaid obligations for a preceding period, the amount of such overpayment shall be credited against Tenant’s subsequent installment of Base Rent, Additional Rent or other payments due to Landlord under the Lease. In the event that such results show that Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord within thirty (30) days of receipt of an invoice from Landlord. If the actual Operating Costs Allocable to the Premises for any given Year were improperly computed and if the actual Operating Costs Allocable to the Premises are overstated by more than 5% in the aggregate, Landlord shall reimburse Tenant for the reasonable cost of its audit within thirty (30) days of receipt of an invoice (and supporting documentation) from Tenant.

3.4.5 End of Lease Term. If the Lease Term shall terminate on a day other than the last day of a Year: (a) Landlord shall estimate the Operating Costs and Property Taxes Allocable to the Premises for such Year predicated on the most recent reliable information available to Landlord; (b) the amount determined under clause (a) of this sentence shall be prorated by multiplying such amount by a fraction, the numerator of which is the number of days within the Lease Term in such Year and the denominator of which is 365; (c) the Operating Costs Base Amount Allocable to the Premises shall be prorated in the manner described in clause (b); (d) the clause (c) amount (i.e., the prorated Base Amount Allocable to the Premises) shall be deducted from the clause (b) amount (i.e., the prorated Operating Costs Allocable to the Premises); (e) if the clause (d) amount exceeds the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term, then Tenant shall pay the excess to Landlord within ten (10) Business Days after Landlord’s delivery to Tenant of a statement for such excess; and (f) if the Estimated Operating Costs Allocable to the Premises paid by Tenant for the last Year in the Lease Term exceeds the clause (d) amount, then provided that Tenant is not then in default of any of its obligations under this Lease, Landlord shall refund to Tenant the excess within the ten (10) Business Day period described in clause (e) (provided, however, that Landlord shall have the right to retain only so much of such excess as is necessary to cure any such default). Landlord’s and Tenant’s obligations under this paragraph shall survive the expiration or other termination of this Lease.

3.4.6 Definitions. Each underlined term in this subparagraph shall have the meaning set forth next to that underlined term:

Operating Costs Base Amount Allocable to the Premises: Operating Costs Allocable to the Premises for the year beginning January 1, 2011 and ending December 31, 2011 (the “Base Year”).

Estimated Operating Costs Allocable to the Premises: Landlord’s written estimate of Operating Costs Allocable to the Premises for a Year to be given by Landlord to Tenant pursuant to subparagraph 3.4.1.

Operating Costs: All expenses paid or incurred by Landlord for maintaining, operating, owning and repairing any or all of the Land, Building, Premises and related improvements, except for Property Taxes, including without limitation all expenses paid or incurred by Landlord for: (a) utilities, including electricity, water, gas, sewers, fire sprinkler charges, refuse collection, Telecommunication Services (for life safety or in or serving the common areas), heat, cooling or any other similar service and which are not payable directly by tenants in the Building; (b) supplies (in reasonable quantities); (c) cleaning, painting (common areas) and janitorial services (including window washing), landscaping and landscaping maintenance (including irrigating, trimming, mowing, fertilizing, seeding and replacing plants), snow removal and other services; (d) security services, if any; (e) insurance premiums and applicable insurance deductible payments by Landlord; (f) management fees, not to exceed three percent (3%) of annual gross rents payable by tenants of the Building; (g) compensation (including employment taxes and fringe benefits) of all persons and business organizations who perform duties in connection with any service, repair, maintenance or other work included in this subparagraph; (h) license, permit and inspection fees (relating to the common areas); (i) assessments and special assessments due to deed restrictions, declarations or owners associations or other means of allocating costs of a larger tract of which the Land is a part; (j) rental of any machinery or equipment (except as set forth in subsection (v) in the section styled “Exclusions from Operating Costs”); (k) audit fees and accounting services related to the Building, and charges for the computation of the rents and charges payable by tenants in the Building (but only to the extent the cost of such fees and services are in addition to the cost of the management fee); (I) the cost of repairs; (m) charges under maintenance and service contracts; (n) legal fees and other expenses of legal or other dispute resolution proceedings, except as prohibited in the subparagraph styled “Exclusions from Operating Costs”; (o) maintenance and repair of the roof and roof membranes, (p) costs incurred by Landlord for compliance with any and all Governmental Requirements, including Access Laws (unless the violation with respect to which Landlord effects compliance existed on the Effective Date), or to increase the efficiency of any electrical, mechanical or other system servicing the Building or the Land (the “Permitted Capital Expenditures”); (q) elevator service and repair, if any; (r) business taxes and license fees; (s) any other expense or charge relating to the operation, repair or maintenance of the Building which in accordance with generally accepted accounting principles would be considered an expense of maintaining, operating, repairing the Building; (t) the reasonable cost of insurance policies or endorsements purchased to enable Landlord to repair, replace and re-commission the Building in a manner sufficient to obtain re-certification pursuant to any Green Agency Rating or support achieving energy and carbon reduction targets; (u) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Building (or any part thereof that was designed and/or built to be sustainable) to conform to the requirements necessary to obtain any Green Agency Rating; and (v) the amortization of costs of capital improvements in accordance with the immediately-succeeding sentence. Costs associated with capital improvements described in subsection (u), above, or which constitute Permitted Capital Expenditures and which were installed or constructed by Landlord other than in the initial construction of the Building, whether such were constructed or installed before or after the Commencement Date, shall be amortized with interest return at the Prime Rate over the estimated useful life of the capital improvement, determined in accordance with generally accepted accounting principles, provided that only annual amortization of principal and interest attributable to the Lease Term shall be an Operating Cost. The capital improvements referred to in the previous sentence shall include: replacement of roof structure and roof membranes; exterior painting; parking area resurfacing, resealing and restriping parking areas and driveways and upgrading Building common systems and facilities (including HVAC systems, and if owned by Landlord, Telecommunication Facilities). Operating costs shall be computed on an accrual basis and determined in accordance with GAAP consistently applied throughout the Term of the Lease. Provided however, that to the extent any of the costs enumerated in items (t) or (u), above, create a new line item in, or category of, Operating Costs during any Year after the Base Year (“New Green Costs”), Tenant’s monetary liability with respect to Tenant’s Pro Rata Share of such New Green Costs shall not exceed Seven Thousand Five Hundred and 00/100 Dollars ($7,500.00) with respect to any Year (the “Green Costs Cap”).

Exclusions from Operating Costs: Operating Costs shall not include any of the following: (a) depreciation of the Building (except as otherwise provided herein); (b) payments of principal and interest or other debt costs on any mortgages, deeds of trust, ground leases, or other encumbrances upon the Building; (c) the cost of preparing, improving or altering space for Tenant or any other tenant or occupant; (d) the cost of any repair, restoration, replacement or other item, to the extent Landlord is actually reimbursed therefor by insurance proceeds, another tenant, warranties or condemnation proceeds; (e) leasing commissions, attorneys’ fees, space planners’ fees and advertising costs incurred by Landlord to lease space in the Building to tenants or prospective tenants of the Building or legal fees incurred in lease disputes with tenants; (f) those operating expenses which relate exclusively to the retail space in the Building; (g) costs incurred in connection with the original construction of the Building; (h) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (i) the expense of any extraordinary service provided to other tenants in the Building (but not to Tenant) for which such tenants are separately charged by Landlord”, (j) costs associated with the operation of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including limited liability company or partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent that the actions of Tenant may be an issue in such lawsuit), or costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interests in the Building; (k) the portion of the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building which relate to the time spent by such employee on matters unrelated to operating, managing or repairing the Building; (I) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (however, this exclusion shall not encompass any such costs relating to any common areas of the Building or the Garage); (m) the portion, if any, of the cost of any services in the Building which are provided by Landlord or its subsidiaries or affiliates to the extent the cost of such services exceeds the cost of such services as rendered by qualified, first class, unaffiliated third parties on a competitive basis; (n) the cost of all goods and services for which Tenant or any other tenant in the Building reimburses Landlord (except through the payment of operating cost pass-throughs) or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement, but does not offer to Tenant; (o) electric power costs for which any tenant directly contracts with the local public service company; (p) costs arising from the Landlord’s political or charitable contributions; (q) any ground rents or similar payments to a ground lessor; (r) reserves for repairs, maintenance and replacements; (s) costs and expenses incurred in connection with any transfer of an interest in the Building or the Land; (t) costs or expenses necessitated by or resulting from the gross negligence of Landlord, its agents or employees, but only if such costs would not have been incurred but for such gross negligence of Landlord, its agents or employees; (u) interest or penalties arising by reason of Landlord’s failure to timely pay any Property Taxes or Operating Costs; (v) costs incurred to remove any hazardous or toxic wastes, materials or substances from either the Building or the Land which were present in the Building or the Land on the Delivery Date; (w) costs (including attorneys’ fees) incurred by the Landlord due to the knowing violation by Landlord of the terms and conditions of any lease of space in the Building, but only if such cost would not have been incurred but for such knowing violation by Landlord; (x) costs of all sculptures, paintings, and other works of art costing more than $5,000.00 each; and (y) the cost of renting machinery or equipment which, if purchased, would constitute a capital expenditure that is not a permitted Operating Cost, except for (A) items that, if purchased, would constitute Permitted Capital Expenditures, (B) equipment not fixed to the Building which is used in providing janitorial, security or other similar services, and (C) rentals needed in connection with emergencies or normal repairs and maintenance of permanent systems.

Operating Costs Allocable to the Premises: The product of Tenant’s Pro Rata Share (Operating Costs) multiplied times Operating Costs.

Qualified Person: This means a certified public accountant who is experienced in accounting for income and expenses of office projects, who is engaged solely by Tenant on an hourly rate basis, and whose compensation is not based or measured in any way upon any savings in Additional Rent or reduction in Operating Costs Allocable to the Premises achieved through the inspection process described in this subparagraph.

Property Tax Base Amount: Property Taxes Allocable to the Premises payable for the calendar year 2011.

Property Taxes Allocable to the Premises: The product of Tenant’s Pro Rata Share (Property Taxes) multiplied times Property Taxes.

3.4.7 Property Tax Escalation. In addition to the payments required by the previous subparagraphs of this paragraph, commencing on the first anniversary of the Commencement Date, Tenant shall pay as Additional Rent to Landlord one-twelfth (1/12) of the amount, if any, by which (a) estimate of the Property Taxes Allocable to the Premises for the current Year exceeds the Property Tax Base Amount. This sum shall be paid in advance on or before the first day of each calendar month of the Lease Term. Promptly after the close of each Year during the Lease Term (provided that Landlord shall use reasonable efforts to effect delivery by April 1sl of each Year), Landlord shall deliver to Tenant a written statement setting forth (1) actual Property Taxes Allocable to the Premises for the preceding Year, (2) the difference between the amount referred to in clause (1) and the Property Tax Base Amount and (3) differential between the amount referred to in clause (2) and the sum of the tentative monthly payments toward such amount made by Tenant. If the differential referred to in clause (3) of the previous sentence represents an underpayment by Tenant, such differential shall be paid to Landlord within thirty (30) days after delivery of Landlord’s written statement to Tenant; if such differential represents an overpayment by Tenant, Landlord shall, at its option, either credit such overpayment to the installment(s) of Additional Rent next coming due from Tenant or refund such overpayment to Tenant within thirty (30) days after Tenant’s concurrence in the amount due as a refund. If the Lease Term begins or ends on a day other than the beginning or end of a Year, the amount due as described in clause (2) of this subparagraph shall be prorated on a per diem basis with reference to the Year. The provisions of this subparagraph shall survive the expiration or other termination of this Lease.

3.4.8 Tenant’s Costs. Tenant agrees to reimburse or pay Landlord within thirty (30) days after invoice from Landlord for (a) any cleaning expenses incurred by Landlord (to the extent requested by Tenant or as required by Landlord if Landlord reasonably determines that Tenant has failed to maintain the Premises in the condition required by the terms of this Lease, and following not less than five (5) Business Days written notice to Tenant, and Tenant’s failure to correct such failure to Landlord’s reasonable satisfaction with such time period), including carpet cleaning, garbage and trash removal expenses, over and above the normal cleaning provided by Landlord, if any, or due to the presence of a lunchroom or kitchen or food or beverage dispensing machines within the Premises, (b) any expense incurred by Landlord for usage in the Premises of heating, ventilating and air conditioning services, elevator services, electricity, water, janitorial services, or any other services or utilities over and above the normal usage (on a per rentable square foot basis) for the Building, (c) any expense incurred by Landlord relating to or arising out of the usage by Tenant or Tenant’s Agents of the public or common areas of the Building or Land, or any of the equipment contained therein, which usage is over and above the normal usage for such public or common areas or equipment, and (d) any other direct expense incurred by Landlord on Tenant’s behalf. The normal cleaning to be provided by Landlord to the Premises is described in Exhibit G. Landlord reserves the right to install and activate separate metering of electricity, water or other utilities to the Premises, and Tenant agrees to reimburse or pay Landlord within twenty (20) Business Days after invoice from Landlord for the reasonable, actual and documented costs of such separate metering, in which case the Base Amount Allocable to the Premises and Operating Costs shall be adjusted accordingly. If Tenant desires any of the services specified in this paragraph 3.4.8, at a time other than Normal Business Hours (hereinafter defined), then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the actual cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing HVAC service to Tenant at a time other than Normal Business Hours, shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. Notwithstanding the foregoing, in the event that Tenant desires HVAC service on a Requested Saturday Morning between the hours of 9:00 a.m. to 1:00 p.m., and provided that Tenant delivers a written request to Landlord prior to 3:00 p.m. on the Business Day preceding the Requested Saturday Morning on which such HVAC service is requested in which Tenant specifies the hours during which such HVAC service is requested, Landlord shall provide HVAC service to the Premises at no additional charge to Tenant during the requested period between 9:00 a.m. to 1:00 p.m. on such Saturday morning (the “Requested Saturday Morning”). As used in this Lease, the term “Normal Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days

3.4.9 Gross-Up Provision: If less than ninety-five percent (95%) of the net rentable area of the Building is occupied by tenants at all times during any Year, then Operating Costs for such Year shall include ail additional costs and expenses that Landlord reasonably determines would have been incurred had ninety-five percent (95%) of the Building been occupied at all times during such Year by tenants. If at any time during any Year, any part of the Building is leased to a tenant (hereinafter referred to as a “Special Tenant”) which provides its own utilities, cleaning or janitorial services or other services or is not otherwise required to pay a share of Operating Costs in accordance with the methodology set forth in this paragraph 3.4, and Landlord does not incur the cost of such services, Operating Costs for such Year shall be increased by the additional costs for utilities, cleaning and janitorial services and such other applicable expenses as reasonably estimated by Landlord that would have been incurred by Landlord if Landlord had furnished and paid for utilities, cleaning and janitorial services and such other services for the space occupied by the Special Tenant.

3.4.10 Payments Deemed Additional Rent. Any sums payable under this Lease pursuant to this paragraph or otherwise shall be Additional Rent and, subject to applicable notice and cure periods, in the event of nonpayment of such sums, Landlord shall have the same rights and remedies with respect to such nonpayment as it has with respect to nonpayment of the Base Rent due under this Lease.

3.5 Utilities.

3.5.1 Landlord shall have the right from time to time to select the company or companies providing electricity, gas, fuel, one or more categories of Telecommunication Services and any other utility services to the Building (provided that Tenant may select an additional provider of Telecommunications Services in the Building, subject to Landlord’s reasonable approval of same). Tenant shall contract directly and pay for all water, gas, heat, light, power, Telecommunication Services, sewer, sprinkler charges and other utilities used on or from the Premises together with any taxes, penalties, surcharges or similar charges relating to such utilities. If any such service is not separately metered to the Premises or is not otherwise separately accounted for and billed to Tenant, the cost therefor shall be an Operating Cost under this Lease.

3.5.2 Tenant acknowledges that space on the Building rooftop and in the Building risers, equipment rooms and equipment closets is limited. Unless otherwise required by law, neither Tenant, nor a provider of Telecommunication Services to Tenant, in the future shall be entitled to locate or install Telecommunication Facilities in, on or about the Building without (a) first obtaining Landlord’s advance, written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and (b) the advance execution by Landlord and Tenant of a satisfactory agreement granting a license to Tenant for such purposes and setting forth the scope, the additional rent, if any, royalties and the other terms and conditions of that license, and (c) Tenant negotiating and obtaining the right, if any is required, to bring such Telecommunication Facilities across public or private property to an approved entry point to the Building. The agreement referred to in clause (b) of the previous sentence shall be incorporated in and become part of this Lease. Any future application by Tenant for permission to locate or install Telecommunication Facilities shall (1) be in such form and shall be accompanied by such supporting information as the Landlord may require, (2) be subject to such procedures, regulations and controls as the Landlord may specify and (3) be accompanied by such payment as the Landlord may reasonably request to reimburse Landlord for its costs of evaluating and processing the application and in negotiating and preparing the agreement described earlier in this subparagraph.

3.5.3 Landlord shall in no case be liable or in any way be responsible for damages or loss to Tenant arising from the failure of, diminution of or interruption in electrical power, natural gas, fuel, Telecommunication Services, sewer, water, or garbage collection services, other utility service or building service of any kind to the Premises, unless such interruption in, deprivation of or reduction of any such service was caused by the gross negligence or willful misconduct of Landlord, its agents or contractors or by a failure in facilities, equipment or systems in the Landlord’s ownership. To the extent that Landlord bears any responsibility for any such interruption, deprivation or reduction in utility or building services to the Premises (due to Landlord’s having caused same by its negligence or willful misconduct), Landlord’s sole responsibility and Tenant’s sole remedy shall be limited to an equitable adjustment of Base Rent in proportion to the ratio that the rentable square footage of the Material Portion (hereinafter defined) of the Premises which Tenant does not occupy bears to the entire rentable square footage of the Premises for the period of interruption, depreciation or reduction, retroactive to the day on which Tenant delivers written notice to Landlord (a) describing such interruption, deprivation or reduction, and (b) stating that Tenant is being deprived of the reasonable use of, and has ceased to use or occupy, a Material Portion of the Premises (which portion of the Premises shall be specified by Tenant in such notice), and ending on the date such interruption, deprivation or reduction which is Landlord’s responsibility is no longer causing Tenant to be deprived of the use of a Material Portion of the Premises. As used herein, the term “Material Portion” means twenty percent (20%) or more of the rentable area of the Premises. Except in the case of an emergency or with respect to an interruption which is not within Landlord’s control or about which Landlord had no prior knowledge, Landlord will give Tenant at least five (5) Business Days’ prior notice if Landlord intends to cause the interruption of any services required to be furnished by the Landlord.

3.6 Holdover. If Tenant shall not immediately surrender the Premises at the expiration of the Lease Term or earlier termination of the Lease, then Tenant shall, by virtue of the provisions of this paragraph 3.6, become a tenant by the month. In such event Tenant shall be required to pay one hundred fifty percent (150%) of the amount of the monthly installment of Base Rent then in effect and as subsequently escalated in accordance with the provisions hereof, together with all Additional Rent in effect during the last month of the Term commencing said monthly tenancy with the first day next after the end of the Lease Term; and said Tenant, as a month-to-month tenant, shall be subject to all of the conditions and covenants of this Lease as though the same had originally been a monthly tenancy, except as otherwise provided above with respect to the payment of Rent. Each party hereto shall give to the other at least thirty (30) days written notice to quit the Premises, except in the event of non-payment of Rent provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event, Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being expressly waived; provided, however, that in the event that Tenant shall hold over after expiration of the Term, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the Term, then at any time prior to the acceptance of the Rent by Landlord from Tenant, as a monthly tenant hereunder, Landlord, at its election or option, may reenter and take possession of the Premises forthwith, without process, or by any legal action or process in the Commonwealth of Virginia. Landlord shall have all the rights and remedies provided for by law and this Lease, including the right to recover damages (including consequential damages) suffered by Landlord in the event of Tenant’s holdover in the Premises; provided, however, Tenant shall not be liable for any consequential damages in the event Tenant vacates the Premises in accordance with the terms of this Lease within sixty (60) days following the termination of this Lease

3.7 Late Charge: If Tenant fails to make any payment of Base Rent, Additional Rent or other amount when due under this Lease, and such failure continues for five (5) days following written notice thereof (provided that no notice shall be required with respect to the second (2nd) and each subsequent late payment of Base Rent or Additional Rent during any twelve (12) month period during the Lease Term), a late charge is immediately due and payable by Tenant equal to five percent (5%) of the amount of any such payment; provided that with respect to the first failure by Tenant during any twelve (12) month period within the Lease Term to pay Base Rent, Additional Rent or other charges when due, no late charge shall be assessed unless Landlord has notified Tenant in writing of such failure and Tenant fails to tender such payment to Landlord within five (5) Business Days after Landlord’s delivery of written notice to Tenant. Landlord and Tenant agree that this charge compensates Landlord for the administrative costs caused by the delinquency. The parties agree that Landlord’s damage would be difficult to compute and the amount stated in this paragraph 3.7 represents a reasonable estimate of such damage. Assessment or payment of the late charge contemplated in this paragraph 3.7 shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

3.8 Default Rate. Any Base Rent, Additional Rent or other sum payable under this Lease which is not paid when due shall bear interest at a rate equal to the lesser of: (a) the published prime or reference rate of PNC Bank N.A., or such other national banking institution designated by Landlord if such bank ceases to publish such rate (the “Prime Rate”), then in effect, plus two (2) percentage points, or (b) the maximum rate of interest per annum permitted by applicable law (the “Default Rate”), but the payment of such interest shall not excuse or cure any Event of Default or breach by Tenant under this Lease or impair any other right or remedy provided under this Lease or under law.

SECTION 4: MANAGEMENT AND LEASING PROVISIONS

4.1 Maintenance and Repair by Landlord. Subject to the terms of paragraph 4.9(captioned “Damage or Destruction”) and paragraph 4.10 (captioned “Condemnation”) of this Lease, Landlord shall maintain the public, structural and common areas of the Building, including but not limited to the external and structural components of the Building, the exterior glass, the Garage and the base Building HVAC system, mechanical system, electrical system, and plumbing system in reasonably good order and condition subject to reasonable wear and tear throughout the Lease Term in a manner consistent with the standard of maintenance employed by the owners of office buildings in Arlington, Virginia of an age, size and condition comparable to the Building. Landlord shall make such repairs thereto as become necessary after obtaining actual knowledge of the need for such repairs. Landlord shall replace Building standard light bulbs and ballasts (and the replacement cost of same shall be an Operating Cost), and Tenant shall replace any specialty light bulbs and ballasts at its sole cost and expense. All maintenance and repair costs shall be included in Operating Costs, except for damage occasioned by the act or omission of Tenant or Tenant’s Agents which shall be paid for entirely by Tenant upon demand by Landlord (subject to Landlord’s receipt of insurance proceeds, if any). In the event any or all of the Building becomes in need of maintenance or repair which Landlord is required to make under this Lease, Tenant shall promptly give written notice to Landlord, and Landlord shall be obligated to commence such maintenance or repairs within a reasonable time after Landlord’s receipt of such notice.

4.2 Maintenance and Repair by Tenant. Except as is expressly set forth as Landlord’s responsibility pursuant to paragraph 4.1 of this Lease (captioned “Maintenance and Repair by Landlord”), and except for the janitorial services to be provided by Landlord in accordance with Exhibit G. Tenant shall at Tenant’s sole cost and expense keep, clean and maintain the Premises in good condition and repair, ordinary wear and tear excepted, including interior painting, cleaning of the interior side of all exterior glass, plumbing and utility, and installations, carpets and floor coverings, all interior wall surfaces and coverings (including tile and paneling), interior window replacement, exterior and interior doors, roof penetrations and membranes in connection with any Tenant requested installations on the roof, non-Building standard light bulb and ballast replacement (which lighting purchase must comply with Landlord’s sustainability practices and shall be reported to Landlord in a format suitable to Landlord) and interior preventative maintenance. Tenant shall use commercially reasonable efforts to ensure that all maintenance and repairs made by Tenant comply with Landlord’s sustainability practices and any applicable Green Agency Rating (as the same may change from time to time). If Tenant fails to maintain or repair the Premises in accordance with this paragraph 4.2, then Landlord may, but shall not be required to, enter the Premises upon two (2) Business Days’ prior written notice to Tenant (or immediately without any notice in the case of an emergency) to perform such reasonable maintenance or repair at Tenant’s sole cost and expense. Tenant shall pay to Landlord the cost of such maintenance or repair plus a fifteen percent (15%) administration fee within ten (10) Business Days of written demand from Landlord.

4.3 Common Areas/Security.

4.3.1 The common areas of the Building shall be subject to Landlord’s sole management and control; provided that, Landlord shall not unreasonably interfere with Tenant’s access to the Premises (except to the extent necessary in an emergency situation). Without limiting the generality of the immediately preceding sentence, Landlord reserves the exclusive right as it deems necessary or desirable to install, construct, remove, maintain and operate lighting systems, facilities, improvements, equipment, Telecommunication Facilities and signs on, in or to all parts of the common areas; change the number, size, height, layout, or locations of walks, driveways and truckways or parking areas now or later forming a part of the Land or Building; make alterations or additions to the Building or common area; close temporarily all or any portion of the common areas to make repairs, changes or to avoid public dedication, provided that if such closure prevents Tenant from gaining access to the Premises, Landlord shall provide alternative access to the Premises for Tenant that is reasonable in location and distance from the current access; grant easements to which the Land will be subject; replat, subdivide, or make other changes to the Land; place or relocate or cause to be placed or located utility lines and Telecommunication Facilities through, over or under the Land and Building; and use or permit the use of all or any portion of the roof of the Building; provided, however, in no event shall Landlord’s exercise of the foregoing rights (i) unreasonably interfere for a period longer than two (2) Business Days with Tenant’s use of the Premises, or (ii) preclude Tenant from gaining reasonable access to the Premises. Landlord reserves the right to relocate parking areas and driveways and to build additional improvements in the Garage and other common areas of the Land so long as Tenant’s Parking Ratio is maintained and provided that: (A) the relocated areas in which Tenant is permitted to park are a reasonable distance from Tenant’s then-current parking areas; and (B) the relocated driveways are a reasonable distance from the then-current driveways.

4.3.2 Landlord has no duty or obligation to provide any security services in, on or around the Premises, Land or Building; provided however that Landlord agrees to maintain (the cost of which maintenance shall constitute an Operating Cost of the Building), the existing “Datawatch” perimeter vendor card access system at the exterior entry doors to the Building, all exterior ingress and egress points (including the loading dock and Garage) to the Building, and in all Building elevators, for access during non-Building Standard Hours. Landlord shall provide to Tenant at no charge up to 25 key cards or other system access fobs. Any replacement cards shall be at Tenant’s sole cost and expense based on Landlord’s actual cost. Landlord reserves the right, in its sole discretion, to reasonably modify or supplement the access control system, or to substitute another vendor’s access control system (which vendor is selected by Landlord in its sole discretion) for use at the Building. The costs of any such additional, substitute or modified access control system shall be includable in Operating Costs. Tenant recognizes that access control services, if any, provided by Landlord (or to be installed and maintained by Landlord pursuant to this paragraph 4.3.2) will be for the sole benefit of Landlord and the protection of Landlord’s property and under no circumstances shall Landlord be responsible for the provision of security or other protection for Tenant or Tenant’s Agents or property in, on or about the Premises, Land or Building. Landlord shall not be liable for any injury or death to persons arising out of the provision, or failure to provide, access control services or security services at the Building, unless such injury or death was caused solely by Landlord’s gross negligence. Subject to Landlord’s prior written approval of the plans and specifications therefor, which shall not be unreasonably withheld, conditioned or delayed, Tenant may, at its sole cost and expense, install, establish and maintain an access control system or services within the Premises; provided that, Tenant’s access control system or services (including any apparatus, facilities, equipment or people utilized in connection with the provision of such access control services) comply with the Governmental Requirements and shall not cause the Building to be out of compliance with the Governmental Requirements. Notwithstanding the foregoing, any such security services installed, established or maintained by Tenant must not affect or impact any portion of the Building or the Land other than the Premises and shall not in any way limit or interfere with Landlord’s ability to exercise its rights as provided in paragraph 4.8 of this Lease (captioned “Access”). Tenant’s rights under this subparagraph 4.3.2 are subject to all the obligations, limitations and requirements as set forth in paragraph 4.4 of this Lease (captioned “Tenant Alterations”) and paragraph 4.5 of this Lease (captioned “Tenant’s Work Performance”).

4.4 Tenant Alterations. Tenant shall not make any alterations, additions or improvements in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any floor covering, wall covering, fixtures, plumbing, wiring or Telecommunication Facilities (individually and collectively, “Tenant Alterations”) without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, except to the extent that any proposed Tenant Alteration is structural in nature or affects, or involves a material change to the base Building or any of the base Building systems (including without limitation the plumbing, electric, HVAC, mechanical or life safety system) therein, which Tenant Alterations shall be approved or rejected by Landlord in its sole discretion. Tenant shall deliver to Landlord full and complete plans and specifications for any proposed Tenant Alterations, except for Cosmetic Alterations (hereinafter defined). All such plans and specifications shall be subject to Landlord’s consent, not to be unreasonably withheld, conditioned or delayed, except to the extent any proposed Tenant Alteration described therein is structural in nature or affects, or involves a material change to the base Building or any of the base Building systems (including without limitation the plumbing, electric, HVAC, mechanical or life safety system) therein, which Tenant Alterations shall be approved or rejected by Landlord in its sole discretion. All Tenant Alterations shall be performed at Tenant’s sole expense. Tenant shall use commercially reasonable efforts to ensure that any and all Tenant Alterations that affect at least fifty percent (50%) of the Premises will be performed in accordance with Landlord’s sustainability practices (as same may be amended or supplemented from time to time) and any Green Agency Ratings (as the same may change from time to time). Tenant further agrees to have all plans, material procurement, demolition, construction and waste management procedures reviewed by a qualified professional to ensure they are in full conformance to Landlord’s sustainability practices, as aforesaid, and Tenant agrees to use commercially reasonable efforts to seek and maintain LEED for Commercial Interiors certification for all Tenant Alterations that involve at least fifty percent (50%) of the Premises. Tenant shall pay to Landlord all reasonable, actual and documented costs incurred by Landlord for any out-of-pocket architectural, engineering and supervisory services in connection with any Tenant Alterations, including, without limitation, Landlord’s review of the plans and specifications therefor, in an amount not to exceed $10,000.00; provided, however, Tenant shall not be responsible for any architectural engineering or supervisory services or costs incurred by Landlord to ensure that the Tenant Alterations meet Landlord’s sustainability practices. The cost of Landlord’s internal review of the plans for the Tenant Alterations shall be borne by the Landlord. Landlord may require Tenant (if Landlord has elected to require Tenant to perform the Tenant Alterations), at Tenant’s sole cost and expense, to obtain and provide Landlord with proof of insurance coverage. Notwithstanding anything to the contrary in this paragraph 4.4, Tenant shall have the right, after giving fifteen (15) days’ prior written notice to Landlord (which notice shall include in reasonable detail a description of the Cosmetic Alterations which Tenant proposes to undertake) , but without the necessity of obtaining Landlord’s consent, to undertake Cosmetic Alterations. As used herein, the term “Cosmetic Alterations” means those Tenant Alterations which are cosmetic in nature, do not require a building permit to undertake, are not visible from outside the Premises and which cost in the aggregate less than One Hundred Thousand Dollars ($100,000.00) to undertake. All paint and carpet colors utilized by Tenant in undertaking Cosmetic Alterations shall be Building standard colors, unless otherwise approved in advance by Landlord. Should Tenant make any alterations without Landlord’s prior written consent, or without satisfaction of any conditions established by Landlord, Landlord shall have the right, in addition to and without limitation of any right or remedy Landlord may have under this Lease, at law or in equity, to require Tenant to remove some or all of Tenant Alterations, or at Landlord’s election, Landlord may remove such Tenant Alterations and restore the Premises at Tenant’s expense. Nothing contained in this paragraph or the paragraph captioned “Tenant’s Work Performance” shall be deemed a waiver of the provisions of the paragraph captioned “Mechanic’s Liens”.

4.5 Tenant’s Work Performance.

4.5.1 If Tenant performs Tenant Alterations which cost more than $100,000.00 in the aggregate and which require a building permit to undertake, Landlord may, in its absolute discretion, require that Tenant provide a payment and performance bond to cover the entire work to be performed, which bond must be in form, amount and by a company reasonably acceptable to Landlord. Any Tenant Improvements or Tenant Alterations (including any Telecommunications Facilities and/or any telecommunications cabling or wiring, and any furniture installation), and any other work to be performed by Tenant shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. With respect to any construction contracts for work to be performed on behalf of Tenant, such contracts shall include a requirement that the prime contractor and the respective subcontractors of any tier performing the Tenant Alterations: (a) be parties to, and bound by, a collective bargaining agreement with a labor organization affiliated with the Building and Construction Trades Council of the AFL-CIO or with an independent, nationally recognized labor organization or one of its affiliated local organizations applicable to the geographic area in which the Building is located and to the trade or trades in which the work under the contract is to be performed and (b) employ only members of such labor organizations to perform work within their respective jurisdictions (the “Contractor Requirements”). Tenant’s contractors, workers and suppliers shall work in harmony with and not interfere with workers or contractors of Landlord or other tenants of Landlord. If Tenant’s contractors, workers or suppliers do, in the opinion of Landlord, cause such disharmony or interference, Landlord’s consent to the continuation of such work may be withdrawn upon written notice to Tenant. All Tenant Alterations shall be (1) completed in accordance with the plans and specifications approved by Landlord; (2) completed in accordance with all Governmental Requirements (including without limitation all Access Laws); (3) carried out promptly in a good and workmanlike manner; (4) free of defect in materials and workmanship. Tenant shall pay for all damage to the Premises, Building and Land caused by Tenant or Tenant’s Agents; and (5) performed in strict conformity with valid building permits and other authorizations from appropriate governmental agencies, when required, which shall be obtained by Tenant, at Tenant’s expense.

4.5.2 In addition to the requirements set forth in subparagraph 4.5.1 above, Tenant shall use commercially reasonable efforts to contract for services to be performed in or about the Premises with Responsible Contractors (hereinafter defined). As used in this Lease, the term “Responsible Contractor” shall mean a contractor or subcontractor who pays workers a fair wage and Fair Benefits (hereinafter defined) as evidenced by payroll and employee records and who complies with the service-disabled veteran business (“SDV/BE”) policy. As used in this Lease, the term “Fair Benefits” shall mean employer-paid family health care coverage, pension benefits, and apprenticeship programs.

4.6 Surrender of Possession. Subject to the last subparagraph of the paragraph captioned “Insurance”, Tenant shall, at the expiration or earlier termination of this Lease, surrender and deliver the Premises to Landlord in as good condition as when received by Tenant from Landlord or as later improved, excepting reasonable use and wear, casualty, the responsibility for the repair of which is Landlord’s under this Lease, and condemnation damage, and free from all tenancies or occupancies by any person.

4.7 Removal of Property. Upon expiration or earlier termination of this Lease, Tenant may remove its personal property, office supplies and office furniture and equipment if (a) such items are readily moveable and are not attached to the Premises; (b) such removal is completed prior to the expiration or earlier termination of this Lease; (c) no Event of Default exists at the time of such removal; and (d) Tenant immediately repairs all damage caused by or resulting from such removal. All other property in the Premises and any Tenant Alterations (including, wall-to-wall carpeting, paneling, wall covering, lighting fixtures and apparatus or wiring for Telecommunication Facilities or any other article affixed to the floor, walls, ceiling or any other part of the Premises or Building) shall become the property of Landlord and shall remain upon and be surrendered with the Premises; provided, however, at Landlord’s sole election, upon written notice by Landlord to Tenant at the time Tenant submits the plans and specifications for the Tenant Alterations to Landlord for its approval, Tenant shall be obligated, at its sole cost and expense, to remove at the end of the Lease Term or earlier termination of this Lease all (or such portion as Landlord shall designate) of the Removal Alterations (hereinafter defined) (including Telecommunication Facilities), repair any damages resulting from such removal and return the Premises to the same condition as existed prior to the installation of such Removal Alterations, reasonable wear and tear excepted. As used herein, the term “Removal Alterations” means any Tenant Alterations (including all Telecommunications Facilities and/or cabling in the Premises or running between the Premises and any other portion of the Building) (i) which Landlord, in response to a Removal Inquiry (hereinafter defined) by Tenant, indicated to Tenant must be removed by Tenant at the end of the Term; or (ii) with respect to which Tenant did not deliver a Removal Inquiry to Landlord at the time Tenant sough Landlord’s approval of such Tenant Alteration (in accordance with the provisions of this paragraph 4.7). As used herein, the term “Removal Inquiry” means an inquiry by Tenant, made to Landlord contemporaneously with Tenant’s request for approval of any Tenant Alternation, as to whether or not such Alteration must be removed by Tenant at the end of the Lease Term. Tenant waives all rights to any payment or compensation for such Tenant Alterations (including Telecommunication Facilities). If Tenant shall fail to remove any of its property from the Premises, Building or Land at the expiration or earlier termination of this Lease, Landlord may, at its option, remove and store such property at Tenant’s expense without liability for loss of or damage to such property, such storage to be for the account and at the expense of Tenant. Tenant shall pay all reasonable, actual and documented costs incurred by Landlord within fifteen (15) Business Days after demand for such payment. If Tenant fails to pay the cost of storing any such property, Landlord may, at its option, after it has been stored for a period of thirty (30) days or more, sell or permit to be sold, any or all such property at public or private sale (and Landlord may become a purchaser at such sale), in such manner and at such times and places as Landlord in its sole discretion may deem proper, and Landlord shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys’ fees actually incurred; second, to the payment of the costs or charges for storing any such property; third, to the payment of any other sums of money which may then be or later become due Landlord from Tenant under this Lease; and, fourth, the balance, if any, to Tenant.

4.8 Access. Tenant shall have access to the Building and the Garage seven (7) days per week, twenty-four (24) hours per day, subject to Landlord’s rights set forth in paragraph 4.3.1, above. Tenant shall permit Landlord and Landlord’s Agents to enter into the Premises at any time on at least one (1) Business Day’s notice {except in case of emergency involving the possibility of injury or death to persons or damage to property within the Building, in which case no notice shall be required), subject to Tenant’s reasonable security requirements which had been delivered in writing to Landlord prior to the date of entry by Landlord, which may include the need to sign in, provide identification and, except in emergencies, be escorted by an employee of Tenant (provided that Tenant makes one of its employees available for such purpose during normal business hours on the date and time requested by Landlord) for the purpose of inspecting the same or for the purpose of repairing, altering or improving the Premises or the Building. Nothing contained in this paragraph 4.8 shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease. When reasonably necessary, and so long as same does not deprive Tenant of all reasonable access to the Premises, Landlord may temporarily close Building or Land entrances, Building doors or other facilities, without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or as relieving Tenant from the duty of observing or performing any of the provisions of this Lease. Landlord shall have the right, upon one (1) Business Day’s prior notice to Tenant, to enter the Premises at any time during the last twelve (12) months of the Lease Term or at any time without notice during the occurrence of an Event of Default for the purpose of showing the Premises to prospective tenants and to erect on the Premises a suitable sign indicating the Premises are available. Tenant shall give written notice to Landlord at least ten (10) Business Days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. In the event that Tenant fails to timely deliver such notice to Landlord and a joint inspection of the Premises does not occur prior to Tenant’s vacating the Premises or the last day of the Lease Term, whichever comes first (the “Outside Inspection Date”), Landlord’s inspection of the Premises upon one (1) Business Day’s notice to Tenant of such inspection after the Outside Inspection Date shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration, unless Tenant participates in such inspection. Landlord shall not be liable for the consequences of admitting by passkey, or refusing to admit to the Premises, Tenant or any of Tenant’s Agents, or other persons claiming the right of admittance.

4.9 Damage or Destruction.

4.9.1 If the Premises are damaged by fire, earthquake or other casualty (the “Casualty”). Tenant shall give Landlord prompt written notice thereof. If Landlord estimates (such estimate to be performed within forty-five (45) calendar days of Landlord’s actual knowledge of such damage) that the damage can be repaired in a manner necessary to cause it to be in the same condition as it was on the Tender Date within one hundred-eighty (180) days after Landlord becomes aware of such damage and provided that there are sufficient insurance proceeds available to repair such damage, then Landlord shall proceed with reasonable diligence to restore the Premises to substantially the condition which existed prior to the damage and this Lease shall not terminate. If, in Landlord’s estimation, the damage cannot be repaired within such 180 day period, the destruction was cased by an uninsurable event or if there are insufficient insurance proceeds available to repair such damage (provided Landlord maintains the insurance coverage required by subparagraph 4.14.2, below), Landlord may elect in its sole discretion exercised in good faith to either: (a) terminate this Lease or (b) restore the Premises to substantially the same condition which existed on the Tender Date and this Lease will continue.

4.9.2 If Landlord elects to restore the Premises under subparagraph 4.9.1 above, then Landlord shall, at its sole cost and expense, restore the Premises with reasonable diligence to substantially the same condition existing on the Tender Date; provided that Landlord shall not be obligated to restore Tenant Improvements and Tenant Alterations installed by Tenant or Tenant’s furniture, fixtures or equipment. Landlord shall promptly provide Tenant with written notice of its election to restore the Premises, which notice shall also specify the expected duration of such restoration. Failure to so elect shall be deemed Landlord’s decision not to restore. Base Rent and Additional Rent shall be reduced during the period of Landlord’s restoration of the Premises in proportion to the portion of the Premises which is not usable (or accessible) by Tenant as a result of such casualty and is not being used by Tenant (except that in the event that the portion of the Premises which is rendered untenantable precludes Tenant from operating Tenant’s business in the balance of the Premises in the manner it had been conducted prior to the Casualty Date, then all Rent shall be fully abated) until the date on which Landlord substantially completes its restoration of the Premises to the condition as existing on the Tender Date. When performing such restoration, Landlord will not be obligated to spend more than the net insurance proceeds received by Landlord as a result of such Casualty plus an amount equal to the applicable deductible under Landlord’s insurance policy. Tenant agrees to look to the provider of Tenant’s insurance for coverage for the reconstruction of the Tenant Improvements and the Tenant Alterations, if any, and for the loss of Tenant’s use of the Premises and any other related losses or damages incurred by Tenant during any reconstruction period.

4.9.3 If the Building is damaged by fire, earthquake or other casualty and more than fifty percent (50%) of the Building is rendered untenantable, without regard to whether the Premises are affected by such damage, Landlord may in its absolute discretion, elect to terminate this Lease by notice in writing to Tenant within twenty (20) Business Days after the occurrence of such damage if Landlord is also terminating the leases of other tenants in the Building who are similarly situated to Tenant. Such notice shall be effective twenty (20) Business Days after receipt by Tenant unless a later date is set forth in Landlord’s notice.

4.9.4 Notwithstanding anything contained in this Lease to the contrary, if there is damage to the Premises or Building and the holder of any indebtedness secured by a mortgage or deed of trust covering any such property requires that the insurance proceeds be applied to such indebtedness or if the insurance proceeds are otherwise inadequate to complete the repair of the damages to the Premises, the Building or both, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) Business Days after Landlord is notified of such requirement.

4.9.5 Notwithstanding the foregoing, if the Premises or the Building are wholly or partially damaged or destroyed by casualty within the final twelve (12) months of the Lease Term, either Landlord or Tenant may, at its option, elect to terminate this Lease upon written notice to the other party within thirty (30) days following such damage or destruction.

4.9.6 Notwithstanding anything in this Lease to the contrary, Tenant may terminate this Lease within thirty (30) days of delivery to Tenant of Landlord’s determination of the estimated time for the Premises or the Building to be restored if such estimated time exceeds one hundred eighty (180) days from the date of Landlord’s actual knowledge of the Casualty. In addition, if the actual time to restore in fact exceeds two hundred ten (210) days from the date Landlord becomes aware of the Casualty (subject to extension for Force Majeure Events), Tenant shall have the right to terminate this Lease, provided that Tenant delivers to Landlord, within ten (10) days of the expiration of such two hundred ten (210) day period, written notice of Tenant’s intention to terminate the Lease unless Landlord completes such restoration within thirty (30) days after Landlord’s receipt of such notice; provided if Landlord completes the restoration within such thirty (30) day period, the Lease shall not terminate and shall continue in full force and effect; provided further that if Landlord does not complete the restoration within such thirty (30) day period. Tenant may terminate this Lease by written notice to Landlord within ten (10) days after the end of such thirty (30) day period.

4.10 Condemnation. If more than fifty percent (50%) of the Premises, or such portions of the Building as may be required for the Tenant’s reasonable use of the Premises, are taken by eminent domain or by conveyance in lieu thereof, this Lease shall automatically terminate as of the date the physical taking occurs, and all Base Rent, Additional Rent and other sums payable under this Lease shall be paid to that date. In case of taking of a part of the Building that is not required for the Tenant’s reasonable use of the Premises, then this Lease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such reduction in Base Rent to be effective as of the date the physical taking occurs. Additional Rent and all other sums payable under this Lease shall not be abated but Tenant’s Pro Rata Share (Operating Costs) and Tenant’s Pro Rata Share (Property Taxes) shall be redetermined as equitable under the circumstances. Landlord reserves all rights to damages or awards for any taking by eminent domain relating to the Premises, Building, Land and the unexpired term of this Lease. Tenant assigns to Landlord any right Tenant may have to such damages or award and Tenant shall make no claim against Landlord for damages for termination of its leasehold interest or interference with Tenant’s business, Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be entitled for Tenant’s moving expenses the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s sole cost, or other relocation costs; provided that, such expenses or costs may be claimed only if they are awarded separately in the eminent domain proceedings and not as a part of the damages recoverable by Landlord.

4.11 Parking. The Building’s parking garage is to be operated by Landlord or an independent contractor pursuant to a contract with Landlord. Such contract (if any) will allow Landlord to designate a certain number of permits for use by particular tenants during the entire Lease Term. Landlord agrees to instruct the parking garage operator to provide throughout the entire Lease Term, and Tenant may lease (either from Landlord or from such operator) up to the number of spaces allocated to Tenant in the definition of the Parking Ratio for use by Tenant’s employees. Tenant shall pay Landlord or such contractor the prevailing market rate (which rate will be comparable to rates then being charged at comparable office buildings in the Arlington, Virginia area, as reasonably determined by Landlord) for such unreserved parking, which shall be the same rate generally charged by Landlord or such contractor to its other customers paying for unreserved parking in the Building. The current monthly charge for unreserved parking is $120.00 per month, which charge is subject to market-based increases (as reasonably determined by Landlord) from time-to-time by Landlord. Tenant’s parking privileges shall be subject to the reasonable rules and regulations relating to parking adopted by Landlord and/or the parking garage operator from time to time. Landlord shall have the right to grant designated, reserved parking spaces to other tenants in the Building. Landlord shall have no obligation whatsoever to monitor, secure or police the use of the parking or other common areas.

4.12 Indemnification.

4.12.1 Except to the extent arising from the negligence of Landlord or Landlord’s Agents, Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all third party Claims, arising in whole or in part out of (a) the possession, use or occupancy of the Premises or the business conducted in the Premises, (b) the negligence or willful misconduct of Tenant or Tenant’s Agents, or (c) any breach or default under this Lease by Tenant.

4.12.2 Except to the extent arising from the negligence of Tenant or Tenant’s Agents, Landlord shall indemnify, defend and hold harmless Tenant and Tenant’s Agents from and against any and all third party Claims, arising in whole or in part out of (a) the negligence or willful misconduct of Landlord or Landlord’s Agents, (b) the negligence or willful misconduct of Landlord’s contractors in connection with the performance of any construction work in the Building; or (c) any breach or default under this Lease by Landlord.

4.12.3 Except as otherwise specified in this Lease, neither Landlord nor Landlord’s Agents shall, to the extent permitted by law, have any liability to Tenant, or to Tenant’s Agents, for (a) any Claims arising out of any cause whatsoever, including repair to any portion of the Premises; (b) interruption in or interference with the use of the Premises or any equipment therein; (c) any accident or damage resulting from any use or operation by Landlord, Tenant or any person or entity of heating, cooling, electrical, sewerage or plumbing equipment or apparatus or Telecommunication Facilities; (d) termination of this Lease by reason of damage to the Premises or Building; (e) fire, robbery, theft, vandalism, mysterious disappearance or a casualty of any kind or nature; (f) actions of any other tenant of the Building or of any other person or entity; (g) inability to furnish any service required of Landlord as specified in this Lease; or (h) leakage in any part of the Premises or the Building from rain, ice or snow, or from drains, pipes or plumbing fixtures in the Premises or the Building. Landlord shall only be responsible for Claims arising from the items listed in the previous sentence if such items were within Landlord’s reasonable control and Landlord was negligent or acted with or willful misconduct in failing to repair or maintain the Building as required by this Lease; but in no event shall Landlord’s responsibility extend to any interruption to Tenant’s business or any indirect or consequential losses suffered by Tenant or Tenant’s Agents or extend beyond Landlord’s responsibility as set forth in paragraph 3.5 of this Lease (captioned “Utilities”) when that paragraph is applicable. The obligations of this paragraph 4.12 shall be subject to paragraph 4.15 of this Lease (captioned “Waiver of Subrogation”).

4.13 Tenant Insurance.

4.13.1 Tenant shall, throughout the Lease Term, at its own expense, keep and maintain in full force and effect the following policies, each of which shall be endorsed as needed to provide that the insurance afforded by these policies is primary and that all insurance carried by Landlord is strictly excess and secondary and shall not contribute with Tenant’s liability insurance:

(a) A policy of commercial general liability insurance, including a contractual liability endorsement covering Tenant’s obligations under paragraph 4.12 of this Lease (captioned “Indemnification”), insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Tender Date of this Lease of not less than Three Million Dollars ($3,000,000.00), which limit shall be reasonably increased during the Lease Term at Landlord’s request to reflect both increases in liability exposure arising from inflation as well as from changing use of the Premises or changing legal liability standards, which policy shall be payable on an “occurrence” rather than a “claims made” basis, and which policy names Landlord and Manager and, at Landlord’s written request Landlord’s mortgage lender(s) or investment advisors, as additional insureds;

(b) A policy of extended property insurance (which is commonly called “all risk”) covering Tenant Improvements, Tenant Alterations (including Telecommunication Facilities), and any and all furniture, fixtures, equipment, inventory, improvements and other property in or about the Premises which is not owned by Landlord, for one hundred percent (100%) of the then current replacement cost of such property;

(c) A policy or worker’s compensation insurance as required by applicable law and employer’s liability insurance with limits of no less than Five Hundred Thousand and No/100 Dollars ($500,000.00); and

(d) A policy of automobile liability insurance, including loading and unloading, and covering owned, non-owned and hired vehicles, with limits of no less than One Million Dollars ($1,000,000.00) per occurrence, if applicable.

4.13.2 All insurance policies required under this paragraph shall be with companies reasonably approved by Landlord which are authorized to conduct business in the Commonwealth of Virginia and possess a BEST rating of A-VII or better, and each policy shall state that the insurer will provide at least thirty (30) days’ written notice to Tenant prior to cancellation, lapse or reduction in coverage (except for cancellation for non-payment of premium, with respect to which the insurer will provide at least ten (10) days’ written notice to Tenant). Tenant shall notify Landlord in writing within three (3) Business Days after Tenant receives a notice from Tenant’s insurance company canceling or reducing coverage or threatening to cancel or reduce coverage under any of Tenant’s insurance policies. Tenant shall deliver to Landlord and, at Landlord’s request Landlord’s mortgage lender(s), prior to the Tender Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

4.13.3 If Tenant fails to acquire or maintain any insurance or provide any certificate required by this paragraph 4.13, Landlord may, but shall not be required to, obtain such insurance or certificates and the costs associated with obtaining such insurance or certificates shall be payable by Tenant to Landlord on demand.

4.14 Landlord’s Insurance. Landlord shall, throughout the Lease Term, keep and maintain in full force and effect:

4.14.1 A policy of commercial general liability insurance, insuring against claims of bodily injury and death or property damage or loss with a combined single limit at the Tender Date of not less than Five Million Dollars ($5,000,000.00), which policy shall be payable on an “occurrence” rather than a “claims made” basis;

4.14.2 A policy of extended property insurance (what is commonly called “all risk”) covering the Building and Landlord’s personal property, if any, located on the Land in the amount of one hundred percent (100%) of the then current replacement value of such property; and

4.14.3 Landlord may, but shall not be required to, maintain such other types of insurance as are customarily carried by the owners of comparable office buildings in the Arlington, Virginia market, including but not limited to, property insurance coverage for earthquakes and floods in such amounts as Landlord deems appropriate. Such policies may be “blanket” policies which cover other properties owned by Landlord.

4.15 Waiver of Subrogation. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby each waive and release the other from any and all Claims or any loss or damage that may occur to the Land, Building, Premises, Tenant Improvements, Tenant Alterations or personal property located in the Premises, by reason of fire or other casualty regardless of cause or origin, including without limitation the negligence or misconduct of Landlord, Tenant, Landlord’s Agents or Tenant’s Agents, but only to the extent of the insurance proceeds paid to such releasor under its policies of insurance or, if it fails to maintain the required policies, the insurance proceeds that would have been paid to such releasor if it had maintained such policies. Each party to this Lease shall promptly give to its insurance company written notice of the mutual waivers contained in this paragraph 4.15, and shall cause its insurance policies to be properly endorsed, if necessary, to prevent the invalidation of any insurance coverages by reason of the mutual waivers contained in this paragraph 4.15.

4.16 Assignment and Subletting by Tenant.

4.16.1 Except with respect to transfers pursuant to 4.16.7, below, Tenant shall not have the right to assign, transfer, mortgage or encumber this Lease in whole or in part, nor sublet the whole or any part of the Premises, nor allow the occupancy of all or any part of the Premises by another, without first obtaining Landlord’s consent, which consent may be granted or denied in accordance with this paragraph. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of all sums payable under this Lease and for compliance with all of its other obligations as tenant under this Lease. Landlord’s acceptance of Base Rent, Additional Rent or any other sum from any assignee, sublessee, transferee, mortgagee or encumbrance holder shall not be deemed to be Landlord’s approval of any such conveyance. Upon the occurrence of an Event of Default and written notice to Tenant (unless Tenant is a debtor in a bankruptcy proceeding, in which event no notice shall be required), if the Premises or any part of the Premises are then subject to an assignment or subletting, Landlord may, at its option, collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rents against any sums due to Landlord from Tenant under this Lease. No such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease. Landlord’s right of direct collection shall be in addition to and not in limitation of any other rights and remedies provided for in this Lease or at law. Tenant makes an absolute assignment to Landlord of such assignments and subleases and any rent, Lease Security Deposits and other sums payable under such assignments and subleases as collateral to secure the performance of the obligations of Tenant under this Lease.

4.16.2 In the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give written notice of such desire to Landlord setting forth the name of the proposed subtenant or assignee, the proposed term, the nature of the proposed subtenant’s or assignee’s business to be conducted on the Premises, the rental rate, and any other particulars of the proposed subletting or assignment that Landlord may reasonably request. Without limiting the preceding sentence, Tenant shall also provide Landlord with: (a) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee, including recent financial statements certified as accurate and complete by the president, managing partner or other appropriate officer of the proposed subtenant or assignee; (b) proof reasonably satisfactory to Landlord that the proposed subtenant or assignee will immediately occupy and thereafter use the entire Premises (or any sublet portion of the Premises) for the remainder of the Lease Term (or for the entire term of the sublease, if shorter) in compliance with the terms of this Lease; and (c) a copy of the proposed sublease or assignment or letter of intent. Tenant shall pay to Landlord, upon Landlord’s demand therefor, Landlord’s reasonable attorneys’ fees incurred in the review of such documentation and in documenting Landlord’s consent (not to exceed $1,500.00 in the aggregate). Receipt of such fee shall not obligate Landlord to approve the proposed assignment or sublease.

4.16.3 Without limiting what may be construed as a factor considered by Landlord, Tenant agrees that any one or more of the following will be proper grounds for Landlord’s disapproval of a proposed assignment or sublease:

(a) The proposed assignee or subtenant does not, in Landlord’s good faith judgment, have financial worth or creditworthiness or sufficient financial worth to insure full and timely performance under this Lease; or Landlord has received insufficient evidence of the financial worth or creditworthiness of the proposed assignee or subtenant to make the determination set forth in this clause;

(b) Landlord has had prior negative leasing experience with the proposed assignee or subtenant or believes, in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in a business, or the Premises or any part of the Premises will be used in a manner, that is not in keeping with the then standards of the Building, or that is inappropriate for the Building, or that will violate any negative covenant as to use contained in any other lease of space in the Building;

(c) The use of the Premises by the proposed assignee or subtenant will not be permitted under the Permitted Use; or

(d) An Event of Default has occurred and remains uncured under this Lease.

4.16.4 Within fifteen (15) Business Days after Landlord’s receipt of all required information to be supplied by Tenant pursuant to this paragraph 4.16, Landlord shall notify Tenant of Landlord’s approval, disapproval or conditional approval of any proposed assignment or subletting or, subject to the terms and conditions set forth in subparagraph 4.16.7, below, of Landlord’s election to recapture as described below. Any instance of disapproval or conditional approval by Landlord shall be delivered to Tenant with reasons therefor in reasonable detail. Landlord shall have no obligation to respond unless and until all required information has been submitted. In the event Landlord approves of any proposed assignment or subletting, Tenant and the proposed assignee or sublessee shall execute and deliver to Landlord an assignment (or subletting) and assumption agreement in form and content reasonably satisfactory to Landlord.

4.16.5 Any transfer, assignment or hypothecation of any of the stock or interest in Tenant, or the assets of Tenant, or any other transaction, merger, reorganization or event, however constituted which (a) results in fifty percent (50%), or more of such stock, interest or assets going into different ownership; provided, however, that: (i) Tenant may assign its entire interest under this Lease or sublet the Premises to any successor to Tenant by purchase, merger, consolidation or reorganization, provided that (A) after such transaction is completed the net worth and creditworthiness of the successor entity is equal to or greater than those of Tenant prior to such purchase, merger, consolidation or reorganization; and (B) such transaction includes a transfer of a majority or controlling interest in Tenant made in connection with an initial public offering of the stock of Tenant, and (ii) after Tenant has become a publicly-traded corporation, any subsequent transfer of a majority or controlling interest of Tenant on a nationally recognized public stock exchange shall not constitute an assignment of this Lease which requires Landlord’s approval (hereinafter, collectively, referred to as “Permitted Transfer”), or (b) is a subterfuge denying Landlord the benefits of this paragraph, shall be deemed to be an assignment within the meaning and provisions of this paragraph and shall be subject to the provisions of this paragraph 4.16.

4.16.6 If Landlord consents to any assignment or sublease and Tenant receives rent or any other consideration, either initially or over the term of the assignment or sublease, in excess of the Base Rent and Additional Rent (or, in the case of a sublease of a portion of the Premises, in excess of the Base Rent paid by Tenant on a square footage basis under this Lease), Tenant shall pay to Landlord fifty percent (50%) of such excess, after deducting any reasonable out-of-pocket advertising, leasing commissions, or other marketing costs and improvements or other out-of-pocket concessions incurred in connection with such assignment or sublease.

4.16.7 In the event that Tenant provides Landlord with written notice of Tenant’s desire to assign this Lease or sublet all or any portion of the Premises pursuant to Section 4.16.2, above, unless such assignment or sublease is undertaken in connection with a Permitted Transfer, Landlord shall have the right to recapture the Premises or the applicable portion thereof (a “Recapture”) by giving written notice of such Recapture to Tenant within fifteen (15) Business Days after receipt of Tenant’s written request for Landlord’s consent to such proposed assignment or subletting. Tenant shall have no right to retract its request for Landlord’s consent to assign or sublease once such request has been made. Such Recapture shall terminate this Lease as to the applicable space effective on the prospective effective date of assignment or subletting, which shall be the last day of a calendar month and shall not be earlier than forty-five (45) Business Days after receipt of Tenant’s request hereunder. If less than the entire Premises are recaptured, this Lease shall remain in full force and effect with respect to that remaining area not recaptured by Landlord. Tenant shall surrender that portion of the Premises recaptured by Landlord in accordance with the terms and conditions of this Lease. Notwithstanding the first sentence of this subparagraph 4.16.7, Landlord shall have no right to Recapture the Premises or applicable portion thereof if: (a) Tenant’s proposed assignment or sublet is to a Qualified Tenant Affiliate, or (b) Tenant’s proposed sublet (i) is for a term that is less than 90% of the remaining Lease Term; and (ii) together with any previous sublets encompass, in the aggregate, net rentable area less than seventy-five percent (75%) of the total net rentable area of Premises.

4.16.8 Notwithstanding the above restrictions on subletting and assignments, Landlord’s prior consent shall not be required for any assignment or subletting to an Affiliate of Tenant (as defined below) or a Parent of Tenant (as defined below), provided (a) that such assignee has a creditworthiness (e.g. assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) not less than that of Tenant as of the Effective Date, (b) that such assignee or subtenant agrees in writing to be bound by the terms and conditions of this Lease and to assume all of the obligations and liabilities of Tenant under this Lease, (c) that Tenant provides Landlord with prior written notice of its intent to assign or sublease all or a portion of the Premises not more than sixty (60) nor less than thirty (30) days prior to the effective date of such assignment or sublease, and (d) that the proposed assignment or sublease with such person or entity is not a so-called “sham” transaction intended by Tenant to circumvent the provisions of this paragraph 4.16. In the event of any assignment or subletting pursuant to this paragraph 4.16.8, Tenant shall remain fully liable as a primary obligor and principal for Tenant’s obligations and responsibilities under this Lease, including, but not limited to, the payment of all rent and charges required hereunder and the performance of all conditions and obligations to be performed under this Lease. For purposes of this paragraph 4.16.8., an “Affiliate of Tenant” shall mean any corporation, limited liability company, association, trust, or partnership (i) that Controls (as herein defined) Tenant, (ii) that is under the Control of Tenant, through stock ownership or otherwise, (iii) that is under common Control with Tenant, or (D) which results from the merger or consolidation with Tenant, or acquires all or substantially all of the assets of and interest in Tenant. For the purposes hereof, a “Parent of Tenant” shall mean any corporation, limited liability company, association, trust, or partnership (A) that Controls Tenant, or (B) that owns more than fifty percent (50%) of the issued and outstanding voting securities of Tenant. The terms “Control” or “Controls” as used in this paragraph 4.16.8 shall mean the power to directly or indirectly influence the direction, management, or policies of Tenant or such other entity. As used in this Lease, the term “Qualified Tenant Affiliate” means an Affiliate of Tenant or Parent of Tenant who has taken an assignment of this Lease or has subleased the Premises in accordance with the terms of this paragraph 4.16.8.

4.16.9 Notwithstanding anything to the contrary set forth herein and provided that no Event of Default shall have occurred and remains uncured, Tenant shall be entitled, without Landlord’s consent but on at least ten (10) business days’ notice to Landlord, to enter into license agreements acceptable to Landlord with one or more of Tenant’s clients or subcontractors (the “Approved Users”) pursuant to which such Approved Users may use in the ordinary course of, and incidental to. Tenant’s business, portions of the Premises (which agreements shall not involve, in the aggregate, more than ten percent (10%) of the rentable square footage of the Premises at any one time), for general office use, provided Tenant evidences to Landlord’s reasonable satisfaction that: (i) such use is related to Tenant’s business in the Premises, (ii) such Approved User complies with the terms of this Lease, including without limitation all the rules and regulations set forth herein, (iii) such Approved User’s use of the Premises by the Approved User shall be in compliance with all Governmental Requirements and in accordance with paragraph 2.7 of this Lease, (iv) the portion of the Premises used pursuant to this paragraph 4.16.9 does not have a separate entrance and is not separated from the other portions of the Premises by demising walls or similar partitions, unless Landlord requires or approves same, (v) such Approved User does not impose any additional burden upon Landlord in the operation of the Building, (vi) such Approved User’s use of the Premises does not have any adverse impact on the operations of the Building and/or the Building systems, and (vii) such Approved User agrees to indemnify Landlord for and against all damage, claims and liability arising out of such Approved User’s use of a portion of the Premises. Any default of any provision hereunder caused by any such Approved User shall be deemed a default of such provision by Tenant, and any act or omission by such Approved User shall be deemed the act or omission of Tenant. Nothing contained in this Lease (including the provisions of this paragraph 4.16.9) or otherwise (including the provision of any services to the Premises) shall be deemed to (A) create any landlord-tenant or other relationship between Landlord and any Approved User, or (B) create any contractual liability or duty on the part of Landlord to any Approved User. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys’ fees) incurred by or claimed against Landlord and/or its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from any Approved User’s use and occupancy of any portion of the Premises.

4.17 Assignment by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations under this Lease and in any and all of the Land or Building. If Landlord sells or transfers any or all of the Building, including the Premises, Landlord and Landlord’s Agents shall, upon consummation of such sale or transfer, be released automatically from any liability relating to obligations or covenants under this Lease to be performed or observed after the date of such transfer, and in such event, Tenant agrees to look solely to Landlord’s successor-in-interest with respect to such liability; provided that, as to the Lease Security Deposit and Prepaid Rent, Landlord shall not be released from liability therefor unless Landlord has delivered (by direct transfer or credit against the purchase price) the Lease Security Deposit or Prepaid Rent to its successor-in-interest.

4.18 Estoppel Certificates and Financial Statements. Tenant shall, from time to time, upon the written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating (to the extent factually accurate): (a) the date this Lease was executed and the date it expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of monthly Base Rent and Additional Rent and the date to which such Base Rent and Additional Rent have been paid; and (d) certifying that (1) this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date of the agreement so affecting this Lease); (2) Landlord is not in breach of this Lease (or, if so, a description of each such breach) and that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of this Lease by Landlord; (3) this Lease represents the entire agreement between the parties with respect to the Premises; (4) all required contributions by Landlord to Tenant on account of Tenant Improvements have been received; (5) on the date of execution, there exist no defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; (6) no Base Rent, Additional Rent or other sums payable under this Lease have been paid in advance except for Base Rent and Additional Rent for the then current month; (7) no security has been deposited with Landlord (or, if so, the amount of such security); (8) it is intended that any Tenant’s statement may be relied upon by a prospective purchaser or mortgagee of Landlord’s interest or an assignee of any such mortgagee; and (9) such other information as may be reasonably requested by Landlord. If Tenant fails to respond within ten (10) Business Days of its receipt of a written request by Landlord as provided in this paragraph 4.18, such shall be a breach of this Lease and Tenant shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser, mortgagee or assignee. In addition, Tenant shall, from time to time, but not more than once in any twelve (12) month period (except if the Landlord is then attempting to sell or refinance the Building or if an Event of Default then exists) upon the written request of Landlord, deliver to or cause to be delivered to Landlord or its designee then current financial statements (including a statement of operations and balance sheet and statement of cash flows) certified as accurate and prepared in conformance with generally accepted accounting principles for (i) Tenant, (ii) any entity which owns a controlling interest in Tenant, (iii) any successor entity to Tenant by merger or operation of law, and (iv) any guarantor of this Lease.

4.19 Modification for Lender. If, in connection with obtaining construction, interim or permanent financing for the Building or Land, Landlord’s lender, if any, shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold or delay its consent to such modifications; provided that, such modifications do not increase the obligations of Tenant, or decrease the obligations of Landlord under this Lease or materially adversely affect Tenant’s rights under this Lease.

4.20 Hazardous Substances.

4.20.1 Neither Tenant, any of Tenant’s Agents nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Land or Building any Hazardous Substance, except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises. Tenant agrees that (a) the storage, handling and use of such permitted Hazardous Substances must at all times conform to all Governmental Requirements and to applicable fire, safety and insurance requirements; (b) the types and quantities of permitted Hazardous Substances which are stored in the Premises must be reasonable and appropriate to the nature and size of Tenant’s operation in the Premises and reasonable and appropriate for a first-class building of the same or similar use and in the same market area as the Building; and (c) no Hazardous Substance shall be spilled or disposed of on, in, under or around the Land or Building or otherwise discharged from the Premises or any area adjacent to the Land or Building. In no event will Tenant be permitted to store, handle or use on, in, under or around the Premises any Hazardous Substance which will increase the rate of fire or extended coverage insurance on the Land or Building, unless: (1) such Hazardous Substance and the expected rate increase have been specifically disclosed in writing to Landlord; (2) Tenant has agreed in writing to pay any rate increase related to each such Hazardous Substance; and (3) Landlord has approved in writing each such Hazardous Substance, which approval shall be subject to Landlord’s discretion.

4.20.2 Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of any breach of any provision of this paragraph 4.20, which expenses shall also include laboratory testing fees, personal injury claims, clean-up costs and environmental consultants’ fees. Tenant agrees that Landlord may be irreparably harmed by Tenant’s breach of this paragraph 4.20 and that a specific performance action may appropriately be brought by Landlord; provided that, Landlord’s election to bring or not bring any such specific performance action shall in no way limit, waive, impair or hinder Landlord’s other remedies against Tenant.

4.20.3 As of the execution date of this Lease, Tenant represents and warrants to Landlord that, except as otherwise disclosed by Tenant to Landlord, Tenant has no intent to bring any Hazardous Substances on, in or under the Premises except for the type and quantities authorized in the subparagraph 4.20.1, above.

4.20.4 Landlord represents and warrants that, to the best of its actual knowledge, without any independent inquiry or investigation, as of the Effective Date, there are no Hazardous Substances in the Premises, nor in the portions of the common areas of the Building that would impact Tenant’s use and occupancy of the Premises, which are in violation of applicable Governmental Requirements. Landlord covenants not to bring onto the Land or Building during the Lease Term any Hazardous Substances in violation of any Governmental Requirements.

4.21 Access Laws.

4.21.1 Tenant agrees to notify Landlord as soon as reasonably possible if Tenant receives notification or otherwise becomes aware of: (a) any condition or situation on, in, under or around the Land or Building which may constitute a violation of any Access Laws or (b) any threatened or actual lien, action or notice that the Land or Building is not in compliance with any Access Laws. If Tenant is responsible for such condition, situation, lien, action or notice under this paragraph 4.21, Tenant’s notice to Landlord shall include a statement as to the actions Tenant proposes to take in response to such condition, situation, lien, action or notice.

4.21.2 Tenant shall not alter or permit any assignee or subtenant or any other person to alter the Premises in any manner which would violate any Access Laws or increase Landlord’s responsibilities for compliance with Access Laws, without the prior approval of the Landlord. In connection with any such approval, Landlord may require a certificate of compliance with Access Laws from an architect, engineer or other person acceptable to Landlord. Tenant agrees to pay the reasonable, actual and documented fees incurred by such architect, engineer or other third party in connection with the issuance of such certificate of compliance. Landlord’s consent to any proposed Tenant Alteration shall (a) not relieve Tenant of its obligations or indemnities contained in this paragraph or this Lease or (b) be construed as a warranty that such proposed alteration complies with any Access Law.

4.21.3 Tenant shall be solely responsible for all costs and expenses relating to or incurred in connection with: (a) failure of the Premises to comply with the Access Laws; and (b) bringing the Building and the common areas of the Building into compliance with Access Laws, if and to the extent such noncompliance arises out of or relates to: (1) Tenant’s specific use of the Premises, including the hiring of employees; (2) any Tenant Alterations to the Premises; or (3) any Tenant Improvements constructed in the Premises by or at the request of Tenant.

4.21.4 Landlord shall be responsible for all costs and expenses relating to or incurred in connection with bringing the common areas of the Building into compliance with Access Laws, unless such costs and expenses are Tenant’s responsibility as provided in the preceding subparagraph 4.21.3. Any cost or expense paid or incurred by Landlord to bring the Premises or common areas of the Building into compliance with Access Laws which is not Tenant’s responsibility under the preceding subparagraphs shall be amortized over the useful economic life of the improvements with interest at the Prime Rate plus four (4) percentage points compounded daily, and, except as otherwise expressly provided herein, shall be an Operating Cost for purposes of this Lease.

4.21.5 Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord’s Agents from and against any and all Claims arising out of or relating to any failure of Tenant or Tenant’s Agents to comply with Tenant’s obligations under this paragraph 4.21. Landlord represents and warrants that, to the best of its actual knowledge, without any independent inquiry or investigation, as of the Effective Date: (a) the portions of the common areas of the Building that affect Tenant’s use and occupancy of the Premises (the “Applicable Portion of the Common Areas”) are in substantial compliance with applicable Governmental Requirements (including the Access Laws), the violation of which would affect Tenant’s use and enjoyment of the Premises, and (b) the Applicable Portion of the Common Areas is in substantial compliance with the Access Laws in effect on the Effective Date.

4.21.6 The provisions of this paragraph 4.21 shall supersede any other provisions in this Lease regarding Access Laws, to the extent inconsistent with the provisions of any other paragraphs of this Lease.

4.22 Quiet Enjoyment. Landlord covenants that, provided that no Event of Default exists hereunder: (a) Tenant, upon paying Base Rent, Additional Rent and all other sums payable under this Lease and performing all covenants and conditions required of Tenant under this Lease; (b) Tenant shall and may peacefully have, hold and enjoy the Premises without hindrance or molestation by Landlord subject to the provisions of this Lease.

4.23 Signs.

4.23.1 Exterior. So long as (a) Governmental Requirements permit Landlord to install on the top of the Building, after the installation of, and in addition to, the Exterior Building Sign (hereinafter defined), an exterior sign of a size substantially similar to the Exterior Building Sign, (b) Tenant leases at least 42,128 rentable square feet of office space in the Building, (c) Tenant remains one of the two largest tenants in the Building based on the rentable area leased in the Building, and (d) no Event of Default shall have occurred and remains uncured, Tenant, at Tenant’s sole cost and expense, shall have the non¬exclusive right to install one (1) exterior building sign (the “Exterior Building Sign”) containing Tenant’s name and/or Tenant’s corporate logo in the location on the exterior of the Building which is shown on the attached Exhibit F. Tenant’s right to install such Exterior Building Sign shall commence six (6) months prior to the Tender Date, provided that, prior to installing the Exterior Building Sign, Tenant shall have: (i) delivered the Letter of Credit to Landlord; and (ii) waived in writing its right to terminate this Lease pursuant to Section 2.4, above. At Tenant’s option, the Exterior Building Sign may be back-lit (subject to Landlord’s approval of Tenant’s lighting plan). Tenant may install the Exterior Building Sign in the location shown on the attached Exhibit F, provided that (A) Tenant provides to Landlord evidence reasonably satisfactory to Landlord that the Exterior Building Sign is permitted under, and conforms to, all applicable Governmental Requirements, (B) Tenant has obtained all permits, licenses and approvals (with Landlord’s reasonable cooperation but at no cost or liability to Landlord) that may be required in order to install the Exterior Building Sign, and (C) Tenant provides to Landlord evidence reasonably satisfactory to Landlord that Governmental Requirements would not prohibit an additional sign of similar size being placed on the top of the Building after the Exterior Building Sign has been installed. The exact size, dimensions, style, design, lighting, wiring, dimensions and all other components of the Exterior Building Sign shall be subject to Landlord’s approval, in its sole discretion exercised in good faith, provided in no event shall the dimensions of, or lettering on, the Exterior Building Sign be larger than those shown on the attached Exhibit F. Landlord reserves the right to approve in its sole discretion the manner in which the Exterior Building Sign is affixed to the Building. In order to obtain Landlord’s approval of the installation of the Exterior Building Sign, Tenant must submit to Landlord for its approval samples of materials to be used for the Exterior Building Sign (showing, among other things, the thickness thereof), samples of any colors to be used for the Exterior Building Sign, complete shop drawings of the Exterior Building Sign and plans and specifications for the actual construction and method of attachment to the Building of the Exterior Building Sign. The Exterior Building Sign shall be installed by a contractor reasonably approved by Landlord, which satisfies the Contractor Requirements. Throughout the Lease Term, Tenant shall be solely responsible for maintaining the Exterior Building Sign in first-class condition and repair, using a contractor reasonably approved by Landlord. If Tenant fails to properly maintain or repair the Exterior Building Sign, Landlord may, at its sole option: (A) require that Tenant remove the Exterior Building Sign and restore the portions of the Building affected by such removal to their condition immediately prior to the installation of the Exterior Building Sign; or (B) following ten (10) days’ written notice, and Tenant’s failure to effect such maintenance or repair of the Exterior Building Sign within such period, undertake such maintenance or repair at Tenant’s sole cost and expense; or (C) following fifteen (15) days’ written notice to Tenant and Tenant’s failure to effect such removal and restoration of the Exterior Building Sign within such period, remove the Exterior Building Sign and restore the portions of the Building affected by such removal, all at Tenant’s sole cost and expense. On or before the end of the Lease Term, or in the event that (1) Governmental Requirements prevent Landlord from installing on the top of the Building, in addition to the Exterior Building Sign, an exterior sign of a size substantially similar to the Exterior Building Sign, (2) Tenant assigns this Lease to an entity other than a Qualified Tenant Affiliate, (3) Tenant leases less than 42,128 rentable square feet of office space in the Building, or (4) Tenant is not one of the two largest tenants in the Building based on the rentable area leased in the Building, Tenant shall, at its sole cost and expense, have a contractor reasonably approved by Landlord remove the Exterior Building Sign and restore the portions of the Building affected by such removal to the condition which existed immediately prior to the installation of the Exterior Building Sign, excepting ordinary wear and tear and damages from casualty the responsibility for the repair of which is Landlord’s under this Lease. If Tenant fails to timely remove the Exterior Building Sign or fails to restore the Building in accordance with the terms of the immediately preceding sentence, Landlord shall have the right, but not the obligation, to undertake such removal and/or restoration and Tenant shall reimburse Landlord for all reasonable, actual and documented costs incurred by Landlord in connection therewith, immediately upon demand therefor. Tenant shall obtain property insurance coverage for the Exterior Building Sign and such Exterior Building Sign shall be included in Tenant’s comprehensive liability insurance required pursuant to the Lease. Tenant’s rights under this paragraph 4.23 are personal to OPower, Inc., and no assignee (other than a Qualified Tenant Affiliate) or sublessee of all or any portion of the Premises shall have any exterior signage rights hereunder. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys’ fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from the installation, maintenance, repair, operation, removal or existence of the Exterior Building Sign.

4.23.2 Interior. Landlord shall provide to Tenant, on a one-time basis, promptly after the Commencement Date, a Building standard suite entry sign approved by Landlord at Landlord’s reasonable cost and expense. Tenant shall not be responsible for the cost of removal (i) at the expiration of the Lease Term or earlier termination of the Lease of any Building standard suite entry signage approved by Landlord; however, all repair, modification or maintenance costs of same during the Lease Term shall be at Tenant’s sole cost and expense. Landlord, at its sole cost and expense, shall provide Tenant with Tenant’s pro-rata share of lobby directory strips in the lobby directory. Tenant shall not inscribe an inscription, or post, place, or in any manner display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about the Land or Building at places visible (either directly or indirectly as an outline or shadow on a glass pane) from anywhere outside the Premises without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

4.24 Subordination. Landlord represents that no deed of trust or mortgage encumbers the Land or Building on the Effective Date. Tenant subordinates this Lease and all rights of Tenant under this Lease to any mortgage, deed of trust, ground lease or vendor’s lien, or similar instrument which may from time to time be placed upon the Premises (and all renewals, modifications, replacements and extensions of such encumbrances), and each such mortgage, deed of trust, ground lease or lien or other instrument shall be superior to and prior to this Lease; provided however, Landlord shall use commercially reasonable efforts to obtain from any future mortgage lender (the “Mortgagee”) a subordination, non-disturbance and attornment agreement (“SNDA”) providing that Tenant’s rights to possession shall not be disturbed so long as no Event of Default then exists hereunder on such Mortgagee’s standard form of SNDA (an “Acceptable SNDA”). Notwithstanding the foregoing, any such Mortgagee or the holder of, or lessor or beneficiary under, any ground lease, vendor’s lien or similar instrument shall have the right to subordinate or cause to be subordinated any such mortgage, deed of trust, ground lease, vendor’s lien or similar instrument to this Lease. Subject to Tenant receiving an Acceptable SNDA, Tenant shall within ten (10) Business Days of any request, execute, acknowledge and deliver promptly in recordable form any factually accurate and reasonable instrument or subordination agreement that Landlord or such holder may request. Subject to Tenant receiving an Acceptable SNDA, Tenant further covenants and agrees that if the lender or ground lessor acquires the Premises as a purchaser at any foreclosure sale or otherwise, Tenant shall recognize and attorn to such party as landlord under this Lease, and shall make all payments required hereunder to such new landlord without deduction or set-off and, upon the request of such purchaser or other successor, execute, deliver and acknowledge documents confirming such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure or termination or other proceeding is prosecuted or completed.

4.25 Brokers. Each party to this Lease shall indemnify, defend and hold harmless the other party from and against any and all Claims asserted against such other party by any real estate broker, finder or intermediary relating to any act of the indemnifying party in connection with this Lease.

4.26 Limitation on Recourse. Liability with respect to the entry and performance of this Lease by or on behalf of Landlord, however it may arise, shall be asserted and enforced only against Landlord’s estate and equity interest in the Building. Neither Landlord nor any of Landlord’s Agents shall have any personal liability in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Further, in no event whatsoever shall any Landlord’s Agent have any liability or responsibility whatsoever arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Premises. Any and all personal liability, if any, beyond that which may be asserted under this paragraph 4.26, is expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

4.27 Mechanic’s Liens and Tenant’s Personal Property Taxes.

4.27.1 Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord or Tenant in the Premises or to charge the rentals payable under this Lease for any Claims in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall within thirty (30) days after invoice, pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises and Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims arising out of any such asserted Claims. Tenant agrees to give Landlord immediate written notice of any such asserted Claim.

4.27.2 Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay them or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, Tenant shall reimburse Landlord for the sums so paid by Landlord, upon demand by Landlord.

SECTION 5: DEFAULT AND REMEDIES

5.1 Events of Default.

5.1.1 The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (“Event of Default”):

(a) failure by Tenant to make any payment of Base Rent, Additional Rent or any other sum payable by Tenant under this Lease within five (5) Business Days after written notice from Landlord; provided that an Event of Default shall exist on the sixth (6,h) Business Day after the date on which such Rent payment was due (and no written notice to Tenant shall be required for an Event of Default to exist), if, as of the date on which such payment of Rent was due, Tenant is a debtor in a voluntary or involuntary bankruptcy proceeding;

(b) failure by Tenant to observe or perform any covenant or condition of this Lease, other than the making of payments, where such failure shall continue for a period of twenty (20) Business Days after written notice from Landlord or such additional time as is reasonably needed to cure the default provided that Tenant shall diligently pursue the cure and complete the cure within sixty (60) Business Days;

(c) the failure of Tenant to surrender possession of the Premises at the expiration or earlier termination of this Lease in the condition required by this Lease;

(d) (1) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (2) the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, unless the same is dismissed within thirty (30) Business Days; (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease; (4) any execution, levy, attachment or other process of law against Tenant’s interest in this Lease, unless the same is dismissed within thirty (30) Business Days; (5) adjudication that Tenant is bankrupt; or (6) the making by Tenant of a transfer in fraud of creditors;

(e) any information furnished by or on behalf of Tenant to Landlord in connection with the entry of this Lease is determined to have been materially false, misleading or incomplete when made and Tenant knew or should have known that such information was false, misleading or incomplete;

(f) a failure of Tenant to deliver the Letter of Credit within the time period specified in the paragraph 3.3, above; or

(g) a failure of Tenant to renew or extend the Letter of Credit at least thirty (30) days prior to its expiration date.

5.1.2 Tenant shall notify Landlord promptly of any Event of Default or any facts, conditions or events which, with the giving of notice or passage of time or both, would constitute an Event of Default.

5.1.3 If a petition in bankruptcy is filed by or against Tenant, and if this Lease is treated as an “unexpired lease” under applicable bankruptcy law in such proceeding, then Tenant agrees that Tenant shall not attempt nor cause any trustee to attempt to extend the applicable time period within which this Lease must be assumed or rejected.

5.2 Remedies. If any Event of Default occurs, Landlord may at any time after such occurrence, with or without notice or demand except as stated in this paragraph 5.2, and without limiting Landlord in the exercise of any right or remedy at law which Landlord may have by reason of such Event of Default, exercise the rights and remedies, either singularly or in combination, as are specified or described in the subparagraphs of this paragraph 5.2.

5.2.1 Landlord may terminate this Lease and all rights of Tenant under this Lease either immediately or at some later date by giving Tenant written notice that this Lease is terminated. If Landlord so terminates this Lease, then Landlord may recover from Tenant the sum of:

(a) the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination;

(b) interest at the Default Rate on the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which have been earned at the time of termination; plus

(c) the amount by which the unpaid Base Rent, Additional Rent and all other sums payable under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided and interest on such excess at the Default Rate; plus

(d) any other reasonable amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, including, leasing commissions, tenant improvement costs, renovation costs and advertising costs.

5.2.2 Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises pursuant to applicable law and take possession of the Premises and evict Tenant therefrom and remove all persons and property from the Premises. Landlord may cause property so removed from the Premises to be stored in a public warehouse or elsewhere at the expense and for the account of Tenant.

5.2.3 Landlord shall also have the right, without terminating this Lease, to accelerate and recover from Tenant the sum of all unpaid Base Rent, Additional Rent and all other sums payable under the then remaining Lease Term, discounting such amount to present value at the Prime Rate.

5.2.4 If Tenant vacates, abandons or surrenders the Premises without continuing to pay Base Rent and/or Additional Rent, or if Landlord re-enters the Premises as provided in subparagraph 5.2.2 or takes possession of the Premises pursuant to legal proceedings or through any notice procedure provided by law, then, if Landlord does not elect to terminate this Lease, Landlord may, from time to time, without terminating this Lease, either (a) recover all Base Rent, Additional Rent and all other sums payable under this Lease as they become due or (b) relet the Premises or any part of the Premises on behalf of Tenant for such term or terms, at such rent or rents and pursuant to such other provisions as Landlord, in its sole discretion, may deem advisable, all with the right, at Tenant’s cost, to make repairs to the Premises and recover any deficiency from Tenant as set forth in subparagraph 5.2.6.

5.2.5 None of the following remedial actions, singly or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated: (a) an act by Landlord to maintain or preserve the Premises; (b) any efforts by Landlord to relet the Premises; (c) any repairs or alterations made by Landlord to the Premises; (d) re¬entry, repossession or reletting of the Premises by Landlord pursuant to this paragraph 5.2; or (e) the appointment of a receiver, upon the initiative of Landlord, to protect Landlord’s interest under this Lease. If Landlord takes any of the foregoing remedial action without terminating this Lease, Landlord may nevertheless at any time after taking any such remedial action terminate this Lease by written notice to Tenant.

5.2.6 Upon the occurrence of an Event of Default and the receipt by Landlord of written notice from Tenant acknowledging the existence of such Event of Default and asking Landlord to attempt to re-let the Premises, Landlord agrees to use reasonable efforts to relet the Premises. Landlord may condition its willingness to attempt to relet the Premises upon Tenant’s delivery to Landlord in advance of Landlord’s attempting to relet the Premises a cash sum equal to Landlord’s reasonable estimate of the Reletting Costs (hereinafter defined) which it will incur in reletting the Premises. Landlord shall not be obligated to attempt to relet the Premises if Landlord then has available for Lease in the Building space of a size which is comparable to the Premises (or the portion thereof that any prospective tenant wishes to lease). Any alterations, decorations, rental concessions, or commissions incurred or provided by Landlord in connection with its reletting of the Premises (the “Reletting Costs”) shall be reasonable and customary in the Arlington, Virginia market for the leasing of comparable space in comparable office buildings, as reasonably determined by Landlord. If Landlord relets the Premises, Landlord shall apply the revenue from such reletting as follows: first, to the payment of any indebtedness of Tenant to Landlord under this Lease other than Base Rent, Additional Rent or any other sums payable by Tenant under this Lease; second, to the payment of any cost of reletting (including finders’ fees and leasing commissions), third, to the payment of the cost of any alterations, improvements, maintenance and repairs to the Premises; and fourth, to the payment of Base Rent, Additional Rent and other sums due and payable and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future Base Rent, Additional Rent and other sums payable under this Lease as the same become due, and shall deliver the eventual balance, if any, to Tenant. Should revenue from letting during any month, after application pursuant to the foregoing provisions, be less than the sum of the Base Rent, Additional Rent and other sums payable under this Lease and Landlord’s expenditures for the Premises during such month, Tenant shall be obligated to pay such deficiency to Landlord as and when such deficiency arises.

5.2.7 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Base Rent, Additional Rent or other sum payable under this Lease or of any damages accruing to Landlord by reason of the violation of any of the covenants or conditions contained in this Lease.

5.3 Right to Perform. If Tenant shall fail to pay any sum of money, other than Base Rent or Additional Rent, required to be paid by it under this Lease or shall fail to perform any other act on its part to be performed under this Lease, and such failure shall continue beyond any applicable notice and cure period after notice of such failure by Landlord, or such shorter time if reasonable under the circumstances, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform such other act on Tenant’s part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this paragraph 5.3 as in the case of default by Tenant in the payment of Base Rent.

5.4 Landlord’s Default. Landlord shall not be in default under this Lease unless Landlord fails to perform material obligations required of Landlord within ten (10) Business Days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, “Lender”) covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than ten (10) Business Days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such ten (10) Business Day period and thereafter diligently prosecutes the same to completion within a reasonable time thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions. Except as otherwise expressly set forth in paragraph 5.5, below, Tenant’s exclusive remedy for a default by Landlord shall be either an action for specific performance or an action for actual damages.

5.5 Tenant’s “Self-Help” Rights.

5.5.1 In the event that for reasons not caused by Tenant (or any of its employees or agents) or by a Force Majeure Event, Landlord fails to provide any services or utilities or to perform any repairs or maintenance for the Premises required of Landlord under this Lease, and such failure (i) continues after Landlord has been notified in writing thereof and fails to provide such services or utilities within the prescribed time period (or if no cure period is prescribed, a reasonable period of time after Landlord’s receipt of written notice from Tenant), and (ii) materially impairs Tenant’s use and occupancy of the Premises (collectively, the “Cure Conditions”), then Tenant may deliver written notice (“Cure Notice”) to Landlord (and, if Tenant elects to deliver such notice to Landlord, Tenant must deliver an identical notice to any Mortgagee) stating that Tenant intends to perform such repair or maintenance. Prior to Tenant undertaking any action to cure or remedy such condition, Tenant shall first allow Landlord and any Mortgagee ten (10) Business Days following receipt by Landlord and the Mortgagee of such Cure Notice to attempt to cure or remedy the event or condition specified in Tenant’s notice; provided, however, if such default cannot be cured within said ten (10) Business Day period, this period shall be extended for such longer period as may be reasonably required, but in no event more than an additional sixty (60) Business Days, to permit Landlord or the Mortgagee to effect such cure, provided that Landlord or the Mortgagee commences to cure such default within the said ten (10) Business Day period and proceeds diligently thereafter to effect such cure (the “Final Cure Period”). If Landlord or the Mortgagee fails to cure or remedy such condition within such Final Cure Period, then Tenant shall give Landlord and the Mortgagee written notice that Tenant will immediately commence to cure or remedy such condition (i.e., perform such repair or maintenance) and three (3) Business Days after delivering such notice Tenant may, subject to the terms and conditions set forth below, take such action that is reasonably necessary to cure or remedy such condition, unless Landlord or the Mortgagee shall have denied, prior to the expiration of such three (3) Business Day-period, that the Cure Conditions have occurred.

5.5.2 In the event that Landlord fails to deny that the Cure Conditions have occurred, Landlord and Tenant shall, within three (3) Business Days after written notice, appoint a mutually agreeable engineer or architect (the “Arbitrator”) to arbitrate and decide the issue, on an expedited basis, of whether the Cure Conditions have occurred. If Landlord and Tenant are unable to agree on an Arbitrator, Landlord and Tenant shall ask the American Arbitration Association to choose an Arbitrator from among the National Panel of Real Estate Industry Arbitrators. If such Arbitrator determines that the Cure Conditions have occurred, then Tenant may take such action that is reasonably necessary to cure or remedy such condition subject to and in accordance with the terms and conditions set forth below; otherwise, Tenant shall not be entitled to undertake any such cure. If the Cure Conditions have occurred and Tenant is entitled hereunder to and does undertake the cure pursuant to the Cure Notice, then upon the completion of such work and the receipt by Tenant of final lien waivers from all contractors, subcontractors and materialmen who performed work or supplied goods in affecting such cure, Tenant shall be permitted to deliver to Landlord an invoice (which shall include all lien waivers) for the reasonable (and competitive) and actual out-of-pocket costs and expenses incurred by Tenant in effecting such cure; and Landlord shall pay to Tenant the amount of such invoice within thirty (30) days after delivery of such invoice (and lien waivers) by Tenant. Notwithstanding the foregoing, it is understood that the Arbitrator’s determination that the Cure Conditions have occurred shall permit Tenant to undertake the cure pursuant to the Cure Notice as provided herein, but shall not be determinative that a default by Landlord has occurred hereunder or for any other purpose. In fulfilling its obligations to notify the Mortgagee before proceeding with any action to cure or remedy any Cure Condition, Tenant may rely upon information most recently provided by Landlord (including that contained in any SNDA) as to the identity and address of any Mortgagee. In no event shall Tenant be entitled to exercise the cure rights set forth in this paragraph 5.5 with respect any of the common areas of the Building or any base Building system or structural components, except with respect to the portion of any base Building systems within the Premises (but only if the work performed by Tenant does not affect any other part of the Building or any services provided to any other part of the Building or occupant of the Building). In addition, Tenant shall not be entitled to exercise the cure rights set forth in this paragraph 5.5 while Tenant is in default under this Lease.

5.5.3 In the event that Tenant seeks to cure or remedy any event or condition which gives rise to Tenant’s cure right set forth in this paragraph 5.5, Tenant shall (a) proceed in accordance with the applicable provisions of this Lease (including without limitation the provisions of paragraphs 4.4 and 4.5 hereof) and all Governmental Laws; (b) use only contractors (i) approved by Landlord, (ii) which satisfy the Contractor Requirements, and (iii) which are duly licensed in the Commonwealth of Virginia and insured; (c) upon commencing such repairs, complete the same within a reasonable period of time, (d) effect such repairs in a good and workmanlike quality; (e) use new materials; (f) minimize any interference or impact on any other tenants and occupants of the Building; and (g) indemnify and hold Landlord and the Mortgagee harmless from any and all liability, damage and expense arising from injury to persons or personal property arising out of or resulting from Tenant’s exercise of such rights. The provisions of paragraph 4.9, above, shall not apply in the event the Premises or Building is damaged by fire or casualty while Tenant is attempting to cure or remedy any Cure Conditions.

5.5.4 Notwithstanding anything to the contrary set forth in the Lease, Landlord and Tenant expressly acknowledge and agree that: (a) the provisions of this paragraph 5.5 shall not apply in the event that (i) Tenant is not then leasing or occupying at least 42,128 rentable square feet of space in the Building, or (ii) an uncured Event of Default then exists under the Lease; and (b) the rights granted in this paragraph 5.5 are personal to the named Tenant hereunder and may not be exercised by any subtenant or assignee, except for an assignee that is a Qualified Tenant Affiliate.

SECTION 6: MISCELLANEOUS PROVISIONS

6.1 Notices. All notices, demands, consents, approvals, statements and communications required or permitted under this Lease shall be in writing and, if intended for Landlord, shall be addressed to Landlord at the addresses set forth opposite Landlord’s signature; and if intended for Tenant, shall be addressed to Tenant at the address set forth opposite Tenant’s signature, or to such other address as either party may by written notice, given in accordance with this paragraph 6.1, advise the other party. All such communications shall be transmitted by personal delivery, reputable express or courier service, or United States Postal Service, postage prepaid. All such communications shall be deemed delivered and effective on the earlier of (a) the date received or refused for delivery, or (b) five (5) calendar days after having been deposited in the United States Postal Service, postage prepaid. Notwithstanding the means of transmission authorized earlier in this paragraph 6.1, those communications which contain a notice of breach or default, a notice of an event or occurrence that with the passage of time or the giving of notice, or both, would cause a breach or default to arise, or a demand for performance shall be transmitted by one or more of the following methods: (i) United States Postal Service, certified mail, return receipt requested; or (ii) personal delivery, accompanied by a receipt and signed by a representative of the addressee acknowledging delivery on a specified date, with delivery not effective unless the receipt is given, or (iii) reputable express or courier service.

6.2 Attorneys’ Fees and Expenses. In the event that either Landlord or Tenant shall institute any legal action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the unsuccessful party in such action or proceeding agrees to pay to the prevailing party the reasonable attorneys’ fees, expenses and court costs (including those relating to any appeal) actually incurred by the prevailing party.

6.3 No Accord and Satisfaction. No payment by a party or receipt by a party of an amount less than the sum then due and payable under this Lease shall be deemed to be other than a payment on account of such sum which is owing, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, nor preclude the accepting party’s right to recover the balance of any amount payable or its right to pursue any other remedy provided in this Lease or at law.

6.4 Successors; Joint and Several Liability. Except as provided in the paragraph captioned “Limitation on Recourse” and subject to paragraph 4.16 of this Lease (captioned “Assignment and Subletting by Landlord”), ail of the covenants and conditions contained in this Lease shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns. In the event that more than one person, partnership, company, corporation or other entity is included in the term “Tenant”, then each such person, partnership, company, corporation or other entity shall be jointly and severally liable for all obligations of Tenant under this Lease.

6.5 Choice of Law. This Lease shall be construed and governed by the laws of the Commonwealth of Virginia. Tenant and Landlord each consent to the state courts in Arlington, Virginia as the choice of venue for any legal proceeding brought by Landlord or Tenant to enforce the terms of this Lease.

6.6 No Waiver of Remedies. The waiver by a party of any covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of such covenant or condition nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or lessen the rights of the waiving party to insist on the strict performance by the other of all of the covenants and conditions of this Lease. No act or thing done by Landlord or Landlord’s Agents during the Lease Term shall be deemed an acceptance or a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless made in writing and signed by Landlord. The mention in this Lease of any particular remedy shall not preclude a party from any other remedy it might have, either under this Lease or at law, nor shall the waiver of or redress for any violation of any covenant or condition in this Lease or in any of the rules or regulations attached to this Lease or later adopted by Landlord, prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by a party of any other sum payable under this Lease with knowledge of a breach of any covenant or condition in this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the rules and regulations attached to this Lease or later adopted, against Tenant or any other tenant in the Building, shall not be deemed a waiver. Any waiver by a party must be in writing and signed by waiving party to be effective.

6.7 Offer to Lease. The submission of this Lease in a draft form to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force or effect until it is executed and delivered by both Tenant and Landlord.

6.8 Force Majeure Event. In the event that either party shall be delayed, hindered in or prevented from the performance of any act or obligation required under this Lease by reason of acts of God, strikes, lockouts, labor troubles or disputes, inability to procure or shortage of materials or labor, failure of power or utilities, governmental action or inaction, delay in transportation, fire, vandalism, accident, flood, severe weather, other casualty. Governmental Requirements (including mandated changes in the Plans and Specifications or in the Tenant Improvements resulting from changes in pertinent Governmental Requirements or interpretations thereof), riot, insurrection, civil commotion, sabotage, explosion, war, natural or local emergency, acts or omissions of others, including the other party, or other reasons of a similar or dissimilar nature not solely the fault of, or under the exclusive control of, Landlord or Tenant, as applicable (the “Force Majeure Events”), then performance of such act or obligation (other than Tenant’s rental obligations under this Lease) shall be excused for the period of the delay and the period for the performance of any such act or obligation shall be extended for the period equivalent to the period of such delay.

6.9 Severability; Captions. If any clause or provision of this Lease is determined to be illegal, invalid, or unenforceable under present or future laws, the remainder of this Lease shall not be affected by such determination, and in lieu of each clause or provision that is determined to be illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. Headings or captions in this Lease are added as a matter of convenience only and in no way define, limit or otherwise affect the construction or interpretation of this Lease.

6.10 Interpretation. Whenever a provision of this Lease uses the term (a) “include” or “including”, that term shall not be limiting but shall be construed as illustrative, (b) “covenant”, that term shall include any covenant, agreement, term or provision, (c) “at law”, that term shall mean as specified in any applicable statute, ordinance or regulation having the force of law or as determined at law or in equity, or both, and (d) “day”, that uncapitalized word shall mean a calendar day. This Lease shall be given a fair and reasonable interpretation of the words contained in it without any weight being given to whether a provision was drafted by one party or its counsel.

6.11 Incorporation of Prior Agreement; Amendments. This Lease contains all of the agreements of the parties to this Lease with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties to this Lease or their respective successors in interest.

6.12 Authority. If Tenant is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Tenant represents and warrants to Landlord that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Tenant is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Landlord, deliver to Landlord satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf. If Landlord is a partnership, company, corporation or other entity, each individual executing this Lease on behalf of Landlord represents and warrants to Tenant that he or she is duly authorized to so execute and deliver this Lease and that all partnership, company, corporation or other entity actions and consents required for execution of this Lease have been given, granted or obtained. If Landlord is a partnership, company, corporation or other business organization, it shall, within ten (10) Business Days after demand by Tenant, deliver to Tenant satisfactory evidence of the due authorization of this Lease and the authority of the person executing this Lease on its behalf.

6.13 Time of Essence. Time is of the essence with respect to the performance of every covenant and condition of this Lease.

6.14 Survival of Obligations. Notwithstanding anything contained in this Lease to the contrary or the expiration or earlier termination of this Lease, any and all obligations of either party accruing prior to the expiration or termination of this Lease shall survive the expiration or earlier termination of this Lease, and either party shall promptly perform all such obligations whether or not this Lease has expired or terminated. Such obligations shall include any and all indemnity obligations set forth in this Lease.

6.15 Consent to Service. Tenant irrevocably consents to the service of process of any action or proceeding at the address of the Premises. Nothing in this paragraph 6.15 shall affect the right to serve process in any other manner permitted by law.

6.16 Landlord’s Authorized Agents. Notwithstanding anything contained in the Lease to the contrary, including without limitation the definition of Landlord’s Agents, PNC Bank N.A. (the Trustee of Landlord) and Kennedy Associates Real Estate Counsel, Inc. (the Authorized Signatory of Landlord) are the only entities authorized to amend, renew or terminate this Lease or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner with respect to this Lease. Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.

6.17 Waiver of Jury Trial. Landlord and Tenant irrevocably waive the respective rights to trial by jury in any action, proceeding or counterclaim brought by either against the other (whether in contract or tort) on any matter arising out of or relating in any way to this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises.

6.18 Option to Extend.

6.18.1 Tenant shall have and is hereby granted the option to extend the Lease Term hereof for one (1) additional period of five (5) years (the “Extension Period”), provided that (i) Tenant gives written notice to Landlord of Tenant’s irrevocable exercise of such extension option (the “Renewal Notice”) no later than twelve (12), months prior to the expiration of the Lease Term; (ii) no Event of Default remains uncured at the time of the exercise by Tenant of its extension option; (iii) no Event of Default exists at the commencement of the Extension Period; and (iv) Tenant has not assigned its interest in this Lease or sublet more than twenty percent (20%) of the Premises, except as part of a Permitted Transfer or to a Qualified Tenant Affiliate.

6.18.2 All terms and conditions of this Lease, including without limitation all provisions governing the payment of Additional Rent and annual increases in Base Rent, shall remain in full force and effect during the Extension Period, provided that (i) Base Rent payable during the Extension Period shall equal one hundred percent (100%) of the then-current Fair Market Rental Rate (hereinafter defined) at the time of the commencement of the Extension Period; (ii) Landlord shall not be obligated to make any improvements or alterations in or to the Premises; and (iii) Landlord shall provide standard “market” tenant concessions (including improvement allowance, rental abatement and brokerage commissions) then being provided to tenants renewing leases of similar space (including size, build-out and condition), in similar buildings for similar length terms. As used in this Lease, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease renewal for comparable space as to location of floor(s) (i.e. upper floors or lower level floors), size and use, in a comparable building as to quality, condition and age which is located in the Arlington, Virginia area, with a comparable build-out and a comparable length lease term assuming the following: (A) the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests; (B) the landlord shall provide the tenant with standard “market” tenant concessions for renewal transactions (including a tenant improvement allowance); and (C) the tenant will continue to pay Tenant’s Pro Rata Share (Operating Costs) of increases in Operating Costs and Tenant’s Pro Rata Share (Property Taxes) of increases in Property Taxes in accordance with the terms of this Lease, using the New Base Year (hereinafter defined) as the “Base Year” (as such term is defined in subsection 3.4.6, above) under Section 3.4 of this Lease. As used herein, the term “New Base Year” shall mean the calendar year in which the first day of the Extension Period occurs; provided, however, if the Extension Period commences during the months of October, November or December of any calendar year, the New Base Year shall be the calendar year immediately following the calendar year in which the Extension Period commences.

6.18.3 Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the Extension Period, for a period (the “Negotiation Period”) commencing on the later of: (a) forty-five (45) days after Landlord’s receipt of the Renewal Notice; or (b) the date which is fifteen (15) months prior to the first day of the Extension Period. In the event Landlord and Tenant are unable to agree upon the Base Rent and other economic terms for the Extension Period within the Negotiation Period, the Fair Market Rental Rate shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third. Each real estate broker so selected shall be licensed in the Commonwealth of Virginia specializing in the field of commercial office leasing, having no less than ten (10) years’ of continuous experience in such field, and recognized as experienced in the Arlington, Virginia market, ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) Business Days after the expiration of the Negotiation Period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of the Fair Market Rental Rate. The Fair Market Rental Rate shall be the mean of the two closest rental rate determinations. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker. In the event that either party fails timely to select its broker, or if the broker selected by Landlord or Tenant fails timely to deliver his or her determination of Fair Market Rental Rate, the Fair Market Rental Rate shall be determined by the broker of the party which has complied with the terms of this subparagraph 6.18.3.

6.18.4 Should the Lease Term be extended hereunder, Tenant shall execute an amendment modifying this Lease within fifteen (15) Business Days after Landlord presents to Tenant the amendment document as reasonably agreed to by Landlord and Tenant, which agreement shall set forth, inter alia, the monthly installments of Base Rent and other economic terms for the Extension Period. Should Tenant fail to execute a commercially reasonable amendment (which accurately sets forth such information and which contains no material provisions inconsistent with the terms hereof) within ten (10) Business Days after presentation of same by Landlord, time being of the essence, Landlord may notify Tenant in writing of such failure (the “Amendment Notice”). In the event that Tenant fails to execute and deliver to Landlord the amendment within five (5) Business Days after Landlord’s delivery to Tenant of the Amendment Notice, Tenant’s right extend the Lease Term shall, at Landlord’s sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

6.18.5 In the event the final determination of the Fair Market Rental Rate shall not be made on or before the first day of the Extension Period in accordance with the provisions of this paragraph 6.18, then pending such final determination. Tenant shall continue to pay Base Rent and Additional Rent at the same Base Rent and Additional Rent amounts then payable by Tenant during the last month of the original Lease Term. If, based upon the final determination of the brokers or the agreement of the parties, such payments made by Tenant on account of Base Rent and Additional Rent for such portion of the Extension Period differ from the Base Rent and Additional Rent which should have been paid by Tenant during that portion of the Extension Period, the parties shall adjust such amount by a cash payment within ten (10) Business Days of such determination.

6.19 Right of First Offer.

6.19.1 Subject to (i) any expansion rights, renewal rights, rights of first offer or refusal or other rights possessed by any tenant in the Building with respect to the ROFO Space (hereinafter defined) or any portion thereof existing as of the date of this Lease, (ii) any renewal rights granted by Landlord after the date of this Lease to any tenant of all or any portion of the ROFO Space, and (iii) the right of any tenant of the ROFO Space (or any portion thereof) to negotiate an extension of the term of its lease of such space or a new lease demising such space, Tenant is hereby granted the following expansion rights during the initial Lease Term with respect to the ROFO Space. As used herein, the term “ROFO Space” shall mean any space located on the fifth (5th) and sixth (6th) floors of the Building, but only after the expiration of the term of a New Lease (hereinafter defined) demising all or any portion of such space. As used herein, the term “New Lease” means a lease of any portion of the ROFO Space between Landlord and any third party, which lease is entered into after the Effective Date. Notwithstanding any provision of this Lease to the contrary, Tenant shall have no rights with respect to the ROFO Space or any other rights of first offer or refusal, or first right to negotiate, or any other expansion rights whatsoever, except as expressly provided in this paragraph 6.19.

6.19.2 In the event that any ROFO Space becomes or is reasonably anticipated by Landlord to become vacant following Landlord’s initial lease-up of such ROFO Space, then, except as provided below, Landlord shall notify Tenant in writing (the “Availability Notice”) of the availability of the ROFO Space in question (the “Available ROFO Space”), and set forth in such Availability Notice: (i) the Base Rent to be paid by Tenant with respect to the Available ROFO Space, which Base Rent shall be comparable to the base rental rates then being offered to tenants entering into leases of comparable space as to location, configuration, build-out and size, in a comparable building as to quality, age and condition which is located in the Arlington, Virginia area, having a comparable term (the “Fair Market ROFO Rental Rate”); (ii) the other terms and conditions pursuant to which Landlord would lease the available ROFO Space to Tenant, including a “market” tenant improvement allowance and period of rent abatement; and

(iii) the date on which Landlord anticipates that the Available ROFO Space will be available for delivery to Tenant (the “Availability Date”). Provided that (A) no uncured Event of Default then exists under this Lease; (B) Tenant has not assigned its interest in this Lease or sublet more than twenty percent (20%) of the Premises, except to a Qualified Tenant Affiliate; (C) not less than thirty-six (36) months will remain in the Lease Term as of the Availability Date; and (D) Tenant notifies Landlord, in writing, within ten (10) business days after Tenant’s receipt of the Availability Notice, time being of the essence, of Tenant’s election to lease all (but not less than all) of the Available ROFO Space (the “Tenant Election Notice”). Tenant shall have the right to lease the Available ROFO Space on the terms and conditions hereinafter set forth. The term of demise of the Available ROFO Space shall commence on the date on which Landlord delivers the Available ROFO Space to Tenant, and shall end on the last day of the Lease Term (the “ROFO Term”).

6.19.3 In the event that Tenant timely delivers a Tenant Election Notice to Landlord, but fails to specify in such notice that Tenant disagrees with the Fair Market ROFO Rental Rate set forth in the Availability Notice: (i) the Fair Market ROFO Rental Rate set forth in the Availability Notice delivered by Landlord shall be deemed to be the Fair Market ROFO Rental Rate for purposes of this paragraph 6.19; and (ii) the terms of the ROFO Amendment (hereinafter defined) shall be based on the terms set forth in (he Availability Notice. In the event that Tenant states in the Tenant Election Notice that Tenant disagrees with Landlord’s determination of the Fair Market ROFO Rental Rate set forth in the Availability Notice, and Tenant specifies in such Tenant Election Notice: (A) Tenant’s calculation of the Fair Market ROFO Rental Rate, and (B) comparable lease data confirming Tenant’s calculation of the Fair Market ROFO Rental Rate, Landlord and Tenant shall negotiate in good faith to determine the Fair Market ROFO Rental Rate for a period of thirty (30) days after the date on which Landlord receives the Tenant Election Notice (the “ROFO Negotiation Period”) to attempt to arrive at a mutually agreeable Fair Market ROFO Rental Rate. In the event that Landlord and Tenant are unable to agree upon the Fair Market ROFO Rental Rate within the ROFO Negotiation Period, then the Fair Market ROFO Rental Rate shall be determined in accordance with three-broker method procedure set forth in paragraph 6.18, above, with respect to the Fair Market Rental Rate, provided that the Base Rent payable during the ROFO Term shall be based on the Fair Market ROFO Rental Rate.

6.19.4 In the event that Tenant timely delivers a Tenant Election Notice, Landlord and Tenant shall execute and deliver an amendment to this Lease (the “ROFO Amendment”) incorporating the Available ROFO Space, which ROFO Amendment shall set forth, among other things: (A) the amount of Base Rent and the Additional Rent attributable to the Available ROFO Space; and (B) the adjustment to Tenant’s Pro Rata Share (Operating Costs) and Tenant’s Pro Rata Share (Property Taxes) resulting from the demise of the Available ROFO Space hereunder. In the event that Tenant does not execute the ROFO Amendment (which amendment accurately sets forth the terms and conditions relating to the demise of the ROFO Space to Tenant, as set forth in this paragraph 6.19) within ten (10) Business Days after receipt thereof from Landlord, time being of the essence, then Tenant’s right of first offer to lease the Available ROFO Space shall be null and void and of no further force or effect and Landlord may lease the Available ROFO Space to any person or entity of its choice on whatever terms and conditions Landlord elects in its sole discretion.

6.19.5 In the event Landlord and Tenant execute the ROFO Amendment, and Landlord is unable to deliver possession of the Available ROFO Space to Tenant on the Availability Date for any reason whatsoever, including without limitation the failure of an existing tenant to vacate such space, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. In such event, Landlord shall use reasonable efforts to make the Available ROFO Space available to Tenant as soon as reasonably practicable after the Availability Date.

6.20 Tenant’s Termination Option.

6.20.1 Provided that (a) no Event of Default exists at the time Tenant delivers a Termination Notice (hereinafter defined) to Landlord, and (b) no uncured Event of Default exists on the Termination Date (hereinafter defined), Tenant shall have the one time option to terminate this Lease (the “Termination Option”) effective as of the last day of the thirty-sixth (36th) full calendar month following the Rent Commencement Date (the “Termination Date”), subject to the terms and conditions set forth in this paragraph 6.20. Tenant may exercise its Termination Option solely by delivering to Landlord, on or before the date which is at least twelve (12) months prior to the Termination Date, irrevocable written notice of termination {the “Termination Notice”) on or before the date. In order to exercise the Termination Option, Tenant must pay to Landlord, at the time Tenant delivers the Termination Notice to Landlord, a termination payment {the “Termination Payment”) equal to sum of (i) two (2) monthly installments of Base Rent payable by Tenant as of the date on which Tenant delivers the Termination Notice to Landlord, plus (ii) the unamortized balance, as of the Termination Date, of all Lease Costs (hereinafter defined). As used in this Lease, the term “Lease Costs” means the sum of: (1) all brokerage commissions incurred by Landlord in connection with this Lease; (2) the Tenant Improvement Allowance; (3) the amount of the Rent Abatement Amount (hereinafter defined); and (4) Landlord’s documented and reasonable attorneys’ fees in connection with the negotiation and drafting of this Lease (not to exceed $15,000.00). As used herein, the term “Rent Abatement Amount” means the sum of the aggregate value of all unpaid Base Rent which was abated by Landlord during the period between the Commencement Date and the Rent Commencement Date based on the amount of Base Rent payable by Tenant as of the Rent Commencement Date. The amortization of the Lease Costs shall be effected as though the total of such costs was the principal amount of a promissory note, bearing interest at the rate of eight percent (8%) per annum, where the principal (and all interest thereon) shall be repaid (commencing on the Commencement Date) in equal monthly installments of principal and interest in such amount as to cause the principal balance to be reduced to zero as of the last day of the sixty-third (63rd) full calendar month of the Lease Term. Tenant shall pay to Landlord the Termination Payment simultaneously with Tenant’s delivery of the Termination Notice. The Termination Payment shall be in addition to, and not in lieu of, the payments of Base Rent, Additional Rent and other charges accruing hereunder through the Termination Date. The Termination Option may not be exercised by any sublessee of all or any portion of the Premises. Time shall be of the essence with respect to Tenant’s delivery to Landlord of the Termination Notice and the Termination Payment. In the event Tenant fails to deliver the Termination Notice or fails to pay the Termination Payment within the time period set forth above, then, at Landlord’s sole option, the Termination Notice may be deemed void and of no further force or effect, and the Lease shall continue in full force and effect.

6.20.2 Should Tenant deliver a Termination Notice and fail to surrender the Premises to Landlord on or before the Termination Date, time being of the essence, then, at Landlord’s sole option: (i) Landlord shall be entitled to exercise all of the rights and remedies available to Landlord under the Lease upon an Event of Default by Tenant pursuant to paragraph 5.2 of this Lease (and such other rights and remedies as may be available to Landlord under the Lease, at law or equity); (ii) Tenant shall be liable to Landlord as a hold-over tenant under the Lease and shall be subject to the terms and conditions of paragraph 3.6 of this Lease; and (iii) Landlord may, by written notice to Tenant (the “Termination Holdover Notice”), inform Tenant that it has remained in the Premises after the Termination Date and that if Tenant fails to vacate the Premises within thirty (30) days after Landlord’s delivery of the Termination Holdover Notice, Landlord may declare the Termination Notice to be null and void. In the event that Tenant fails to vacate the Premises within thirty (30) days after Landlord’s delivery to Tenant of the Termination Holdover Notice, Landlord may, but shall not be obligated to, declare the Termination Notice to be null and void and of no further force or effect and this Lease shall continue in full force and effect, in which event Landlord shall return the Termination Payment to Tenant and all rights of Tenant under this paragraph 6.20 shall immediately lapse and be of no further force or effect. Except in the event Landlord declares the Termination Notice to be null and void, Tenant shall indemnify and hold harmless Landlord from and against any and all reasonable, actual and documented costs, expenses, liabilities and damages (including reasonable attorneys’ fees) resulting from Tenant’s holding over in the Premises for a period in excess of thirty (30) days after the Termination Date, including but not limited to any costs, expenses, liabilities or damages resulting from (A) Landlord’s failure to deliver the Premises to a prospective tenant; and (B) Landlord’s removal from the Premises of any of Tenant’s equipment, furniture or personal property in order to deliver possession of the Premises to a prospective tenant.

[signatures page follows]

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

Designated Address for Landlord:

c/o Kennedy Associates Real Estate Counsel, LP
Attn: Executive Vice President – Asset Management
1215 Fourth Avenue, Suite 2400 Seattle, Washington 98161 Facsimile: 206-682-4769

With a copy to:

Kennedy Associates Real Estate Counsel, LP Attn: Senior Vice President - Asset Management
7315 Wisconsin Avenue, Suite 350 West
Bethesda, Maryland 20814
Facsimile: 301-656-9339

with a copy to Manager at:

LPC Commercial Services, Inc. 101 Constitution Avenue, NW, Suite 600 East Washington, D.C. 20001 Facsimile: 202-898-2001

Designated Address for Tenant:

OPower, Inc. 1515 N. Courthouse Road, Suite 610
Arlington, VA 22201
Facsimile: 703-778-4547

LANDLORD:

MEPT Courthouse Tower, LLC, a Delaware limited liability company

By: MEPT Edgemoor REIT LLC, a Delaware limited liability company, its Member

By: Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

By: Kennedy Associates Real Estate Counsel GP, LLC, its general partner

By:	/s/ Jeanette R. Flory
Name:	Jeanette R. Flory

Title:	Senior Vice President

TENANT:

OPower, Inc., a Delaware corporation

By:	/s/ Daniel Yates
Name:	Daniel Yates
Title:	CEO

EXHIBIT A to Deed of Lease

LEGAL DESCRIPTION OF LAND

PARCEL 1:

Lot ELEVEN (11), Block ONE (1), of the Subdivision of “FORT MYER HEIGHTS”, as the same appears duly dedicated and recorded in Deed Book N, No. 4, at Pages 50 and 51, of the land records of Arlington County, Virginia.

LESS AND EXCEPT, HOWEVER, that part of Lot 11, Block 1, Fort Myer Heights, conveyed to the County Board of Arlington County, Virginia, by deed recorded in Deed Book 747 at Page 468, of the said land records.

AND FURTHER LESS AND EXCEPT, that part of Lot H, Block I, Fort Myer Heights, acquired by Washington Metropolitan Area Transit Authority by Declaration of Taking recorded in Deed Book Iy42 at Page 463, among the said land records.

PARCEL 2:

All of Lots 9 and 10, Block 1, FORT MYER, HEIGHTS, as the same is duly dedicated, platted and recorded among the land records of Arlington County, Virginia in Deed Book N-4 at Pages 50 and 51.

LESS AND EXCEPT, that part of Lots 9 and 10, Block 1, Fort Myer Heights, acquired by Washington Metropolitan Area Transit Authority by Declaration of Taking recorded in Deed Book 1942 at Page 463, among the said land records.

PARCEL 3:

All of Lot 32, Block I, FORT MYER HEIGHTS, as the same is duly dedicated, platted and recorded among the land records of Arlington County, Virginia in Deed Book N-4 at Page 50 (erroneously referred to in the chain of title to this lot as Deed Book M-4 at Page 322).

PARCEL 4:

All of Lot numbered Thirty-Three (33), in Block t of the subdivision known as FORT MYER HEIGHTS, as the same appears duly dedicated and recorded in Liber N, No. 4 at pages 50 and 51 of the land records of Arlington County, Virginia, and being more particularly described by mates and bounds as:

BEGINNING at a point marked, by an Iron pipe in the North line of 15th Street North, formerly Buena Vista Avenue, said point being located N. 82 degrees 45’ E. 300.0 feet from the intersection of the North tine of 15th Street North and North Court House Road; thence along the line dividing Lots 32 and 33 of the aforesaid subdivision N. 7 degrees 15’ W. 100.0 feet; thence N. 82 degrees 45’ E. 50.0 feet; thence S.7 degrees 15’ E. 100.00 feet to a point in the North line of 15th Street North; thence along said street line S. 82 degrees 45’ W. 50.0 feet to the beginning, containing 5000.0 square feet, more or less.

PARCEL 5:

Lots Numbered THIRTY (30) and THIRTY-ONE (31), in Block Numbered ONE (1), of the Subdivision of “PORT MYER HEIGHTS” 63 the same Is platted, dedicated and recorded in Deed Book N-4 at Page 50 and 51, of the land records of Arlington County, Virginia.

PARCEL 6:

All of Lots Numbered 6, 7, 8, 27, 2S and 29, in Block Numbered One (1), of the Subdivision of FORT MYER HEIGHTS, as the same is duly platted, dedicated and recorded In Deed Book N, No. 4 at Page 50, et seq., of the land records of Arlington County, Virginia.

LESS AND EXCEPT, that part of Lots 6, 7 and 8, Block 1, Fort Myer Heights, acquired by Washington Metropolitan Area Transit Authority by Declaration of Taking recorded in Deed Book 1942 at page 463, among the said land records.

All of Lot Numbered Twelve (12) in Block One (1), of the Subdivision of FORT MYER HEIGHTS, as the same is duly dedicated, plaited and recorded in Liber M-4, at Page 332, et seq. and in Liber N-4, at page 50 and 51, et seq., among the land records of Arlington County, Virginia.

LESS AND EXCEPT that portion conveyed to the County Board of Arlington County, Virginia by deed dated September 30, 1946, and recorded to Deed Book 747, at Page 468 (described as Parcel 4, containing approximately 400 square feet), among the land records of said County.

AND

Lot Thirteen (13), Block One (1), FORT MYER HEIGHTS, as the same is duly dedicated, platted and recorded in Deed Book N-4, Page 50, of the land records of Arlington County, Virginia.

LESS AND EXCEPT that small part thereof conveyed to the County Board of Arlington County, Virginia, in Deed Book 747, at Page 468.

TOGETHER WITH an easement through, over and across Lot 14, Block One (1), Fort Myer Heights, being at least fifteen (15) feet in width for free and convenient ingress and egress to the rear of Lot Thirteen (13), Block One (1), Fort Myer Heights for parking purposes.

Exhibit A, Page 2

EXHIBIT B to Deed of Lease

DRAWING SHOWING LOCATION OF THE PREMISES

Exhibit B, Page 2

EXHIBIT B-1 to Deed of Lease

DRAWING SHOWING LOCATION OF THE TEMPORARY PREMISES

EXHIBIT C to Deed of Lease

WORK AGREEMENT

This Work Agreement (the “Work Agreement”) is attached to and made a part of that certain Deed of Lease (the “Lease”) dated October      2010, by and between MEPT COURTHOUSE TOWER, LLC, a Delaware limited liability company (“Landlord”), and OPOWER, INC., a Delaware corporation (“Tenant”) for the premises (the “Premises”) described therein in the building located at 1515 N. Courthouse Tower, Arlington, Virginia (the “Building”). Capitalized terms not otherwise defined in this Work Agreement shall have the meanings set forth in the Lease. In the event of any conflict between the terms hereof and the terms of the Lease, the terms hereof shall prevail for the purposes of design and construction of the Tenant Improvements.

A. TENANT IMPROVEMENTS.

1. As-Is Condition. Landlord shall have no obligation to perform or cause the performance or construction of any improvements in or to the Premises and Landlord shall deliver the Premises to Tenant in its “as is” condition, which means in a vacant, clean condition with all physical injury or damage to the Premises (exclusive of wear and tear or damage to carpeting or cosmetic elements of the Premises) repaired and all property from previous occupants removed (unless otherwise approved in advance by Tenant), without (a) any obligation on Landlord’s part to undertake any improvements or alterations therein; or (b) any representations or warranties regarding the condition thereof. Tenant hereby acknowledges that Landlord has made no representations or warranties to Tenant with respect to the condition of the Premises or the working order of any systems or improvements therein existing as of the date of delivery.

2. Tenant Improvements. Tenant, at its sole cost and expense, shall furnish and install in the Premises in accordance with the terms of this Work Agreement, the improvements set forth in the Tenant’s Plans (hereinafter defined) which are subject to Landlord’s approval in accordance with Paragraph B.3, below (the “Tenant Improvements”). All costs of all design, space planning, and architectural and engineering work for or in connection with the Tenant Improvements, including without limitation all drawings, plans, specifications, licenses, permits or other approvals relating thereto, and all insurance, bonds and other requirements and conditions hereunder, and all costs of construction, including supervision thereof, shall be at Tenant’s sole cost and expense, subject to the application of the Tenant Improvement Allowance in accordance with the terms of this Work Agreement. Except as otherwise expressly provided in Paragraph C.3, below, Tenant may not undertake any Tenant Improvements in the Premises prior to the Tender Date.

B. PLANS AND SPECIFICATIONS.

1. Tenant’s Architect. Tenant shall retain the services of Fox Architects (the “Tenant’s Architect”), who will design the Tenant improvements in the Premises and prepare the Final Space Plan (hereinafter defined) and the Contract Documents (hereinafter defined). The Tenant’s Architect shall meet with the Construction Supervisor (hereinafter defined) from time to time to obtain information about the Building and to insure that the improvements envisioned in the Contract Documents do not interfere with and/or adversely affect the Building or any systems therein. The Tenant’s Architect and the Engineers (hereinafter defined), shall prepare all space plans, working drawings, and plans and specifications described in Paragraph B.3, below, in conformity with the base Building plans and systems, and the Tenant’s Architect shall coordinate its plans and specifications with the Engineers and the Construction Supervisor. All fees of the Tenant’s Architect and the Engineers shall be borne solely by Tenant, subject to application of the Tenant Improvement Allowance as hereinafter provided.

2. Engineers. Tenant shall retain the services of Meta Engineers, P.C., the mechanical, electrical, plumbing and structural engineers designated by Landlord (the “Engineers”), to: (a) design the type, number and location of all mechanical systems in the Premises, including without limitation the heating, ventilating and air conditioning system therein, and to prepare all of the mechanical plans; (b) assist Tenant and the Tenant’s Architect in connection with the electrical design of the Premises, including the location and capacity of light fixtures, electrical receptacles and other electrical elements, and to prepare all of the electrical plans; (c) assist Tenant and the Tenant’s Architect in connection with plumbing-related issues involved in designing the Premises and to prepare all of the plumbing plans; and (d) assist Tenant and the Tenant’s Architect in connection with the structural elements of the Tenant’s Architect’s design of the Premises and to prepare all the structural plans. All fees of the Engineers shall be borne solely by Tenant, subject to application of the Tenant Improvement Allowance as hereinafter provided.

3. Time Schedule.

a. Within sixty (60) days after the Effective Date, Tenant shall furnish to Landlord for its review and approval a proposed detailed space plan for the Tenant Improvements (the “Final Space Plan”) prepared by the Tenant’s Architect, in consultation with Landlord, the Construction Supervisor and the Engineers. The Final Space Plan shall contain the information and otherwise comply with the requirements therefor described in Schedule C-1 attached hereto. Landlord shall advise Tenant of Landlord’s approval or disapproval of the Final Space Plan within five (5) Business Days after Tenant submits the Final Space Plan to Landlord. Tenant shall promptly revise the proposed Final Space Plan to meet Landlord’s reasonable objections, if any, and resubmit the Final Space Plan to Landlord for its review and approval within five (5) Business Days of Tenant’s receipt of Landlord’s objections, if any. Landlord shall advise Tenant of Landlord’s approval or disapproval of the revised Final Space Plan within five (5) Business Days after Tenant’s delivery of same to Landlord.

b. Within thirty (30) Business Days after Landlord approves the Final Space Plan, Tenant shall furnish to Landlord for its review and approval, all architectural plans, working drawings and specifications (the “Contract Documents”) necessary and sufficient (i) for the construction of the Tenant Improvements in accordance with the Final Space Plan; and (ii) to enable the Tenant to obtain a building permit for the construction of the Tenant Improvements by the Contractor (hereinafter defined). The Contract Documents shall (A) contain the information and otherwise comply with the requirements therefore described in Schedule C-2 attached hereto, and (B) incorporate into the Tenant Improvements the materials set forth on Schedule C-3

Exhibit C, Page 2

attached hereto. Landlord shall advise Tenant of Landlord’s approval or disapproval of the Contract Documents, or any of them, within five (5) days after Tenant submits the Contract Documents to Landlord. Tenant shall revise the Contract Documents to meet Landlord’s objections, if any, and resubmit the Contract Documents to Landlord for its review and approval within seven (7) Business Days after Landlord notifies Tenant of Landlord’s objections, if any. Landlord’s approval or rejection of the Contract Documents shall be provided within three (3) Business Days from the time Tenant submits to Landlord the revised Contract Documents. Landlord’s approval of the Final Space Plan and the Contract Documents shall not be unreasonably withheld, except to the extent any proposed improvement or alteration described therein is structural in nature or materially affects, or involves a change to the base Building or any of the base Building systems (including without limitation the plumbing, electric, HVAC, mechanical or life safety system) therein, which alterations or improvements shall be approved or rejected by Landlord in its sole discretion exercised in good faith. Notwithstanding anything herein to the contrary, approval by Landlord of the Contract Documents shall not constitute an assurance by Landlord that the Contract Documents: (A) satisfy applicable code requirements, (B) are sufficient to enable Tenant to obtain a building permit for the undertaking of the Tenant Improvements in the Premises, or (C) will not interfere with, and/or otherwise adversely affect, base Building systems.

c. The Final Space Plan and the Contract Documents are referred to collectively herein as the “Tenant’s Plans”.

d. The Tenant Improvements shall be of first-class quality, commensurate with the level of improvements for a first-class tenant in a first-class office building in Arlington, Virginia. The Tenant’s Plans shall be prepared in accordance with a CAD data or convertible DXF format for working drawings in conformity with the base Building plans and systems and with information furnished by and in coordination with the Construction Supervisor and Engineers. Tenant’s Plans shall comply with all applicable building codes, laws and regulations (including without limitation Access Laws), shall not contain any improvements which interfere with or require any changes to or modifications of the base Building’s HVAC, mechanical, electrical, plumbing, life safety or other systems or to other Building operations or functions, and shall not increase maintenance or utility charges for operating the Building in excess of the standard requirements for comparable first-class office buildings in Arlington, Virginia.

e. Notwithstanding anything to the contrary contained herein, Tenant shall reimburse Landlord, within thirty (30) days after written demand therefore, for all reasonable third-party costs and expenses incurred by Landlord in connection with Landlord’s, or its agents, review of Tenant’s Plans; provided, however, Tenant shall not be responsible for any additional costs incurred by Landlord in connection with any review of the Tenant’s Plans by a professional to ensure that they are in conformance with Landlord’s sustainability practices.

4. Base Building Changes. If Tenant requests work to be done in the Premises or for the benefit of the Premises that necessitates revisions or changes in the design or construction of the base Building or Building systems, any such changes shall be subject to prior written approval of Landlord, in its sole but reasonable discretion, and Tenant shall be responsible for all reasonable, actual and documented costs and delays resulting from such

Exhibit C, Page 3

design revisions or construction changes, including architectural and engineering charges, and any special permits or fees attributed thereto. Before any such design and/or construction changes are made, Tenant shall pay to Landlord the full costs incurred by Landlord in connection with such changes including without limitation the Construction Supervision Fee (hereinafter defined) attributable thereto.

5. Changes.

a. In the event that Tenant requests any changes to the Contract Documents or the Final Space Plan after Landlord has approved same, or if it is determined that the Contract Documents prepared in accordance with the Final Space Plan deviate from the requirements of applicable law or contain improvements which will or may interfere with, and/or otherwise adversely affect, base Building systems, or in the event of any change orders, Tenant shall be responsible for all reasonable, actual and documented costs and expenses and for all delay resulting therefrom, including without limitation costs or expenses relating to (i) any additional architectural or engineering services and related design expenses, (ii) any changes to materials in process of fabrication, (iii) cancellation or modification of supply or fabricating contracts, or (iv) removal or alteration of work or plans completed or in process, or (v) delay claims made by any subcontractor.

b. No material changes shall be made to the Contract Documents without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall have the right to disapprove, in its sole discretion, any such change that Landlord reasonably believes will affect the exterior or structure of the Building or will affect the mechanical, electrical, plumbing, life safety, HVAC or other base Building systems. Landlord shall not be responsible for delay in occupancy by Tenant, nor shall the Rent Commencement Date be delayed, because of any changes to the Final Space Plan or the Contract Documents after approval by Landlord, or because of delay caused by or attributable to any deviation from applicable code requirements contained in the Contract Documents. Tenant shall be required to pay the reasonable costs incurred in connection with any changes to the Contract Documents or Final Space Plan to Landlord, in full, within ten (10) days after invoice.

C. COST OF TENANT IMPROVEMENTS

1. Construction Costs. All costs of design and construction of the Tenant Improvements, including without limitation the costs of all space planning, architectural and engineering work related thereto, all governmental and quasi-governmental approvals and permits required therefor, all demolition costs, all direct and indirect construction costs, insurance, bonds, any costs incurred by Landlord because of changes to the base Building or the base Building systems, the Construction Supervision Fee (hereinafter defined), and all other costs and expenses incurred in connection with the Tenant Improvements (collectively, “Construction Costs”), shall be paid by Tenant, subject, however, to the application of the Tenant Improvement Allowance described in Paragraph C.2 below, not previously disbursed pursuant to this Work Agreement (the “Available Allowance”).

Exhibit C, Page 4

2. Tenant Improvement Allowance. Provided that Tenant has delivered the Letter of Credit to Landlord and Tenant is not then in default under this Work Agreement or the Lease beyond the expiration of any applicable notice and grace periods, from and after the Tender Date, except as otherwise set forth in Paragraph C.3, below, Landlord agrees to provide to Tenant the Tenant Improvement Allowance, to be applied solely to the Construction Costs. Provided that Tenant has fully performed all of its obligations under the Lease and this Work Agreement, Construction Costs shall be disbursed by Landlord from the Available Allowance, as and when such costs are actually incurred by Tenant. Tenant shall submit to Landlord, from time to time, but not more often then once per calendar month, requests for direct payments to third parties, of or for reimbursement to Tenant for Construction Costs incurred by Tenant out of the Available Allowance, which requests shall be accompanied by (a) paid receipts or invoices substantiating the costs for which payment is requested; (b) a signed statement from Tenant certifying that the costs were actually incurred for the stated amount; (c) partial lien waivers from the party supplying the services or materials for which payment is sought; and (d) such other information as Landlord reasonably requires. Provided Tenant delivers to Landlord an approved draw request, prepared as set forth above, Landlord shall pay the costs covered by such payment request within thirty (30) days following receipt thereof (but Landlord shall not be obligated to make more than one (1) such payment in any calendar month). Notwithstanding the foregoing, in no event shall Landlord be obligated to pay, in the aggregate, an amount in excess of ninety percent (90%) of the Tenant Improvement Allowance until satisfaction of the following conditions: (A) Tenant’s occupancy of the Premises for general business use; (B) Tenant’s execution and delivery to Landlord of the Lease Memorandum attached to the Lease as Exhibit D; (C) receipt by Landlord of appropriate paid receipts or invoices and a final lien waiver from the Contractor and each subcontractor and supplier covering all work performed by the subcontractors and all materials used in connection with the construction of the Tenant Improvements; and (D) Tenant’s delivery to Landlord of (1) all receipts, invoices or other documentation reasonably necessary to substantiate ail costs payable by Landlord hereunder; (2) an electronic copy (CD-ROM) of CAD background files of the Tenant’s Plans; (3) an electronic version of the “As-Built” drawings of the Tenant Improvements prepared by the Tenant’s Architect; and (4) hard copy scaled drawings of the “As-Built” drawings of the Tenant Improvements prepared by the Tenant’s Architect. If Tenant does not expend all of the Tenant Improvement Allowance for Construction Costs as permitted hereunder on or before the last day of the thirty-ninth (39lh) full calendar month following the Commencement Date, any unused portion of the Tenant Improvement Allowance not so used shall be retained by Landlord. Notwithstanding the foregoing, upon thirty (30) days prior written notice to Landlord, up to Six Hundred Thirty-One Thousand Nine Hundred Twenty and 00/100 Dollars ($631,920.00) of the Tenant Improvement Allowance may be used by Tenant (1) as a credit towards the next monthly installment(s) of Base Rent becoming due and payable by Tenant under the Lease, or (2) towards the reimbursement of FF&E Costs (hereinafter defined), provided that Tenant delivers written notice to Landlord of its election to apply such portion of the Tenant Improvement Allowance as a rent credit or towards FF&E Costs on or before the last day of the thirty-ninth (39lh) full calendar months following the Commencement Date. In the event Tenant fails to deliver such written notice to Landlord on or before the last day of the thirty-nine (39th) full calendar months following the Commencement Date, Tenant shall waive any and all of its rights to receive such rent credit or reimbursement of FF&E Costs. As used herein, the term “FF&E Costs” shall mean the acquisition and/or installation within the Premises of Tenant’s telecommunications

Exhibit C, Page 5

equipment (including wiring and cabling), and furniture, fixtures, equipment, project management services, interior and/or exterior building signage, and stationery to be used or installed in the Premises.

3. Disbursement of Tenant Improvement Allowance Prior to the Tender Date. Tenant hereby acknowledges that Tenant is considering entering into a sub-sublease (the “Promontory 8th Floor Sub-sublease”) with Promontory Capital Group, LLC (“Promontory”), whereby Tenant would sub-sublease from Promontory the entire eighth (8th) floor of the Building for a term expiring on June 30, 2011. Notwithstanding anything to the contrary contained in Paragraph C.2 above, in the event that Tenant enters into the Promontory 8th Floor Sub-sublease, Landlord shall permit Tenant to draw upon the Tenant Improvement Allowance in connection with any Tenant Improvements undertaken prior to Tender Date in any space on the eighth (8th) floor of the Building which is demised under the Promontory 8th Floor Sub-sublease; provided that (i) any such disbursement shall be subject to the remaining provisions of this Work Agreement; (ii) in no event shall this Paragraph C.3. be construed as Landlord’s consent to the undertaking of any Tenant Improvements in the Premises prior to the Tender Date, and (iii) Tenant hereby expressly acknowledges and agrees that any Tenant Improvements undertaken prior to the Tender Date on the eighth (8h) floor of the Building shall require the prior written consent of Landlord, Sapient and Promontory.

4. Costs Exceeding Available Allowance. All Construction Costs in excess of the Available Allowance shall be paid solely by Tenant on or before the date such costs are due and payable (or if previously paid by Landlord, shall be reimbursed to Landlord by Tenant) within fifteen (15) days of receipt by Tenant of invoices therefor from Landlord, and Tenant agrees to indemnify Landlord from and against any such costs. All amounts payable by Tenant pursuant to this Work Agreement shall be deemed to be Additional Rent for purposes of the Lease. If required by Landlord, Tenant shall provide evidence satisfactory to Landlord that Tenant has sufficient funds available to pay all Construction Costs in excess of the Tenant Improvement Allowance.

D. CONSTRUCTION

1. General Contractor. Tenant shall retain a general contractor licensed in the Commonwealth of Virginia and reasonably approved by Landlord to undertake construction of the Tenant Improvements (the “Contractor”). The Contractor and its respective subcontractors shall be subject to the union labor requirement as set forth in paragraph 4.5 of the Lease (captioned “Tenant’s Work Performance”). The Contractor shall be responsible for obtaining, at Tenant’s cost, all permits and approvals required for the construction of the Tenant Improvements.

2. Construction By the Contractor. In undertaking the Tenant Improvements, Tenant and the Contractor shall strictly comply with the following conditions:

a. No work involving or affecting the base Building’s structure or the plumbing, mechanical, electrical, life/safety or any other base Building systems shall be undertaken without (i) the prior written approval of Landlord in its sole discretion, whether pursuant to its approval of Tenant’s Plans or otherwise, (ii) the supervision of Landlord’s

Exhibit C, Page 6

building engineer, the actual cost of which shall be borne by Tenant if more than one (1) hour of such engineer’s time is spent in connection with the Tenant Improvements during any single day; (iii) compliance by Tenant with the insurance requirements set forth in Paragraph D.2(c), below; and (iv) compliance by Tenant with all of the terms and provisions of this Work Agreement;

b. All Tenant Improvement work shall be performed in strict conformity with (i) the final approved Tenant’s Plans; (ii) all applicable codes and regulations of governmental authorities having jurisdiction over the Building and the Premises; (iii) valid building permits and other authorizations from appropriate governmental agencies, when required, which shall be obtained by Tenant, at Tenant’s expense; and (iv) Landlord’s construction policies, rules and regulations attached hereto as Schedule C-4, as the same may be reasonably modified by Landlord from time to time (“Construction Rules and Regulations”). Any work not acceptable to the appropriate governmental agencies or not reasonably satisfactory to Landlord shall be promptly replaced at Tenant’s sole expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor; and

c. Before any work is commenced or any of Tenant’s, Contractor’s or any subcontractor’s equipment is moved onto any part of the Building, Tenant shall deliver to Landlord policies or certificates evidencing the following types of insurance coverage in the following minimum amounts, which policies shall be issued by companies approved by Landlord, shall be maintained by Tenant at all times during the performance of the Tenant Improvements, and which shall name Landlord as additional insured:

(1) Worker’s compensation coverage in the maximum amount required by law and employer’s liability insurance in an amount not less than $500,000.00 and $500,000.00 per disease;

(2) Comprehensive general liability policy to include products/completed operations, premises/operations, blanket contractual broad form property damage and contractual liability with limits in an amount per occurrence of not less than $1,000,000.00 Combined Single Limit for bodily injury and property damage and $1,000,000.00 for personal injury; and

(3) Automobile liability coverage, with bodily injury limits of at least $1,000,000.00 per accident.

3. Construction Supervision. All Tenant Improvements shall be performed by the Contractor. Landlord shall retain LPC Commercial Services, Inc. (“Construction Supervisor”) as Landlord’s construction supervisor in connection with the construction of the Tenant Improvements, and Tenant shall pay the Construction Supervisor a construction supervision fee (“Construction Supervision Fee”) equal to one percent (1%) of the hard Construction Costs relating to the Tenant Improvements, to cover the costs of coordination and supervision of the Tenant Improvements work. The Construction Supervision Fee shall be deducted from the Tenant Improvement Allowance. Notwithstanding anything to the contrary contained in this Work Agreement, Tenant shall have the right to cause the Construction Supervisor to manage the construction of the Tenant Improvements, in which event the Construction Supervision Fee shall equal three percent (3%) of the hard Construction Costs relating to the Tenant Improvements.

Exhibit C, Page 7

E. PERMITS AND LICENSES. Tenant shall be solely responsible for procuring, at its sole cost and expense, ail permits and licenses necessary to undertake the Tenant Improvements and, upon completion of the Tenant Improvements, to occupy the Premises for general business use. Tenant’s inability to obtain, or delay in obtaining, any such license or permit shall not delay or otherwise affect the Commencement Date, the Rent Commencement Date or any of Tenant’s obligations under the Lease.

F. INSPECTION. Landlord is authorized, at its sole cost and expense, to make such inspections of the Premises during construction as it deems reasonably necessary or advisable.

G. TENANT’S AGENT FOR PURPOSES OF THE TENANT IMPROVEMENTS. Tenant hereby designates Wellford Dillard whose address is 1515 N. Courthouse Road, Arlington, Virginia 22201 and whose telephone number is (703) 778-4544, to act as Tenant’s agent for purposes of authorizing and executing any and all documents, workletters or other writings and changes thereto needed to effect this Work Agreement, and any and all changes, additions or deletions to the work contemplated herein, and Landlord shall have the right to rely on any documents executed by such authorized party.

H. UNION LABOR REQUIREMENT. The work to be performed under this Work Agreement is subject to the union labor requirements set forth in paragraph 4.5 of the Lease (captioned “Tenant’s Work Performance”).

Schedule C-1	Requirements for Final Space Plan
Schedule C-2	Requirements for Contract Documents
Schedule C-3	Building Materials
Schedule C-4	Construction Rules and Regulations

Exhibit C, Page 8

SCHEDULE C-1

REQUIREMENTS FOR FINAL SPACE PLAN

Floor plans, together with related information for mechanical, electrical and plumbing design work, showing partition arrangement and reflected ceiling plans (three (3) sets), including without limitation the following information:

a.	identify the location of conference rooms and density of occupancy;

b.	indicate the density of occupancy for all rooms;

c.	identify the location of any food service areas or vending equipment rooms;

d.	identify areas, if any, requiring twenty-four (24) hour air conditioning;

e.	indicate those partitions that are to extend from floor to underside of structural slab above or require special acoustical treatment;

f.	identify the location of rooms for, and layout of, telephone equipment other than building core telephone closet;

g.	identify the locations and types of plumbing required for toilets (other than core facilities), sinks, drinking fountains, etc.;

h.	indicate the layouts for specially installed equipment, including computer and duplicating equipment, the size and capacity of mechanical and electrical services required and heat rejection of the equipment;

i.	indicate the dimensioned location of: (A) electrical receptacles (one hundred twenty (120) volts), including receptacles for wall clocks, and telephone outlets and their respective locations (wall or floor), (B) electrical receptacles for use in the operation of Tenant’s business equipment which requires two hundred eight (208) volts or separate electrical circuits, (C) electronic calculating and CRT systems, etc., and (D) special audio-visual requirements;

j.	indicate the swing of each door;

k.	indicate a schedule for doors and frames, complete with hardware, if applicable; and

l.	indicate any special file systems to be installed.

SCHEDULE C-2

REQUIREMENTS FOR CONTRACT DOCUMENTS

Final architectural detail and working drawings, finish schedules and related plans (three (3) reproducible sets) including without limitation the following information and/or meeting the following conditions:

a.	materials, colors and designs of wallcoverings, floor coverings and window coverings and finishes;

b.	indicate light switches in offices, conference rooms and all other rooms in the Premises;

c.	paintings and decorative treatment required to complete all construction;

d.	indicate proposed layout of sprinkler and other life safety and fire protection equipment, including any special equipment and raised flooring;

e.	complete, finished, detailed mechanical, electrical, plumbing and structural plans and specifications for the Tenant Improvements, including but not limited to the fire and life safety systems and all work necessary to connect any special or non-standard facilities to the Building’s base mechanical systems;

f.	all final drawings and blueprints must be drawn to a scale of one-eighth (1/8) inch to one (I) foot. Any architect or designer acting for or on behalf of Tenant shall be deemed to be Tenant’s agent and authorized to bind Tenant in all respects with respect to the design and construction of the Premises; and

g.	notwithstanding anything to the contrary set forth herein, in the Work Agreement or in the Lease, Tenant shall not request any work which would: (1) require changes to structural components of the Building or the exterior design of the Building; (2) require any material modification to the Building’s mechanical installations or installations outside the Premises; (3) not comply with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the construction of the Building and/or the Premises, including specifically, but without limitation, Access Laws; (4) be incompatible with the building plans filed with the appropriate governmental agency from which a building permit is obtained for the construction of the Tenant Improvements or with the occupancy of the Building as a first-class office building; or (5) materially delay the completion of the Premises or any part thereof. Tenant shall not oppose or delay changes required by any governmental agency affecting the construction of the Building and/or the Tenant Improvements in the Premises.

SCHEDULE C-3

BUILDING MATERIALS

Tenant’s architect and general contractor shall endeavor to specify materials that will be procured from manufacturers within a 500-mile radius of the project site.

Fifty percent (50%) by cost, of wood-based materials, excluding movable furniture, shall be specified as wood certified as harvested from sustainable sources.

Construction adhesives shall meet or exceed the VOC limits of South Coast Air Quality Management District Rule #1168 by, AND all sealants used as filler shall meet or exceed Bay Area Air Resources Board Reg. 8, Rule 51.

Paints and coatings shall meet or exceed the VOC and chemical component limits of Green Seal requirements.

Carpet systems shall meet or exceed the Carpet and Rug Institute Green Label Indoor Air Quality Test Program.

Composite wood or agri-fiber products shall contain no added urea-formaldehyde resins.

Dedicated copy rooms shall have separate outside exhausting (in a manner reasonably required by Landlord), with no air re-circulation assured through negative pressure within the copy room and deck-to-deck partitions. Deck-to-deck partitions with separate outside exhausting, no air re-circulation and negative pressure shall also be provided where chemical use occurs (including housekeeping areas and copying/print rooms), and plumbed drains shall be provided for the appropriate collection and disposal of liquid wastes in spaces where water chemical concentrate mixing occurs.

Tenant-installed HVAC and refrigeration equipment and fire suppression systems shall not contain HCFCs or Halons

Lighting loads shall not exceed 2W / square foot.

At perimeter offices lighting shall be controlled by motion sensor switches (Watt Stopper WI-200.)

Carbon dioxide (C02) and monitoring devices as required per base building monitoring system shall be incorporated into the building systems. Tenant designs must have the required monitoring devices located within their space and linked into the overall building system.

SCHEDULE C-4

CONSTRUCTION RULES AND REGULATIONS

1.	Tenant and/or the general contractor will supply Landlord with a copy of all permits prior to the start of any work.

2.	Tenant and/or the general contractor will post the building permit on a wall of the construction site while work is being performed.

3.	Public area corridor, and carpet, is to be protected by plastic runners or a series of walk-off mats from the elevator to the suite under reconstruction.

4.	Walk-off mats are to be provided at entrance doors.

5.	Contractors will remove their trash and debris daily, or as often as necessary to maintain cleanliness in the building. Building trash containers are not to be used for construction debris. Landlord reserves the right to bill Tenant for any cost incurred to clean up debris left by the general contractor or any subcontractor. Further, the building staff is instructed to hold the driver’s license of any employee of the contractor while using the freight elevator to ensure that all debris is removed from the elevator.

6.	No utilities (electricity, water, gas, plumbing) or services to the tenants are to be cut off or interrupted without first having requested, in writing, and secured, in writing, the permission of Landlord.

7.	No electrical services are to be put on the emergency circuit, without specific written approval from Landlord.

8.	When utility meters are installed, the general contractor must provide the property manager with a copy of the operating instructions for that particular meter.

9.	All water lines installed by or on behalf of Tenant will require the prior written notice of Landlord and shall be copper, not plastic.

10.	Landlord will be notified of all work schedules of all workmen on the job and will be notified, in writing, of names of those who may be working in the building after Normal Business Hours.

11.	Passenger elevators shall not be used for moving building materials and shall not be used for construction personnel except in the event of an emergency. The designated freight elevator is the only elevator to be used for moving materials and construction personnel. This elevator may be used only when it is completely protected as determined by Landlord’s building engineer.

12.	Contractors or personnel will use loading dock area for all deliveries and will not use loading dock for vehicle parking.

13.	Contractors will be responsible for daily removal of waste foods, milk and soft drink containers, etc. to trash room and will not use any building trash receptacles but trash receptacles supplied by them.

14.	No building materials are to enter the building by way of main lobby, and no materials are to be stored in any lobbies at any time.

15.	Construction personnel are not to eat in the lobby or in front of building nor are they to congregate in the lobby or in front of building.

16.	Landlord is to be contacted by Tenant when work is completed for inspection. All damage to building will be determined at that time, subject to pre-inspection walk-through with the Contractor.

17.	All key access, fire alarm work, or interruption of security hours must be arranged with Landlord’s building engineer.

18.	There will be no radios allowed on job site.

19.	All workers are required to wear a shirt, shoes, and full length trousers.

20.	Protection of hallway carpets, wall coverings, and elevators from damage with masonite board, carpet, cardboard, or pads is required.

21.	Public spaces - corridors, elevators, bathrooms, lobby, etc. - must be cleaned immediately after use. Construction debris or materials found in public areas will be removed at Tenant’s cost.

22.	There will be no smoking, eating, or open food containers in the elevators, carpeted areas or public lobbies.

23.	There will be no yelling or boisterous activities.

24.	All construction materials or debris must be stored within the project confines or in an approved lock-up.

25.	There will be no alcohol or controlled substances allowed or tolerated.

26.	The general contractor and Tenant shall be responsible for all loss of their materials and tools and shall hold Landlord harmless for such loss and from any damages or claims resulting from the work.

27.	The general contractor shall implement a Waste Management Plan to recycle and salvage waste during both demolition phase and construction phases. At the end of the project, as part of the project close out documents, the general contractor shall provide a copy of all tickets from the waste contractor and a summary of the amount of debris that was recycled.

Schedule C-4, Page 2

28.	The general contractor’s specifications shall include requirement to meet or exceed the minimum requirements of the Sheet Metal and Air Conditioning National Contractor Association (SMACNA) IAQ Guideline for Buildings under Construction, 19g5, and protect on site material from moisture damage. All filter media will be replaced prior to occupancy.

29.	The general contractor shall conduct a minimum two-week building flush out with new filtration media at 100% outside air after construction ends and prior to occupancy OR conduct a baseline indoor air quality testing procedure consistent with current EPA protocol for Environmental Requirements, Baseline IAQ and Materials, for the Research Triangle Park Campus, Section 01445.

Schedule C-4, Page 3

EXHIBIT D to Deed of Lease

FORM OF LEASE MEMORANDUM

MEPT Courthouse Tower, LLC, a Delaware limited liability company, as Landlord, and OPower, Inc., a Delaware corporation, as Tenant, executed that Lease dated as of             , 2010 (the “Lease”).

The Lease contemplates that this document shall be delivered and executed as set forth in the paragraph entitled “Lease Memorandum”. This Lease Memorandum shall become part of the Lease.

Landlord and Tenant agree as follows:

1. The Tender Date of the Lease is             , 201    ; the Commencement Date of the Lease is             , 201    ; and the Rent Commencement Date of the Lease is             , 201    .

2. The end of the Lease Term and the date on which this Lease will expire is                     .

3. The Lease is in full force and effect as of the date of this Lease Memorandum. By execution of this Lease Memorandum, Tenant confirms that as of the date of the Lease Memorandum (a) Tenant has no claims against Landlord and (b) Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord.

4. The Premises contains approximately 42,128 rentable square feet of space.

5. Base Rent:

The amount of Base Rent and the portion of the Lease Term during which such Base Rent is payable shall be determined from the following table:

Applicable Portion of Lease Term		Rate Per Rentable Sq. Ft./Annum	Annual Base Rent		Monthly Base Rent Installment (Annual ÷ 12)
Beginning	Ending
On the Rent Commencement Date (hereinafter defined)	On the last day of the twelfth (12th) full calendar month of the Lease Term	$41.75	$1,758,843.96	*	$146,570.33
On the first day of the thirteenth (13th) full calendar month of the Lease Term	On the last day of the twenty-fourth (24th) full calendar month of the Lease Term	$43.00	$1,811,504.04		$150,958.67
On the first day of the twenty-fifth (25th) full calendar month of the Lease Term	On the last day of the thirty-sixth (36th) full calendar month of the Lease Term	$44.29	$1,865,849.16		$155,487.43
On the first day of the thirty-seventh (37th) full calendar month of the Lease Term	On the last day of the forty-eighth (48th) full calendar month of the Lease Term	$45.62	$1,921,879.32		$160,156.61
On the first day of the forty-ninth (49th) full calendar month of the Lease Term	On the last day of the sixtieth (60th) full calendar month of the Lease Term	$46.99	$1,979,594.76		$164,966.23
On the first day of the sixty-first (61st) full calendar month of the lease term	On the last day of the sixty-third (63rd) full calendar month of the Lease Term	$48.40	$2,038,995.24	*	$169,916.27

[* on an annualized basis]

6. Tenant’s Pro Rata Share (Operating Costs) is Eighteen and 11/100 percent (18.11%).

7. Tenant’s Pro Rata Share (Property Taxes) is Seventeen and 05/100 percent (17.05%).

Dated: , 201

LANDLORD:

MEPT Courthouse Tower, LLC, a Delaware limited liability company

By:	MEPT Edgemoor REIT LLC, a Delaware limited liability company, its Member

	By:	Kennedy Associates Real Estate Counsel, LP, Authorized Signatory

		By:	Kennedy Associates Real Estate Counsel GP, LLC, its general partner

By:
Name:
Title:

Dated: , 201

TENANT:

OPower, Inc., a Delaware corporation

By:
Name:
Title:

Exhibit D, Page 2

EXHIBIT E to Deed of Lease

RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or Land without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalk, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access to such areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Land, Building and the Building’s tenants; provided that, nothing in this Lease contained shall be construed to prevent such access to persons with whom any Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively by contractors approved by Landlord and shall be an Operating Expense unless otherwise agreed by Landlord and Tenant. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Cleaning and janitorial services shall be provided five (5) days per week. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor, any of Landlord’s Agents or any other person.

6. Landlord will furnish Tenant, free of charge, two (2) keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. HVAC service shall be provided to the Premises during Normal Business Hours and on Requested Saturday Mornings.

8. If Tenant requires Telecommunication Services, computer circuits, burglar alarm or similar services or other utility services, it shall first obtain Landlord’s approval of the construction or installation of such services. Application for such services shall be made in accordance with the procedure prescribed by Landlord in subsection 3.5.2 of the Lease.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by Governmental Requirements. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building or to any other tenant in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities permitted by the Lease. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

12. Tenant shall not waste any utility provided by Landlord and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant

Exhibit E, Page 2

shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services, except at such hours and under such regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited in them. The expenses of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant if it or its employees or invitees shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere. Other than the usual and customary cellular telephones, Tenant shall not install or utilize any wireless Telecommunication Facilities, including antenna and satellite receiver dishes within the Premises or on, in, or about the Building without first obtaining Landlord’s prior written consent and Landlord at its option may require the entry of a supplemental agreement with respect to such construction or installation. Tenant shall comply with all instructions for installation and shall pay or shall cause to be paid the entire cost of such installations. Application for such facilities shall be made in the same manner and shall be subject to the same requirements as specified for Telecommunication Services and Telecommunication Facilities in the paragraph of the Lease entitled “Utilities”. Supplemental rules and regulations may be promulgated by Landlord specifying the form of and information to be included with the application and establishing procedures, regulations and controls with respect to the installation and use of such wireless Telecommunication Facilities.

20. Tenant shall not mark, drive nails, screws or drill into the partitions, woodwork or plaster or in any way deface the Premises. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

Exhibit E, Page 3

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building or Land are prohibited, and Tenant shall cooperate to prevent the same.

23. Landlord reserves the right to exclude or expel from the Building and Land any person who, in Landlord’s judgment, is intoxicated, under the influence of liquor or drugs or in violation of any of these Rules and Regulations.

24. Tenant shall store all of its trash and garbage within the Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for lodging or any improper or immoral or objectionable purpose. No cooking shall be done or permitted by Tenant, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted; provided that, such equipment and its use is in accordance with all Governmental Requirements.

26. Tenant shall not use in the Premises or in the public halls of the Building any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the Manager of the Building by an authorized individual. Employees of Landlord are not required to perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord is required to admit Tenant to any space other than the Premises without specific instructions from Landlord.

Exhibit E, Page 4

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or Land. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or nonmotor driven bicycles or four-wheeled trucks.

32. Landlord shall use reasonable efforts to enforce the rules and regulations as against Tenant in a manner that is not intentionally discretionary to it. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other person, nor prevent Landlord from thereafter revoking such waiver and enforcing any such Rules and Regulations against any or all of the tenants of the Building.

33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants and conditions of any lease of premises in the Building. If any provision of these Rules and Regulations conflicts with any provision of the Lease, the terms of the Lease shall prevail.

34. Upon not less than ten (10) days’ prior written notice to Tenant, Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, the care and cleanliness of the Building and Land, the preservation of good order in the Building and the maintenance or enhancement of the value of the Building as a rental property. Tenant agrees to abide by all the Rules and Regulations stated in this exhibit and any additional rules and regulations which are so made by Landlord.

35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant and Tenant’s Agents.

Exhibit E, Page 5

EXHIBIT F to Deed of Lease

LOCATION AND DESCRIPTION OF EXTERIOR BUILDING SIGN

EXHIBIT G to Deed of Lease

SCHEDULE OF CLEANING SERVICES

Introductory Note: All services set forth in this Exhibit shall only be performed if and to the extent the applicable surface to be vacuumed, buffed, polished, swept, moped, dusted, wiped, washed or otherwise cleaned is exposed and readily accessible.

Daily Cleaning Services

1.	Empty waste baskets and remove refuse to designated area. Reline and wipe clean receptacles as needed.

2.	Break down all boxes or any items marked trash and remove to designated areas.

3.	Thorough vacuuming of all carpeted area, including corner and crevice vacuuming in all tenant spaces and common areas.

4.	Vacuum upholstered chairs and sofas where necessary.

5.	Sweep all hard floors (tile, wood, etc.).

6.	Sweep and damp mop all vinyl, marble and quarry tile floors. Spot buff as needed.

7.	Spot clean all tenant and common area carpets as needed. Shampoo all common area high traffic lanes as needed.

8.	Dust and/or wipe clean the following surfaces:

•	desks

•	chairs

•	file cabinets

•	tables

•	telephones

•	pictures and frames

•	doors

•	lamps

•	ledges and shelves desk/furniture partitions

•	any other horizontal surface of a fixture or furniture subject to collecting dust

9.	Wipe clean the following surfaces:

•	window sills and ledges

•	counter tops and kitchen cabinets

•	switch plates

•	private entrance doors

•	glass, mirrored and wood doors, panels, windows and walls

•	walls in kitchen and disposal area

•	conference tables

10.	Wash, clean and disinfect water fountains and/or coolers. Give special attention to adjacent floor areas.

11.	Establish regular cleaning maintenance program for floor in public lobby area in conjunction with Property Manager; standard necessary to maintain is high quality shine with no water marks, stains, scuffing or other signs of wear.

12.	Wipe and polish all glass, chrome and metal surfaces such as windows (interior and up to standard ceiling height), partitions, banisters, door knobs, light switch plates, kick plates, directional signs and door saddles.

13.	Dust and wipe clean sand urns.

14.	Polish directory.

15.	Vacuum and spot shampoo all carpet entrance mats.

16.	Spot clean all wall surfaces.

17.	Clean all entrance doors.

Daily Elevators

1.	Wash and polish wood and stainless walls, doors and hall plate. Keep tracks clean of dust, dirt and debris. Vacuum carpet. Spot clean carpet as needed.

Daily Vending Areas

1.	Thoroughly vacuum carpeting and damp mop tile flooring daily.

2.	Thoroughly wipe all tops and sides of vending machines and express mail box cabinets with damp cloth. Spot clean all wall surfaces. Thoroughly clean microwave inside and outside.

3.	Empty trash and reline can daily.

4.	Wash trash container as needed.

Daily Lavatories

1.	Sweep and wet mop all tile floors using disinfectant.

2.	Thoroughly clean all mirrors, top to bottom.

Exhibit G, Page 2

3.	Scour, wash and disinfect all sink basins, counter tops, bowls, urinals, including undersides.

4.	Wash toilet seats, both sides.

5.	Wipe clean all partitions.

6.	Wipe clean all wall tile as needed.

7.	Remove all trash and sanitary waste, wash receptacles as necessary. Remove rubbish to designated area.

8.	Restock hand soap and paper products.

9.	Polish all stainless dispensers.

Weekly Cleaning Services

1.	Wash and sanitize metal partitions. Dust horizontal surfaces exceeding 70” height. Damp clean ceiling and exhaust fans.

2.	Wash all interior glass, including hallways, widows (excluding second story atrium windows), lobby doors, partitions and glass door panels.

3.	Dust all blinds in common areas.

4.	Sweep fire tower stairwells. Wet mop as needed. Wipe hand rails and dust metalwork.

5.	Wipe clean all desk tops and credenzas.

6.	Remove all finger prints and dirt from door frames, kick and push plates, handles and railings.

7.	Wet wipe all horizontal surfaces to 70” including moldings, shelves, etc.

8.	Polish all fine wood furniture including desks, chairs and cabinets.

9.	Spray buff all vinyl tiles floors as necessary.

10.	Machine buff other hard surfaces, floors to include ceramic, quarry and marble title as necessary.

11.	Wipe clean all plant containers in common areas.

Monthly / Quarterly Cleaning Services

1.	Thoroughly wipe clean all ceiling vents and exhaust fans and area immediately adjacent: monthly to quarterly, as needed.

Exhibit G, Page 3

2.	Strip and refinish all tile floors including restroom floors on a quarterly basis.

3.	Wipe clean and remove all fingerprints from full height doors.

4.	Vacuum all upholstered chairs.

5.	Thoroughly clean all Venetian blinds, pipes, ventilating and air conditioning louvers, ducts and high molding: monthly to quarterly, as needed.

6.	Wipe clean as needed all vinyl base. Vacuum as needed all carpet cove base: monthly to quarterly, as needed.

7.	Thoroughly wash all trash receptacles, inside and outside.

8.	Spot clean all vertical surfaces.

9.	Spray buff all vinyl floors (both tenant and common areas) quarterly.

Semi-Annual Cleaning Services

1.	Wash all common area walls including wallcovering, paint, marble and vinyl base.

Exhibit G, Page 4

EXHIBIT H to Deed of Lease

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE:

BENEFICIARY:

APPLICANT:

OPOWER INC.

1515 N. COURTHOUSE ROAD SUITE 610

ARLINGTON, VA 22201

AMOUNT: US$        (                     AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:             , 2011 [ONE YEAR FROM LC ISSUE DATE]

LOCATION: SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                     IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY HIS/HER DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:

(A) “THE UNDERSIGNED BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT DEED OF LEASE DATED            , 2010, FOR PREMISES AT 1515 N. COURTHOUSE ROAD, ARLINGTON, VIRGINIA, BETWEEN                     , AS TENANT, AND                     , AS LANDLORD, AS SUCH DEED OF LEASE MAY HAVE BEEN MODIFIED OR AMENDED TO DATE. THE UNDERSIGNED BENEFICIARY HEREBY MAKES DEMAND FOR THE PAYMENT OF                     [INSERT DRAW AMOUNT] OF THE LETTER OF CREDIT.”

-OR-

(B) “BENEFICIARY HAS RECEIVED A NOTICE FROM SILICON VALLEY BANK THAT LETTER OF CREDIT NUMBER SVBSF                     WILL NOT BE EXTENDED AND APPLICANT HAS FAILED TO PROVIDE A NEW LETTER OF CREDIT SATISFACTORY TO BENEFICIARY WITHIN 60 DAYS PRIOR TO THE CURRENT EXPIRY DATE.”

SUCH STATEMENT SHALL BE CONCLUSIVE AS TO SUCH MATTERS AND WE ACCEPT SUCH STATEMENT AD BINDING AND CORRECT WITHOUT HAVING TO INVESTIGATE OR HAVING TO BE RESPONSIBLE FOR THE ACCURACY, TRUTHFULNESS OR VALIDITY THEREOF OR ANY PART THEREOF AND NOTWITHSTANDING THE CLAIM OF ANY PERSON TO THE CONTRARY.

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE:

Exhibit H, Page 1

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF

DATE:

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY WITHIN TEN (10) DAYS AFTER DELIVERY BY BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND            , 201     [INSERT A FINAL EXPIRY DATE - WHICH DATE SHALL BE 90 DAYS AFTER END OF THE LEASE TERM] WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE BY THE ISSUING BANK ONE OR MORE TIMES BUT IN EACH INSTANCE TO A SINGLE BENEFICIARY AND ONLY IN ITS ENTIRETY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATIONS, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION (IN THE FORM OF EXHIBIT “B” ATTACHED HERETO). OUR TRANSFER FEE OF  1⁄4 OF l% OF THE TRANSFER AMOUNT (MINIMUM $250.00) WILL BE PAID BY THE APPLICANT. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OF EXPIRATION OF THE LETTER OP CREDIT FROM OUR ABOVE-SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL LETTER OE CREDIT AND WE SHALL FORWARD THE ORIGINAL LETTER OF CREDIT TO THE TRANSFEREE WITHIN TEN (10) DAYS AFTER THE COMPLETED TRANSFER REQUEST HAS BEEN SUBMITTED TO US.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT: (408) 654-6211; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

IF A DEMAND FOR PAYMENT MADE HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU PROMPT NOTICE THAT THE PURPORTED NEGOTIATION OF THIS LETTER OF CREDIT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFOR AND THAT WE ARE HOLDING ANY DOCUMENTS AT YOUR DISPOSAL OR ARE RETURNING THEM TO YOU, AS YOU MAY ELECT. UPON BEING NOTIFIED THAT THE PURPORTED NEGOTIATION OF THIS LETTER OF CREDIT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NONCONFORMING DEMAND FOR PAYMENT.

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE:

Exhibit H, Page 2

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF                     DATE:

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, OR AMPLIFIED BY REFERENCE TO ANY DOCUMENTS), INSTRUMENT(S), CONTRACT(S), OR AGREEMENT(S) REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT(S), INSTRUMENT(S), CONTRACT(S), OR AGREEMENT(S).

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED WITHIN THREE (3) BUSINESS DAYS AFTER PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES ISP98, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 (“ISP98”).

[BANK USE]
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE:

Exhibit H, Page 3

EXHIBIT “A

DATE:                                                  REF. NO.

AT SIGHT OF THIS DRAFT

PAY TO THE ORDER OF                                          US$

USDOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY LETTER OF CREDIT NUMBER NO.                     DATED

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
	SANTA CLARA, CA 95054	(BENEFICIARY’S NAME)

Authorized Signature

GUIDELINES TO PREPARE THE DRAFT

1.	DATE: ISSUANCE DATE OF DRAFT.

2.	REF. NO.: BENEFICIARY’S REFERENCE NUMBER, IF ANY.

3.	PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).

4.	USS: AMOUNT OF DRAWING IN FIGURES.

5.	USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER: SILICON VALLEY BANK’S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.	BENEFICIARY’S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.	AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AT 408¬654-6274 OR 408-654-7716 OR 408-654-7128 OR 408-654-7127 OR 408-654-3035.

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE:

Exhibit H, Page 4

EXHIBIT “B’

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE SANTA CLARA, CA 95054		RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO. ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT:

	ATTN:	INTERNATIONAL DIVISION STANDBY LETTERS OF CREDIT

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signatures) is/are authorized to execute this instrument. We further confirm that the company has been identified applying the appropriate due diligence and enhanced due diligence as required by BSA and all its subsequent amendments.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone Number)

L/C DRAFT LANGUAGE APPROVED FOR ISSUANCE BY:
(Authorized Signature)
DATE:

Exhibit H, Page 5